PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 16, 2005)

Wells Fargo Mortgage Backed Securities 2005-AR16 Trust

Issuer

Seller

$3,720,418,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2005-AR16

Principal and interest payable monthly, commencing in October 2005

You should carefully consider the risk factors beginning on page S-15 of this prospectus supplement.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The offered certificates will represent interests in the trust only and will not represent interests in or obligations of the seller or any affiliate of the seller.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Trust Will Issue—

•	Seven groups consisting of twenty-two classes of senior Class A Certificates.

•	Two groups consisting of twelve classes of Class B Certificates. Each group of Class B Certificates is subordinated to, and provides credit enhancement for, the corresponding group or groups of Class A Certificates described herein. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, with a lower number.

The classes of offered certificates are listed under the heading “Offered Certificates” in the table beginning on page S-4.

The Assets of the Trust Will Include—

•	Seven loan groups of fully amortizing, one- to four-family, adjustable interest rate, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years. Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.

Neither the SEC nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the offered certificates from the seller and offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about September 20, 2005. Classes in book-entry form will be made available through The Depository Trust Company, Clearstream International or the Euroclear System. Total proceeds to the seller for the offered certificates will be approximately $3,707,637,433 before deducting expenses estimated at $695,000 plus accrued interest from September 1, 2005 to September 20, 2005.

UBS Investment Bank

The date of this prospectus supplement is September 16, 2005

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•	this prospectus supplement, which describes the specific terms of your certificates.

If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Significant Prospectus Supplement Definitions” beginning on page S-62 in this document and under the caption “Index of Significant Definitions” beginning on page 102 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

THE SERIES 2005-AR16 CERTIFICATES

Class	Initial Principal Balance(1)	Pass- Through Rate	Principal Types(2)	Interest Types(2)	Initial Rating of Offered Certificates(3)			Original Form(4)	Minimum Denomination(5)	Incremental Denomination(5)
					Moody’s	Fitch	S&P
Offered Certificates
Class I-A-1	$507,621,000	(6)	Super Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class I-A-2	$56,402,000	(6)	Super Senior Support, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$100,000	$1,000
Class I-A-R	$100	(6)	Senior, Sequential Pay	Variable Rate	None	None	AAA	D	$100	N/A
Class II-A-1	$409,545,000	(7)	Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class III-A-1	$361,000,000	(8)	Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class III-A-2	$345,888,000	(8)	Super Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class III-A-3	$38,432,000	(8)	Super Senior Support, Pass- Through	Variable Rate	Aaa	None	AAA	BE	$100,000	$1,000
Class IV-A-1	$89,431,000	(9)	Senior, Sequential Pay	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class IV-A-2	$125,750,000	(9)	Super Senior, Sequential Pay	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class IV-A-3	$4,371,000	(9)	Super Senior Support, Sequential Pay	Variable Rate	Aa1	None	AAA	BE	$100,000	$1,000
Class IV-A-4	$50,000,000	(9)	Senior, Planned Amortization	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class IV-A-5	$50,295,000	(9)	Senior, Companion	Variable Rate	Aaa	None	AAA	BE	$100,000	$1,000
Class IV-A-6	$50,000,000	(9)	Super Senior, Sequential Pay	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class IV-A-7	$5,556,000	(9)	Super Senior Support, Sequential Pay	Variable Rate	Aaa	None	AAA	BE	$100,000	$1,000
Class IV-A-8	$20,231,000	(9)	Senior, Sequential Pay	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class V-A-1	$40,090,000	(10)	Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class VI-A-1	$102,000,000	(11)	Super Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class VI-A-2	$5,368,000	(11)	Super Senior Support, Pass- Through	Variable Rate	Aa1	None	AAA	BE	$100,000	$1,000
Class VI-A-3	$569,689,000	(11)	Super Senior, Pass-Through	Variable Rate	Aaa	None	AAA	BE	$25,000	$1,000
Class VI-A-4	$63,299,000	(11)	Super Senior Support, Pass- Through	Variable Rate	Aaa	None	AAA	BE	$100,000	$1,000
Class VII-A-1	$697,741,000	(12)	Super Senior, Pass-Through	Variable Rate	Aaa	AAA	None	BE	$25,000	$1,000
Class VII-A-2	$26,282,000	(12)	Super Senior Support, Pass- Through	Variable Rate	Aa1	AAA	None	BE	$100,000	$1,000
Class Cr-B-1	$52,364,000	(13)	Subordinated	Variable Rate	None	None	AA	BE	$100,000	$1,000
Class Cr-B-2	$17,954,000	(13)	Subordinated	Variable Rate	None	None	A	BE	$100,000	$1,000
Class Cr-B-3	$8,976,000	(13)	Subordinated	Variable Rate	None	None	BBB	BE	$100,000	$1,000
Class VII-B-1	$15,005,000	(12)	Subordinated	Variable Rate	None	AA	None	BE	$100,000	$1,000
Class VII-B-2	$4,502,000	(12)	Subordinated	Variable Rate	None	A	None	BE	$100,000	$1,000
Class VII-B-3	$2,626,000	(12)	Subordinated	Variable Rate	None	BBB	None	BE	$100,000	$1,000

Non-Offered Certificates
Class Cr-B-4	$7,480,000	(13)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A
Class Cr-B-5	$5,985,000	(13)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A
Class Cr-B-6	$4,488,971	(13)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A
Class VII-B-4	$1,500,000	(12)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A
Class VII-B-5	$1,126,000	(12)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A
Class VII-B-6	$1,500,761	(12)	Subordinated	Variable Rate	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate. The initial principal balances are subject to adjustment as described in this prospectus supplement.
(2)	See “Description of the Certificates — Categories of Classes of Certificates” in the prospectus for a description of the principal and interest categories listed.

(3)	A description of the ratings of the offered certificates is set forth under the heading “Rating of Certificates” in the Summary Information and under “Ratings” in the main text of this prospectus supplement.
(4)	See “Description of the Certificates — Definitive Form” and “— Book-Entry Form” in the prospectus for a description of the forms of certificates. Book-entry form is designated as “BE” and definitive form is designated as “D” in the table above.
(5)	If necessary, in order to aggregate the initial principal balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.
(6)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC (as defined in this prospectus supplement under “Description of the Certificates — Interest”) of the mortgage loans in the first loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 4.980% per annum.
(7)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the second loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 4.947% per annum.
(8)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the third loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 4.997% per annum.
(9)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the fourth loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 4.993% per annum.
(10)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the fifth loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 4.984% per annum.
(11)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the sixth loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 5.002% per annum.
(12)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the net WAC of the mortgage loans in the seventh loan group. For the initial distribution date in October 2005, this rate is expected to be approximately 5.264% per annum.
(13)	The pass-through rate with respect to each distribution date will be a per annum rate equal to the weighted average (based on the group subordinate amount for each crossed loan group, as defined in this prospectus supplement under “Description of the Certificates — Interest”) of the net WACs of the first, second, third, fourth, fifth and sixth loan groups. For the initial distribution date in October 2005, this rate is expected to be approximately 4.987% per annum.

SUMMARY INFORMATION

•	This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Issuer

The Wells Fargo Mortgage Backed Securities 2005-AR16 Trust.

Seller

Wells Fargo Asset Securities Corporation.

Master Servicer

Wells Fargo Bank, N.A.

Servicers

Initially, Wells Fargo Bank, N.A. Any other servicer will be approved by the master servicer.

Trustee

Wachovia Bank, National Association.

Custodian

Wells Fargo Bank, N.A.

RATING OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page S-4.

•	The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

See “— Effects of Prepayments on Your Investment Expectations” below and “Ratings” in this prospectus supplement.

DESCRIPTION OF CERTIFICATES

The certificates consist of:

•	the twenty-two classes of senior Class A Certificates designated as “Senior,” “Super Senior” and “Super Senior Support” certificates in the table beginning on page S-4. The Class A Certificates will be divided into seven certificate groups. The first certificate group will consist of three classes of Class A Certificates, each designated by the numeral “I,” the second certificate group will consist of one class of Class A Certificates, designated by the numeral “II,” the third certificate group will consist of three classes of Class A Certificates, each designated by the numeral “III,” the fourth certificate group will consist of eight classes of Class A Certificates, each designated by the numeral “IV,” the fifth certificate group will consist of one class of Class A Certificates, designated by the numeral “V,” the sixth certificate group will consist of four classes of Class A Certificates, each designated by the numeral “VI” and the seventh certificate group will consist of two classes of Class A Certificates, each designated by the numeral “VII”; and

•	the twelve classes of junior Class B Certificates designated as “Subordinated” certificates in the table beginning on page S-4. The Class B Certificates will be divided into the Class Cr-B Certificates and the Class VII-B Certificates. The Class Cr-B Certificates are subordinated to, and provide credit enhancement for, the Class A Certificates of the first, second, third, fourth, fifth and sixth certificate groups. Because of the provisions relating to cross-collateralization, the first, second, third, fourth, fifth and sixth certificate groups may each also be referred to as a crossed group. The Class VII-B Certificates are subordinated to, and provide credit enhancement for, the Class A Certificates of the seventh certificate group.

Only the Class A Certificates and the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and the seller may retain or sell such classes. Information provided with respect to the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page S-4 for more information with respect to each class of certificates.

Cut-Off Date

September 1, 2005.

Closing Date

On or about September 20, 2005.

Distribution Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in October 2005.

Principal Balance of the Certificates

The certificates will have an approximate total initial principal balance of $3,742,498,833. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this prospectus supplement will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this prospectus supplement.

Interests in Mortgage Loans

The Class A Certificates in each certificate group will represent interests in the mortgage loans in the related loan group.

The Class Cr-B Certificates will represent interests solely in the mortgage loans in the first, second, third, fourth, fifth and sixth loan groups (each such loan group referred to as a crossed loan group). The Class VII-B Certificates will represent interests solely in the mortgage loans in the seventh loan group.

The relative interests in the mortgage loans in a loan group represented by the Class A Certificates of the related certificate group and, with respect to the crossed loan groups, the Class Cr-B Certificates and, with respect to the seventh loan group, the Class VII-B Certificates are subject to change over time because:

•	certain unscheduled principal payments on the mortgage loans in a loan group will be disproportionately allocated to the Class A Certificates of the related certificate group for a specified period;

•	certain losses and certain shortfalls on the mortgage loans in a loan group will be allocated first, with respect to the crossed loan groups, to the classes of Class Cr-B Certificates in reverse numerical order and, with respect to the seventh loan group, to the classes of Class VII-B Certificates in reverse numerical order prior to the allocation of such losses and shortfalls to the Class A Certificates of the related certificate group, as discussed in “Description of the Certificates — Distributions” and “— Subordination of Class B Certificates” in this prospectus supplement; and

•	under specific circumstances, certain scheduled and unscheduled principal payments on the mortgage loans of a crossed loan group otherwise distributable to the Class Cr-B Certificates may be allocated to the Class A Certificates of an unrelated crossed group, as discussed in “Description of the Certificates—Cross-Collateralization” in this prospectus supplement.

Forms of Certificates; Denominations

Your certificates will be issued either in book-entry form or in fully registered, certificated form and in the minimum denomination and the incremental denomination set forth in the table beginning on page S-4. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

MORTGAGE POOL

The assets of the trust are expected to consist of mortgage loans divided into seven loan groups of approximately 1,200 mortgage loans in the first loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $582,969,903, approximately 832 mortgage loans in the second loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $423,302,634, approximately 1,502 mortgage loans in the third loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $770,356,949, approximately 749 mortgage loans in the fourth loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $408,924,452, approximately 76 mortgage loans in the fifth loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $41,434,140, approximately 1,324 mortgage loans in the sixth loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $765,227,994 and approximately 1,420 mortgage loans in the seventh loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $750,282,762. The mortgage loans in all loan groups, which are the source of distributions to holders of the certificates, will consist of conventional, adjustable interest rate, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years. Some of the mortgage loans in each loan group were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in Wells Fargo Bank, N.A.’s relocation program.

The mortgage loans in a crossed loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the holders of the Class A Certificates in the crossed groups and the source of a portion of the distributions to holders of the Class Cr-B Certificates. The mortgage loans in the seventh loan group will be the primary source of distributions to the holders of the Class A Certificates of the seventh certificate group and the source of the distributions to holders of the Class VII-B Certificates.

The mortgage loans provide for a fixed interest rate during an initial period of approximately five and ten years, with respect to the crossed loan groups and the seventh loan group, respectively, and thereafter provide for adjustments to that interest rate on an annual basis. The interest rate of each mortgage loan will adjust to equal the sum of the applicable index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment date. In addition, interest rate adjustments will be subject to a lifetime maximum mortgage interest rate and a minimum mortgage interest rate which will be the related gross margin. The index will be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year or the one-year London interbank offered rate as described under “Description of the Mortgage Loans” in this prospectus supplement.

Certain of the mortgage loans will require only payments of interest for a term specified in the related mortgage note.

See “Appendix A” and “Description of the Mortgage Loans” in this prospectus supplement.

Changes to Mortgage Pool

The seller may remove mortgage loans from a loan group, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the seller may remove certain mortgage loans from a loan group through repurchase or, under certain circumstances, may make substitutions for certain mortgage loans.

See “Description of the Mortgage Loans—Mandatory Repurchase or Substitution of Mortgage Loans” and “—Optional Purchase or Substitution of Mortgage Loans” in this prospectus supplement.

Optional Termination of the Trust

The seller may, subject to certain conditions including the then-remaining size of the crossed loan groups, purchase all outstanding mortgage loans in the crossed loan groups and thereby effect early retirement of the Class A Certificates in the crossed groups and the Class Cr-B Certificates. In addition, the seller may, subject to certain conditions including the then-remaining size of the seventh loan group, purchase all outstanding mortgage loans in the seventh loan group and thereby effect early retirement of the Class A Certificates of the seventh certificate group and the Class VII-B Certificates. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS

On each distribution date the amount available for distribution on the certificates relating to each loan group, which consists of those payments, recoveries, advances and other receipts in respect of the mortgage loans in the loan group which are available for distribution on such date which is referred to as the pool distribution amount for such loan group, will be distributed generally in the following order of priority:

•	first, pro rata, to the holders of the Class A Certificates of the related certificate group, in respect of interest which they are entitled to receive on such distribution date;

•	second, to the holders of the Class A Certificates of the related certificate group in respect of principal which they are entitled to receive on such distribution date; and

•	third, (a) to the holders of the Class Cr-B Certificates in numerical order beginning with the Class Cr-B-1 Certificates, solely from the pool distribution amounts for the crossed loan groups, and (b) to the holders of the Class VII-B Certificates in numerical order beginning with the Class VII-B-1 Certificates, solely from the pool distribution amount for the seventh loan group, in respect of interest and principal which they are entitled to receive on such distribution date.

Interest Distributions

A class will accrue interest for each interest accrual period in an amount equal to:

•	1/12th of the pass-through rate for the class multiplied by the outstanding principal balance of such class on the related distribution date minus

•	the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans in the related loan group or loan groups and the application of the Servicemembers Civil Relief Act and comparable state legislation and interest losses allocated to the related class, as described under “Description of the Certificates — Interest” in this prospectus supplement.

The allocation of interest distributions among the Class A Certificates of a certificate group will be made as described under “Description of the Certificates — Distributions” and “— Interest” in this prospectus supplement.

Principal Distributions

The calculation of the amount of principal which each class of offered certificates is entitled to receive on each distribution date and the priority of principal distributions among the Class A Certificates of each certificate group are described under “Description of the Certificates —  Distributions” and “— Principal (Including Prepayments)” in this prospectus supplement.

Credit Enhancement

The rights of the holders of each class of Class Cr-B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates of the crossed groups and the holders of the classes of Class Cr-B Certificates, if any, with lower numerical designations to receive distributions. The rights of the holders of each class of Class VII-B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates of the seventh certificate group and the holders of the classes of Class VII-B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates of a certificate group and certain Class Cr-B Certificates in the case of the crossed groups by means of this subordination will be effected in two ways:

•	by the preferential right of the holders of such more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the related more junior classes of certificates, the amounts of interest and principal due on such more senior classes and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans in the related loan group or loan groups that would otherwise have been allocated to the holders of the related more junior classes of certificates; and

•	by the allocation of losses resulting from the liquidation of defaulted mortgage loans in the related loan group or loan groups or the bankruptcy of mortgagors of the mortgage loans in the related loan group or loan groups to such related more junior classes of certificates in inverse order of seniority, until their respective principal balances have been reduced to zero, prior to the allocation of such losses to the related more senior classes of certificates.

Credit support for the Class A Certificates of the crossed groups is provided by subordination of the Class Cr-B Certificates as follows:

Credit support for the Class A Certificates of the seventh certificate group is provided by subordination of the Class VII-B Certificates as follows:

The approximate initial credit support percentages set forth in the preceding charts show the initial principal balance of the class or classes of Certificates subordinate to a class or classes as a percentage of the aggregate unpaid principal balance of the mortgage loans of the related loan group or loan groups as of the cut-off date.

In addition, in order to increase the period during which the principal balances of the Class Cr-B Certificates and Class VII-B Certificates remain available as credit enhancement to the applicable Class A Certificates, a disproportionate amount of prepayments and unscheduled principal receipts with respect to the mortgage loans of the related loan group will be allocated to the Class A Certificates of the related certificate group in the aggregate. This allocation will accelerate the amortization of the Class A Certificates of such certificate group while, in the absence of losses due to the liquidation of defaulted mortgage loans or losses resulting from the bankruptcy of mortgagors in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in the related loan group evidenced by, with respect to a crossed loan group, the Class Cr-B Certificates and, with respect to the seventh loan group, the Class VII-B Certificates. See “Description of the Certificates” and “Prepayment and Yield Considerations” in this prospectus supplement.

After the principal balances of the Class Cr-B Certificates have been reduced to zero, the principal portion of all losses attributable to a crossed loan group will be allocated to the Class A Certificates of the related certificate groups. After the principal balances of the Class VII-B Certificates have been reduced to zero, the principal portion of all losses attributable to the mortgage loans in the seventh loan group will be allocated to the Class A Certificates of the seventh certificate group. The principal portion of any losses borne by the Class A Certificates of a certificate group will be shared pro rata by the classes of Class A Certificates of such certificate group based on their then-outstanding principal balances and the interest portion of such losses will be shared pro rata by the Class A Certificates of such certificate group based on interest accrued. However, the share of principal losses allocated to a class of super senior certificates will be borne by the related class of super senior support certificates, together with such class of super senior support certificates’ own share of losses. To this extent, a class of super senior support certificates is subordinate to its related class of super senior certificates. See “Description of the Certificates — Interest” and “— Subordination of Class B Certificates — Allocation of Losses” in this prospectus supplement.

If you are purchasing Class Cr-B Certificates, you should be aware that losses from all crossed loan groups will be allocated to your certificates before being borne by the Class A Certificates of any crossed group. If you are purchasing Class A Certificates of a crossed group, you should be aware that if the mortgage loans in an unrelated crossed loan group experience a disproportionate amount of losses, the principal balances of the Class Cr-B Certificates may be reduced to zero sooner than you anticipated, which increases the likelihood that the Class A Certificates of a crossed group may experience losses.

See “Description of the Certificates — Distributions” and “— Subordination of Class B Certificates” in this prospectus supplement.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

The offered certificates were structured assuming, among other things, that prepayments on the mortgage loans occur at a constant rate of 25% of the constant prepayment rate described in this prospectus supplement under “Prepayment and Yield Considerations.” However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this prospectus supplement under “Description of the Certificates — Principal (Including Prepayments)” and “Prepayment and Yield Considerations.”

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

•	pass-through rate, if any;

•	price paid;

•	absence or occurrence of interest shortfalls or losses;

•	absence or occurrence of principal losses; and

•	rate and timing of principal prepayments.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the applicable mortgage loans.

•	If you purchase your certificate at an amount equal to its unpaid principal balance — that is, at “par”— your effective yield will approximate the pass-through rate on that certificate.

•	If you pay less or more than the unpaid principal balance of your certificate — that is, buy the certificate at a “discount” or “premium,” respectively — then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

•	Any deviation in the actual rate of prepayments on the applicable mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated.

In addition, the pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rates to which the mortgage loans may adjust will be the applicable gross margin. Also, if, despite increases in the applicable index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on a certificate could be adversely affected. Because the pass-through rates on the certificates will be based on the net WAC of the mortgage loans in the related loan group, or the crossed loan groups in the case of the Class Cr-B Certificates, disproportionate prepayments on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, having net mortgage interest rates higher or lower than the then-current pass-through rates on the related certificates may affect the pass-through rate for those certificates for future periods and the yield on those certificates.

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans in the related loan group or loan groups and the timing thereof than the classes to which they are subordinated.

If you are purchasing super senior support certificates, which are subordinate to the related super senior certificates, after the applicable Class B Certificates are no longer outstanding, you should consider this increased sensitivity to losses on your yield to maturity.

The sensitivities of the yields to maturity of the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates to losses are illustrated in the tables appearing in Appendix C. These illustrations are based on default, loss and other assumptions which are unlikely to match actual experience on the mortgage loans; therefore, your results will vary.

If you are purchasing offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, will have a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the related loan group will have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans in the related loan group could result in the loss of all or part of your initial investment.

Reinvestment Risk

As stated above, if you purchase an offered certificate at par, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your certificates at par, will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed interest rate mortgage loans may nevertheless obtain adjustable interest rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed interest rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable interest rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors’ adjustable interest rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

•	The “weighted average life” of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

The weighted average life of a companion certificate is particularly sensitive to principal prepayments on the mortgage loans in the related loan group.

See “Prepayment and Yield Considerations” in this prospectus supplement.

The sensitivities of the weighted average lives of the offered certificates to prepayments are illustrated in the tables appearing in Appendix B. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See “Risk Factors — Prepayments May Adversely Affect Yield” and “—Interest Only Loans May Have Higher Risks of Default or Rates of Prepayment,” “Prepayment and Yield Considerations” and “Description of the Certificates — Principal (Including Prepayments) — Principal Payment Characteristics of the PAC Certificates and the Companion Certificates” in this prospectus supplement.

FEDERAL INCOME TAX STATUS

For federal income tax purposes, the trust estate will consist of three separate REMICs, an upper-tier REMIC and two lower-tier REMICs.

•	The offered certificates (other than the Class I-A-R Certificates) and the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates will constitute “regular interests” in the upper-tier REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

•	The Class I-A-R Certificates are residual certificates. The Class I-A-R Certificates will be the sole “residual interest” in each of the upper-tier REMIC, crossed group lower-tier REMIC and group VII lower-tier REMIC.

You must report income received on your certificates as it accrues from distribution date to distribution date, even if it is before such income is distributed in cash to you.

Certain classes of certificates may be issued with “original issue discount.” If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you. See “Federal Income Tax Considerations” in this prospectus supplement.

The residual certificates will not be treated as debt instruments for federal income tax purposes. Instead, if you are a holder of a residual certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a residual certificate.

In addition, certain transfers of the residual certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See “Description of the Certificates — Restrictions on Transfer of the Residual Certificates” and “Federal Income Tax Considerations” in this prospectus supplement and “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

The residual certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See “Description of the Certificates — Restrictions on Transfer of the Residual Certificates” and “ERISA Considerations” in this prospectus supplement.

LEGAL INVESTMENT

•	The Class A, Class Cr-B-1 and Class VII-B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

•	The Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates will not constitute “mortgage related securities” under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See “Legal Investment” in the prospectus.

MONTHLY REPORTS AND ADDITIONAL INFORMATION

The master servicer will prepare, and the trustee will make available to certificateholders via the internet, the monthly report described under “Reports to Certificateholders” and “The Pooling and Servicing Agreement — Reports to Certificateholders” in the prospectus. In addition, the seller intends to make the information contained in the monthly report, together with certain additional information, available to any interested investor via the internet and other electronic means described under “Where You Can Find More Information” in the prospectus.

RISK FACTORS

Prepayments May Adversely Affect Yield

The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. The rate of principal payments on the mortgage loans will be affected by, among other things:

•	the amortization schedules of the mortgage loans;

•	the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

•	liquidations of defaulted mortgage loans;

•	repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties;

•	optional purchases by the seller of defaulted mortgage loans; and

•	the optional purchase by the seller of all of the mortgage loans in the crossed loan groups or the seventh loan group to effect the early retirement of the related certificates.

See “Prepayment and Yield Considerations,” “Pooling and Servicing Agreement — Optional Termination” and “Description of the Mortgage Loans — Mandatory Repurchase or Substitution of Mortgage Loans” herein and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee,” “— Optional Purchases” and “— Termination; Optional Purchase of Mortgage Loans” in the prospectus.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

•	If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

•	Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

The rate of prepayment on the mortgage loans may also be influenced by programs offered by mortgage originators (including Wells Fargo Bank, N.A.), on a general or targeted basis, to encourage refinancing. See “Prepayment and Yield Considerations — Refinancings” in the prospectus.

If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, occur at a rate slower than you expected, there will be a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans in the related loan group occur at a rate faster than you expected, there will be a negative effect on the yield to maturity of your certificates.

See “—Interest Only Loans May Have Higher Risk of Default or Rates of Prepayment” below and “Summary Information — Effects of Prepayments on Your Investment Expectations” and “Prepayment and Yield Considerations” herein.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions or might experience weaker housing markets or inflated housing prices. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the regions in which there is a significant concentration of mortgaged properties, as well as the other regions in which the mortgaged properties are located, and any deterioration of economic conditions in such regions that adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquencies and losses on the mortgage loans. Such delinquencies and losses, if they occur, may have an adverse effect on your certificates, especially if they are subordinated and particularly if they are Class Cr-B-3 and Class VII-B-3 Certificates. Also, any increase in the market value of properties located in the regions in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans. The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

Storms May Adversely Affect Holders of the Offered Certificates

Mortgaged properties located in Louisiana, Mississippi and certain other states may have sustained damage as a result of Hurricane Katrina and other recent hurricanes and tropical storms. The concentration of mortgaged properties by state and geographic areas are identified in Appendix A. In addition, even if a mortgaged property is undamaged, a borrower’s ability to make payments on the related mortgage loan may be affected as the result of interruption or loss of employment due to destruction of businesses in the affected areas or forced evacuations. Furthermore, as a result of these evacuations some borrowers may be reluctant or unable to make payments on their mortgage loans while prevented from occupying the mortgaged property. Neither the seller nor Wells Fargo Bank, N.A. has determined whether any of the mortgaged properties has been damaged by the storm or whether a borrower has been otherwise adversely affected. As a result, there can be no assurance that material damage to any mortgaged property in the affected region has not occurred or that losses or delinquencies resulting from such storms will not occur.

Under the pooling and servicing agreement, the seller will represent that, as of the closing date, each mortgaged property is undamaged so as not to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises was intended. In the event of a breach of such representation with respect to a mortgaged property, which materially and adversely affects the interest of certificateholders in the related mortgage loan, the seller will be obligated to repurchase such mortgage loan or substitute a mortgage loan meeting the requirements of the pooling and servicing agreement. See “The Mortgage Loan Programs — Representations and Warranties” and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” in the prospectus. Any such repurchases will have the same effect as prepayments of the affected mortgage loans.

Any repurchases of the mortgage loans may reduce the weighted average lives of the offered certificates and therefore may adversely affect the yields on any offered certificates which are purchased at a premium.

Losses resulting from delinquencies and defaults on mortgage loans as a consequence of Hurricane Katrina or other hurricanes and storms, other than as a consequence of damage to the mortgaged properties, will be borne by the certificates.

Subordination of Super Senior Support Certificates and Class B Certificates Increases Risk of Loss

If you purchase a class of super senior support certificates, you should consider the risk that on or after the date on which the aggregate principal balance of the applicable Class B Certificates has been reduced to zero, the principal portion of realized losses allocated to the related class of super senior certificates will be borne by your class of super senior support certificates (in addition to the principal portion of realized losses allocated to such class of super senior support certificates) and not by the related class of super senior certificates so long as the principal balance of such class of super senior support certificates remains outstanding. See “Description of the Certificates — Subordination of Class B Certificates — Allocation of Losses” herein.

The rights of the holders of each class of Class Cr-B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates of the crossed groups and the holders of the lower-numbered classes of Class Cr-B Certificates, if any. The rights of the holders of each class of Class VII-B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates of the seventh certificate group and the holders of the lower-numbered classes of Class VII-B Certificates, if any. In addition, realized losses will be allocated to the Class Cr-B and Class VII-B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the applicable Class A Certificates. Accordingly, if you are purchasing Class Cr-B or Class VII-B Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the related mortgage loans. See “Description of the Certificates — Subordination of Class B Certificates” herein.

Class Cr-B Certificates Provide Subordination for All Crossed Groups

Because the Class Cr-B Certificates provide credit support for the crossed groups, the principal balances of the Class Cr-B Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in one or more crossed loan groups. Therefore, realized losses on the mortgage loans in one crossed loan group will reduce the subordination provided by the Class Cr-B Certificates to the Class A Certificates of the other crossed groups and increase the likelihood that realized losses may be allocated to the Class A Certificates of such other crossed groups.

See “Description of the Certificates — Subordination of Class B Certificates — Allocation of Losses” herein.

Under certain circumstances, principal otherwise payable to the Class Cr-B Certificates will be paid to the Class A Certificates of the crossed groups as described under “Description of the Certificates — Cross-Collateralization” herein.

Rights of Beneficial Owners May Be Limited By Book-Entry System for Certain Classes of Certificates

Transactions in the book-entry certificates generally can only be carried out through DTC, DTC participants and indirect DTC participants. If you are a beneficial owner of book-entry certificates, your ability to pledge your certificates, and the liquidity of your certificates in general, may be limited due to the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your certificates. See “Risk Factors — Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay” and “Description of the Certificates — Book-Entry Form” in the prospectus.

The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield

The mortgage interest rate on each mortgage loan will be fixed for an initial period of approximately five and ten years, with respect to the crossed loan groups and the seventh loan group, respectively, from the date of origination of such mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis. The mortgage interest rate on each mortgage loan will adjust to equal the sum of the applicable index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage interest rate will be subject to a lifetime maximum mortgage interest rate. See “Description of the Mortgage Loans” herein.

The pass-through rate on each offered certificate may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index. The mortgage interest rates on the mortgage loans in a loan group will not all begin to adjust on the same date. Therefore, the mortgage interest rates of some of the mortgage loans in a loan group may still be in their fixed-rate period while the mortgage interest rates on other mortgage loans in such loan group may have begun to adjust. The number of months until the first adjustment dates of the mortgage loans in each loan group are set forth in the tables appearing in Appendix A. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the applicable index, the mortgage interest rate on any mortgage loan in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on such offered certificates could be adversely affected. In addition, because the pass-through rate on each offered certificate will be based on the net WAC of the mortgage loans in the related loan group, or all crossed loan groups in the case of the Class Cr-B Certificates, disproportionate principal payments on the mortgage loans in the related loan group, or any crossed loan group in the case of the Class Cr-B Certificates, having net mortgage interest rates higher or lower than the then-current pass-through rate on a class of offered certificates may affect the pass-through rate for such offered certificates for future periods and the yield on such offered certificates. See “Description of the Mortgage Loans” and “Prepayment and Yield Considerations” herein.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the amount prepaid for the month in which received. This may result in a shortfall in interest collections available for payment on the next distribution date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans in the crossed loan groups or the seventh loan group, but only up to the amount of the related compensating interest for such distribution date as described under “Description of the Certificates — Distributions to Certificateholders — Distributions of Interest” in the prospectus. To the extent these shortfalls from the mortgage loans are not covered by the applicable amount of compensating interest, they will be allocated pro rata to the related classes of interest-bearing certificates as described herein under “Description of the Certificates — Interest.”

The master servicer will not cover shortfalls in interest collections arising from partial prepayments. Any such shortfalls will be borne pro rata by the related classes of interest-bearing certificates as described herein under “Description of the Certificates — Interest.”

Certificates May Not Be Appropriate For Certain Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates, the offered certificates may not be an appropriate investment for you. This may be the case because, among other things:

•	if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

•	the rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates, and, as such, the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•	you may not be able to reinvest amounts distributed in respect of principal on your certificates (which distributions in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the offered certificates may not develop or provide you with liquidity of investment; and

•	you must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

If you are an individual investor considering the purchase of an offered certificate, you should also carefully consider the further risks and other special considerations discussed above and under the headings “Summary Information — Effects of Prepayments on Your Investment Expectations” and “Prepayment and Yield Considerations” herein and “Risk Factors — Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates” in the prospectus.

Interest Only Loans May Have Higher Risk of Default or Rates of Prepayment

Certain of the mortgage loans are interest only loans which require only the payment of interest for a term specified in the related mortgage note. This term will be the same as, longer than or shorter than the fixed-rate period. See the tables with the heading “Remaining Interest Only Terms” appearing in Appendix A. At that time, the payments on each such loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan. In underwriting an interest only loan, the ability of the mortgagor to make payments in respect of principal is not considered.

The increase in the mortgagor’s monthly payment attributable to principal will occur when the mortgagor’s monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the related adjustment date. The combination of these two factors may significantly increase the risk of default under such mortgage loan.

In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such loan.

The number of interest only loans and the percentage they represent of the crossed loan groups and each loan group is specified in Appendix A.

There Are Risks Relating to Second Lien Mortgage Loans

With respect to certain of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator or another lender may have originated a second lien mortgage loan. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have second lien mortgage loans behind them because mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain second lien mortgage loans at any time subsequent to the date of origination of their first lien mortgage loan from the originator or from any other lender. See the tables with the heading “Original Combined Loan-To-Value Ratios” in Appendix A.

Borrowers With Lower FICO Scores May Indicate A Higher Probability of Default

FICO scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. All of the FICO scores in the tables entitled Original FICO Scores are above 600. Certain of the updated FICO scores for the mortgage loans in the crossed loan groups in the tables entitled Recent FICO Scores are 600 or below. A FICO score of 600 or below generally indicates a higher probability of default than a FICO score above that level. Borrowers with FICO scores of 600 or below generally are designated by mortgage lenders and financial institutions as higher-risk borrowers. The risk of default on the related mortgage loans of such borrowers may be higher than the risk of default associated with borrowers with higher FICO scores. For a discussion of FICO scores in general see “Description of the Mortgage Loans — Mortgage Loan Data Appearing in Appendix A” herein.

The number of mortgage loans in the crossed loan groups with borrowers who have recent FICO scores of 600 or below is specified in Appendix A.

Residual Certificates May Have Adverse Tax Consequences

The residual certificates will be the sole “residual interest” in each REMIC for federal income tax purposes. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law, a holder of a Class I-A-R Certificate must account separately for its interest in each REMIC and generally cannot offset income from one REMIC with losses from another REMIC. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans, which will be borne by the related classes of interest-bearing certificates. The seller has not taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates — Interest” herein and “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

See “Risk Factors” in the prospectus for a description of certain other risks and special considerations applicable to the offered certificates.

FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations” and in the Appendices. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Seller’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The Seller expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Seller’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DESCRIPTION OF THE CERTIFICATES

General

        The Wells Fargo Mortgage Backed Securities 2005-AR16 Trust (the “Trust”) will issue Mortgage Pass-Through Certificates, Series 2005-AR16 (the “Certificates”) on the Closing Date.

The Certificates will consist of twenty-two classes of senior certificates (the “Class A Certificates”) and twelve classes of junior certificates (the “Class B Certificates” or “Subordinated Certificates”). The Class B Certificates consist of (i) the “Class Cr-B Certificates,” which are comprised of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates and (ii) the “Class VII-B Certificates,” which are comprised of the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates. The Class A Certificates and the Class VII-B Certificates are divided into seven certificate groups (each may be referred to as a “Group”). The first Group (“Group I”) will consist of the Class I-A-1, Class I-A-2 and Class I-A-R Certificates (the “Group I-A Certificates”). The second Group (“Group II”) will consist of the Class II-A-1 Certificates (the “Group II-A Certificates”). The third Group (“Group III”) will consist of the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates (the “Group III-A Certificates”). The fourth Group (“Group IV”) will consist of the Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class IV-A-7 and Class IV-A-8 Certificates (the “Group IV-A Certificates”). The fifth Group (“Group V”) will consist of the Class V-A-1 Certificates (the “Group V-A Certificates”). The sixth Group (“Group VI”) will consist of the Class VI-A-1, Class VI-A-2, Class VI-A-3 and Class VI-A-4 Certificates (the “Group VI-A Certificates”). Because of the provisions relating to cross-collateralization, Group I, Group II, Group III, Group IV, Group V and Group VI may each be referred to as a “Crossed Group.” The seventh Group (“Group VII”) will consist of the Class VII-A-1 and Class VII-A-2 Certificates (the “Group VII-A Certificates”) and the Class VII-B Certificates. The Class Cr-B Certificates do not belong to any Group but are related to the Crossed Groups.

The Class Cr-B Certificates are subordinated to, and provide credit enhancement for, the Class A Certificates of the Crossed Groups and the Class VII-B Certificates are subordinated to, and provide credit enhancement for, the Class A Certificates of Group VII. Only the Class A Certificates and the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus (the “Offered Certificates”). The Offered Certificates will be issued in the forms and denominations set forth in the table beginning on page S-4.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the Book-Entry Certificates will hold such Certificates through The Depository Trust Company (in the United States), or Clearstream or Euroclear (in Europe) under certain circumstances as more fully described in the prospectus under “Description of the Certificates—Book-Entry Form.”

Distributions

On each Distribution Date, the Trustee or other paying agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class’s entitlement thereto. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a “Record Date”).

The aggregate amount available for distribution to holders of the Class A Certificates of a Group on each Distribution Date (except to the extent of cross-collateralization payment with respect to the Crossed Groups) will be the Pool Distribution Amount for the related Loan Group. The Class VII-B Certificates will be entitled to distributions from the Pool Distribution Amount for Loan Group VII. The Class Cr-B Certificates will be entitled to distributions from the Pool Distribution Amounts for the Crossed Loan Groups. The Pool Distribution Amount for a Loan Group will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group. The “Pool Distribution Amount” for a Loan Group and any Distribution Date will be the sum of:

(i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the related Mortgage Loans received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds received as a result of a substitution of a Mortgage Loan and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs;

(ii) all Periodic Advances made with respect to a related Mortgage Loan; and

(iii) all other amounts with respect to a related Mortgage Loan (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

(a) amounts received as late payments of principal or interest with respect to a related Mortgage Loan as to which one or more unreimbursed Periodic Advances has been made;

(b) those portions of each payment of interest on a particular related Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

(c) all amounts with respect to a related Mortgage Loan representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(d) all Unscheduled Principal Receipts of any related Mortgage Loans that were received by the Servicers after the Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

(e) all repurchase proceeds with respect to the related Mortgage Loans repurchased by the Seller on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any related Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

(f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a related Mortgage Loan or proceeds of any Mortgaged Property that becomes owned by the Trust Estate which represents (i) any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or Master Servicer, respectively, is entitled or (ii) any unreimbursed Periodic Advances;

(g) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be retained by the Master Servicer or any Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

(h) reinvestment earnings on payments received in respect of the related Mortgage Loans or on other amounts on deposit in the Certificate Account;

(i) Liquidation Profits in respect of the related Mortgage Loans;

(j) Month End Interest in respect of the related Mortgage Loans; and

(k) amounts reimbursable to a Servicer for PMI Advances in respect of the related Mortgage Loans.

See “Description of the Certificates — Distributions to Certificateholders” in the prospectus.

Each Servicer is required to deposit in the Certificate Account by the Remittance Date certain amounts in respect of the Mortgage Loans as set forth in the prospectus under “Servicing of the Mortgage Loans — Payments on Mortgage Loans.” The Master Servicer is required to remit to the Trustee on or before the Distribution Date any payments constituting part of the Pool Distribution Amounts that are received by the Master Servicer or are required to be made with the Master Servicer’s own funds. Except as described below under “— Periodic Advances,” neither the Master Servicer nor the Trustee is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated among the Classes of Certificates relating to such Loan Group and distributed to the holders thereof of record as of the related Record Date as follows (the “Pool Distribution Amount Allocation”):

(a) with respect to the Class A Certificates of each Group from the related Pool Distribution Amount, as follows:

first, to the Classes of Class A Certificates of a Group, pro rata, based on their respective Interest Accrual Amounts, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date;

second, to the Classes of Class A Certificates of a Group, pro rata, based on their respective unpaid Interest Shortfall Amounts, in an aggregate amount up to the sum of their unpaid Interest Shortfall Amounts; and

third, to the Class A Certificates of a Group, in an aggregate amount up to the Class A Optimal Principal Amount for such Group; and

(b) to the Class Cr-B Certificates, from the Pool Distribution Amounts for the Crossed Loan Groups, subject to distributions to the Group I-A, Group II-A, Group III-A, Group IV-A, Group V-A and Group VI-A Certificates described in clause (a) above and payments described under “—Cross-Collateralization” below, sequentially, to the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates and to the Class VII-B Certificates, from the Pool Distribution Amount for Loan Group VII, subject to distributions to the Group VII-A Certificates described in clause (a) above, sequentially, to the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates, so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class Cr-B Certificates or Class VII-B Certificates, as applicable, with higher numerical designations receive any payments in respect of interest or principal.

The undivided percentage interest (the “Percentage Interest”) represented by any Offered Certificate of a Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the initial Principal Balance of such Class.

Interest

Interest will accrue on each Class of Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an “Interest Accrual Period”). The initial Interest Accrual Period will be deemed to have commenced on the Cut-Off Date. Interest which accrues on such Classes of Certificates will be calculated on the assumption that distributions in reduction of the Principal Balances thereof on a Distribution Date are made on the first day of the month of each Distribution Date.

The amount of interest that will accrue on each Class of Certificates during each Interest Accrual Period, after taking into account any Non-Supported Interest Shortfalls, Relief Act Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the “Interest Accrual Amount” for such Class.

The Interest Accrual Amount for each Class of Certificates equals (a) the product of (i)  1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Principal Balance of such Class minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) any Relief Act Shortfall allocable to such Class and (iii) in the case of the Class A Certificates, the interest portion of any Realized Losses allocable to such Class on or after the applicable Subordination Depletion Date. The pass-through rate (the “Pass-Through Rate”) for each Class of Certificates is the percentage described in the table beginning on page S-4 of this prospectus supplement. Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The “Group Subordinate Amount” of any Crossed Loan Group as of any date will equal the excess, if any, of the Pool Balance for such Loan Group over the Class A Principal Balance of the related Group of Class A Certificates.

Subject to the adjustment described below, the “Principal Balance” of a Class of Certificates as of any date will be the principal balance of such Class on the date of initial issuance of the Certificates, less all amounts previously distributed on such Class on prior Distribution Dates in reduction of the principal balance of such Class.

After distributions of principal have been made on a Distribution Date, the Principal Balances of the Group I-A, Group II-A, Group III-A, Group IV-A, Group V-A, Group VI-A and Class Cr-B Certificates will be adjusted so that they equal the Adjusted Pool Amounts for the Crossed Loan Groups for such Distribution Date and the Principal Balances of the Group VII-A and Class VII-B Certificates will be adjusted so that they equal the Adjusted Pool Amount for Loan Group VII for such Distribution Date. Such adjustment could result in an increase or decrease in the Principal Balance of a Class. Prior to the Subordination Depletion Date for the Crossed Groups, the most subordinate Class of Class Cr-B Certificates then outstanding will be subject to the adjustment and prior to the Subordination Depletion Date for Group VII, the most subordinate Class of Class VII-B Certificates then outstanding will be subject to the adjustment. After the Subordination Depletion Date for the Crossed Groups, the Principal Balances of the Group I-A, Group II-A, Group III-A, Group IV-A, Group V-A and Group VI-A Certificates will be adjusted to equal the Adjusted Pool Amount for the related Loan Group and after the Subordination Depletion Date for Group VII, the Principal Balance of the Group VII-A Certificates will be adjusted to equal the Adjusted Pool Amount for Loan Group VII. Any adjustment to the Class A Certificates of a Group will be allocated among the Class A Certificates of such Group pro rata, based on their Principal Balances. See “—Subordination of Class B Certificates—Allocation of Losses” herein.

Notwithstanding the foregoing, the Principal Balance of a Class may not be increased such that it exceeds the initial Principal Balance of such Class less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

A Recovery with respect to a loss on a Mortgage Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more Classes of then-outstanding Certificates. A Class will cease to be entitled to any distributions after its Principal Balance is reduced to zero for any reason. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount, the Principal Balance of the most subordinate Class then outstanding (which may not be the Class that originally bore the loss if such Class is no longer outstanding) may be increased or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

The “Class A Principal Balance” of a Group as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of such Group as of such date.

The “Class Cr-B Principal Balance” as of any date will be equal to the sum of the Principal Balances of the Classes of Class Cr-B Certificates as of such date.

The “Class VII-B Principal Balance” as of any date will be equal to the sum of the Principal Balances of the Classes of Class VII-B Certificates as of such date.

The “Aggregate Principal Balance” (a) with respect to the Crossed Groups, as of any date will be equal to the sum of the Class A Principal Balances of the Crossed Groups and the Class Cr-B Principal Balance as of such date and (b) with respect to Group VII, as of any date will be equal to the sum of the Principal Balances of the Group VII-A Certificates and Class VII-B Certificates as of such date.

With respect to any Distribution Date and any Loan Group, the “Adjusted Pool Amount” will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on the Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

The “Net Mortgage Interest Rate” on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as provided for in the related mortgage note minus the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate for such Mortgage Loan. See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses” herein.

The “Net WAC” of any Loan Group and any Distribution Date will equal the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on the Scheduled Principal Balances of the Mortgage Loans in such Loan Group on the first day of the month preceding the month in which such Distribution Date occurs).

As to any Distribution Date, Prepayment Interest Shortfalls in respect of the Crossed Loan Groups in the aggregate or Loan Group VII, as applicable, to the extent they exceed Compensating Interest with respect to the Crossed Loan Groups or Loan Group VII, and Curtailment Interest Shortfalls in respect of the Crossed Loan Groups in the aggregate or Loan Group VII are referred to herein as “Non-Supported Interest Shortfalls” and will be allocated (A) in the case of the Crossed Loan Groups, (i) to each Crossed Group of Class A Certificates according to the percentage obtained by dividing the Class A Principal Balance of such Group by the Aggregate Principal Balance of the Crossed Groups and (ii) to the Class Cr-B Certificates according to the percentage obtained by dividing the Class Cr-B Principal Balance by the Aggregate Principal Balance of the Crossed Groups and (B) in the case of Loan Group VII, (i) to the Group VII-A Certificates according to the percentage obtained by dividing the Class A Principal Balance of Group VII by the Aggregate Principal Balance of Group VII and (ii) to the Class VII-B Certificates according to the percentage obtained by dividing the Class VII-B Principal Bal -

ance by the Aggregate Principal Balance of Group VII. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates of a Group will be allocated among the Classes of Class A Certificates of such Group, pro rata, on the basis of their respective Interest Accrual Amounts without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class Cr-B or Class VII-B Certificates will be allocated among such Classes of Class Cr-B or Class VII-B Certificates, as applicable, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any other interest shortfalls arising from Unscheduled Principal Receipts, other than Curtailments, will be borne (a) with respect to the Crossed Loan Groups, first by the Classes of Class Cr-B Certificates in reverse numerical order and then pro rata by the Class A Certificates of the Crossed Groups and (b) with respect to Loan Group VII, first by the Classes of Class VII-B Certificates in reverse numerical order and then pro rata by the Group VII-A Certificates, in each case, based on interest accrued. After the Subordination Depletion Date for the Crossed Groups, all interest shortfalls arising from Unscheduled Principal Receipts on the Mortgage Loans in the Crossed Loan Groups, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates of the Crossed Groups. After the Subordination Depletion Date for Group VII, all interest shortfalls arising from Unscheduled Principal Receipts on the Group VII Mortgage Loans, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Group VII-A Certificates.

See “Description of the Certificates — Distributions to Certificateholders — Distributions of Interest” in the prospectus for a discussion of Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and Compensating Interest.

Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans of a Loan Group as a result of the application of the Servicemembers Civil Relief Act or comparable state legislation (“Relief Act Shortfalls”) will be allocated among the related Class A Certificates and the related Class B Certificates in the same manner as Non-Supported Interest Shortfalls.

Allocations of the interest portion of Realized Losses first to the related Classes of Class B Certificates in reverse numerical order will result from the priority of distributions first to the holders of the Class A Certificates of the related Group or Groups and then to the holders of the related Classes of Class B Certificates in numerical order of the Pool Distribution Amount or Amounts as described above under “— Distributions.”

On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class’s Interest Accrual Amount, the amount of any such deficiency (as to each Class, an “Interest Shortfall Amount”) will be added to the amount of interest distributable to such Class on subsequent Distribution Dates, but only for so long as such Class’s Principal Balance is greater than zero. No interest will accrue on any Interest Shortfall Amounts.

Under certain circumstances, the unpaid Interest Shortfall Amounts for a Crossed Group of Class A Certificates will be payable from amounts otherwise distributable as principal on the Class Cr-B Certificates in reverse order of priority. See “— Cross-Collateralization” below.

Principal (Including Prepayments)

The principal balance of a Certificate at any time is equal to the product of the related Class’s Principal Balance and such Certificate’s Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate and (ii) in the case of the Residual Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under “—Additional Rights of the Residual Certificateholders”) to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Principal Balance of each Class of Certificates is set forth in the table beginning on page S-4 of this prospectus supplement.

Calculation of Amount to be Distributed on the Certificates

Distributions in reduction of the Principal Balance of the Class A Certificates of each Group will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Principal Distribution Amount for such Group. The “Class A Principal Distribution Amount” with respect to a Group and any Distribution Date will be equal to the amount distributed pursuant to clause (a) priority third of the Pool Distribution Amount Allocation in an aggregate amount up to the Class A Optimal Principal Amount for such Group.

Distributions in reduction of the Principal Balances of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates will be made on each Distribution Date first to the Class Cr-B-1 Certificates, second to the Class Cr-B-2 Certificates, third to the Class Cr-B-3 Certificates, fourth to the Class Cr-B-4 Certificates, fifth to the Class Cr-B-5 Certificates and then to the Class Cr-B-6 Certificates, pursuant to clause (b) (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a “Class Cr-B Principal Distribution Amount”) up to the Class B Optimal Principal Amount for such Class.

Distributions in reduction of the Principal Balances of the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates will be made on each Distribution Date first to the Class VII-B-1 Certificates, second to the Class VII-B-2 Certificates, third to the Class VII-B-3 Certificates, fourth to the Class VII-B-4 Certificates, fifth to the Class VII-B-5 Certificates and then to the Class VII-B-6 Certificates, pursuant to clause (b)(C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a “Class VII-B Principal Distribution Amount,” and together with each Class Cr-B Principal Distribution Amount, each a “Class B Principal Distribution Amount”) up to the Class B Optimal Principal Amount for such Class.

The “Class A Optimal Principal Amount” for each Group and the “Class B Loan Group I Optimal Principal Amount,” “Class B Loan Group II Optimal Principal Amount,” “Class B Loan Group III Optimal Principal Amount,” “Class B Loan Group IV Optimal Principal Amount,” “Class B Loan Group V Optimal Principal Amount,” “Class B Loan Group VI Optimal Principal Amount” and “Class B Loan Group VII Optimal Principal Amount” (each a “Class B Loan Group Optimal Principal Amount”) for each Class of Class B Certificates with respect to each Distribution Date will be an amount equal to the sum of:

(I) for each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) the sum of:

(i)  the applicable Class Percentage of the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs;

(ii)  the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan;

(iii)  the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller, as described under the heading “Description of the Mortgage Loans — Mandatory Repurchase or Substitution of Mortgage Loans” herein; and

(iv)  the applicable Class Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan. See “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” and “— Optional Substitutions” in the prospectus; and

(II) the applicable Class Prepayment Percentage of any Recoveries with respect to the related Loan Group.

The “Class Percentage” will equal (i) the applicable Class A Percentage, in the case of the calculation of the Class A Optimal Principal Amount for a Group and (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount or Amounts for a Class of Class B Certificates.

The “Class Prepayment Percentage” will equal (i) the applicable Class A Prepayment Percentage, in the case of the calculation of the Class A Optimal Principal Amount for a Group and (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount or Amounts for a Class of Class B Certificates.

The “Class B Optimal Principal Amount” for (a) a Class of Class Cr-B Certificates is equal to the sum of the Class B Loan Group I Optimal Principal Amount, the Class B Loan Group II Optimal Principal Amount, the Class B Loan Group III Optimal Principal Amount, the Class B Loan Group IV Optimal Principal Amount, the Class B Loan Group V Optimal Principal Amount and the Class B Loan Group VI Optimal Principal Amount for such Class and (b) a Class of Class VII-B Certificates is equal to the Class B Loan Group VII Optimal Principal Amount for such Class.

The principal distribution to the holders of a Class of Class Cr-B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class Cr-B Certificates would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates of the Crossed Groups or any Class of Class Cr-B Certificates with a lower numerical designation, would be subject to reduction as a result of the allocation of Realized Losses. The principal distribution of the holders of a Class of Class VII-B Certificates will be reduced on any Distribution Date of which (i) the Principal Balance of such Class of Class VII-B Certificates would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Group VII-A Certificates or any Class of Class VII-B Certificates with a lower numerical designation, would be subject to reduction as a result of the allocation of Realized Losses. The amount of any such reduction in the principal distributed to the holders of such Class of Class Cr-B or Class VII-B Certificates will instead be distributed pro rata to the holders of any related Class senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

The “Pool Balance” for a Loan Group and any Distribution Date is the sum for each outstanding Mortgage Loan in such Loan Group of the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

The “Class A Percentage” for a Group and any Distribution Date occurring on or prior to the applicable Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Principal Balance for such Group as of such date (before taking into account distributions in reduction of Principal Balance on such date) by the Pool Balance for the related Loan Group. The Class A Percentage for each Crossed Group of Class A Certificates for the first Distribution Date will be approximately 96.75%. The Class A Percentage for the Group VII-A Certificates for the first Distribution Date will be approximately 96.50%. The Class A Percentage for each Group and any Distribution Date occurring after the applicable Subordination Depletion Date will be 100%.

The “Class A Prepayment Percentage” for each Crossed Group and any Distribution Date prior to the Distribution Date in October 2012 will be 100% and thereafter will be the applicable Class A Percentage for such

Distribution Date plus the percentage of the applicable Subordinated Percentage indicated in the applicable table below; provided, however, that if on any Distribution Date the percentage, the numerator of which is equal to the sum of the Class A Principal Balances for each Crossed Group and the denominator of which is equal to the sum of the Pool Balances for each Crossed Loan Group (the “Crossed Group Aggregate Class A Percentage”) exceeds the initial Crossed Group Aggregate Class A Percentage, the Class A Prepayment Percentage for all Crossed Groups for such Distribution Date will equal 100%. See “Prepayment and Yield Considerations” herein and in the prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for any Crossed Group will occur on any Distribution Date if the Crossed Group Delinquency and Loss Tests are not met.

The “Class A Prepayment Percentage” for Group VII and any Distribution Date prior to the Distribution Date in October 2010 will be 100% and thereafter will be the applicable Class A Percentage for such Distribution Date plus the percentage of the applicable Subordinated Percentage indicated in the applicable table below; provided, however, that if on any Distribution Date the Class A Percentage for Group VII exceeds the initial Class A Percentage for Group VII, the Class A Prepayment Percentage for Group VII for such Distribution Date will equal 100%. See “Prepayment and Yield Considerations” herein and in the prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for Group VII will occur on any Distribution Date if the Group VII Delinquency and Loss Tests are not met.

The “Crossed Group Delinquency and Loss Tests” with respect to any Distribution Date are met if (i) as of such Distribution Date as to which any reduction in the Class A Prepayment Percentage for a Crossed Group applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is less than 50% of the Class Cr-B Principal Balance and (ii) for any Distribution Date, cumulative Realized Losses with respect to the Crossed Group Mortgage Loans are less than or equal to the percentages of the principal balance of the Class Cr-B Certificates as of the Cut-Off Date (the “Original Class Cr-B Principal Balance”) indicated in the table below.

CROSSED GROUPS

Distribution Date Occurring In	Percentage of Applicable Subordinated Percentage	Percentage of Original Class Cr-B Principal Balance
October 2012 through September 2013	70%	30%
October 2013 through September 2014	60%	35%
October 2014 through September 2015	40%	40%
October 2015 through September 2016	20%	45%
October 2016 and thereafter	0%	50%

In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date:

(i)    the Crossed Group Aggregate Subordinated Percentage is greater than twice the Crossed Group Aggregate Subordinated Percentage as of the Cut-Off Date;

(ii)    the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and

(iii)    either (A)  prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Principal Balance; or

         (B)  on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Principal Balance;

then, if (i), (ii) and (iii)(A) have occurred, the Class A Prepayment Percentage for each Crossed Group for such Distribution Date will equal the applicable Class A Percentage for such Distribution Date plus 50% of the related Subordinated Percentage for such Distribution Date, or if (i), (ii) and (iii)(B) have occurred, the Class A Prepayment Percentage for each Crossed Group for such Distribution Date will equal the applicable Class A Percentage for such Distribution Date.

The “Group VII Delinquency and Loss Tests” (together with the Crossed Group Delinquency and Loss Tests, the “Delinquency and Loss Tests”) with respect to any Distribution Date are met if (i) as of such Distribution Date as to which any reduction in the Class A Prepayment Percentage for Group VII applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Group VII Mortgage Loans that were delinquent 60 days or more (including for this purpose any Group VII Mortgage Loans in foreclosure and Group VII Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is less than 50% of the Class VII-B Principal Balance and (ii) for any Distribution Date, cumulative Realized Losses with respect to the Group VII Mortgage Loans are less than or equal to the percentages of the principal balance of the Class VII-B Certificates as of the Cut-Off Date (the “Original Class VII-B Principal Balance”) indicated in the table below.

GROUP VII

Distribution Date Occurring In	Percentage of Applicable Subordinated Percentage	Percentage of Original Class VII-B Principal Balance
October 2010 through September 2011	70%	30%
October 2011 through September 2012	60%	35%
October 2012 through September 2013	40%	40%
October 2013 through September 2014	20%	45%
October 2014 and thereafter	0%	50%

In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date:

(i)    the Subordinated Percentage for Loan Group VII is greater than twice the Subordinated Percentage for Group VII as of the Cut-Off Date;

(ii)    the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Group VII Mortgage Loans that were delinquent 60 days or more (including for this purpose any Group VII Mortgage Loans in foreclosure and Group VII Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class VII-B Principal Balance; and

(iii)    either (A)  prior to the Distribution Date in October 2008, cumulative Realized Losses on the Group VII Mortgage Loans do not exceed 20% of the Original Class VII-B Principal Balance; or

         (B)  on or after the Distribution Date in October 2008, cumulative Realized Losses on the Group VII Mortgage Loans do not exceed 30% of the Original Class VII-B Principal Balance;

then, if (i), (ii) and (iii)(A) have occurred, the Class A Prepayment Percentage for Group VII for such Distribution Date will equal the Class A Percentage for Group VII for such Distribution Date plus 50% of the Subordinated Percentage for Group VII for such Distribution Date, or if (i), (ii) and (iii)(B) have occurred, the Class A Prepayment Percentage for Group VII for such Distribution Date will equal the Class A Percentage for Group VII for such Distribution Date.

The “Crossed Group Aggregate Subordinated Percentage” at any time will equal the difference between 100% and the Crossed Group Aggregate Class A Percentage.

If on any Distribution Date the allocation to the Class A Certificates of a Group of full and partial principal prepayments and other amounts in the percentage required as described above would reduce the outstanding Class A Principal Balance of such Group below zero, the Class A Prepayment Percentage with respect to such Group for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance of such Group to zero.

This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates of a Group while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans in the related Loan Group evidenced by the related Class B Certificates. Increasing the respective interest of the related Class B Certificates in a Loan Group relative to that of the Class A Certificates of the related Group is intended to preserve the availability of the subordination provided by the related Class B Certificates. See “— Subordination of Class B Certificates” below.

The “Subordinated Percentage” for any Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for the Class A Certificates of the related Group for such date. The “Subordinated Prepayment Percentage” for any Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for the Class A Certificates of the related Group for such date.

The “Class B Percentage” for (a) a Class of Class Cr-B Certificates and for any Crossed Loan Group and any Distribution Date will equal the portion of the Subordinated Percentage for such Loan Group represented by the fraction the numerator of which is the Principal Balance for such Class of Class Cr-B Certificates and the denominator of which is the Class Cr-B Principal Balance and (b) a Class of Class VII-B Certificates and Loan Group VII and any Distribution Date will equal the portion of the Subordinated Percentage for such Loan Group represented by the fraction the numerator of which is the Principal Balance for such Class of Class VII-B Certificates and the denominator of which is the Class VII-B Principal Balance.

The “Class B Prepayment Percentage” for (a) a Class of Class Cr-B Certificates and for any Crossed Loan Group and any Distribution Date will equal the portion of the Subordinated Prepayment Percentage for such Loan Group represented by the fraction the numerator of which is the Principal Balance for such Class of Class Cr-B Certificates and the denominator of which is the Class Cr-B Principal Balance or, in the case of the unscheduled principal distributions described below, the sum of the Principal Balances of the Classes of Class Cr-B Certificates entitled to those unscheduled principal distributions for such Distribution Date described below and (b) a Class of Class VII-B Certificates and for Loan Group VII and any Distribution Date will equal the portion of the Subordinated Prepayment Percentage for such Loan Group represented by the fraction the numerator of which is the Principal Balance for such Class of Class VII-B Certificates and the denominator of which is the Class VII-B Principal Balance or, in the case of the unscheduled principal distributions described below, the sum of the Principal Balances of the Classes of Class VII-B Certificates entitled to those unscheduled principal distributions for such Distribution Date described below. In the event that a Class of Class B Certificates is not entitled to the unscheduled principal distributions described below for such Distribution Date, the Class B Prepayment Percentage with respect to such unscheduled principal distributions for such Class will be 0% with respect to such Distribution Date.

In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the related Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of unscheduled principal receipts including receipts from the repurchase of the related Mortgage Loans (other than Liquidation Proceeds on Liquidated Loans) and the Principal Balances of such subordinated Classes will not be used to determine the Class B Prepayment Percentages of the related Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date with respect to such unscheduled principal. The Class Cr-B-6 and Class VII-B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

The “Original Fractional Interest” of (a) a Class of Class Cr-B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Principal Balance of the Crossed Groups and (b) a Class of Class VII-B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Principal Balance of Group VII. The “Current Fractional Interest” of (a) a Class of Class Cr-B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the Principal Balances of the Classes of Certificates that are subordinate to such Class by the Aggregate Principal Balance of the Crossed Groups and (b) a Class of Class VII-B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the Principal Balances of the Classes of Certificates that are subordinate to such Class by the Aggregate Principal Balance of Group VII.

The following tables set forth the expected approximate Original Fractional Interest for each Class of Class Cr-B and Class VII-B Certificates on the date of issuance of the Certificates.

CROSSED GROUPS

Class	Approximate Original Fractional Interest
Cr-B-1	1.50%
Cr-B-2	0.90%
Cr-B-3	0.60%
Cr-B-4	0.35%
Cr-B-5	0.15%
Cr-B-6	N/A

GROUP VII

Class	Approximate Original Fractional Interest
VII-B-1	1.50%
VII-B-2	0.90%
VII-B-3	0.55%
VII-B-4	0.35%
VII-B-5	0.20%
VII-B-6	N/A

Allocation of Amount to be Distributed on the Class A Certificates

Group I-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

first, to the Class I-A-R Certificates; and

second, concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata.

Group II-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group II-A Certificates will be allocated to and distributed in reduction of the Principal Balance of the Class II-A-1 Certificates.

Group III-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group III-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group III-A Certificates, concurrently, to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata.

Group IV-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group IV-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group IV-A Certificates, sequentially, as follows:

first, concurrently, as follows:

(A)  approximately 40.8896698494%, sequentially, as follows:

(i)    to the Class IV-A-4 Certificates up to the PAC Principal Amount;

(ii)    to the Class IV-A-5 Certificates; and

(iii)    to the Class IV-A-4 Certificates; and

(B)  approximately 59.1103301506%, concurrently, to the Class IV-A-1, Class IV-A-6 and Class IV-A-7 Certificates, pro rata;

second, concurrently, to Class IV-A-2 and Class IV-A-3 Certificates, pro rata; and

third, to Class IV-A-8 Certificates.

Group V-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group V-A Certificates will be allocated to and distributed in reduction of the Principal Balance of the Class V-A-1 Certificates.

Group VI-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group VI-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group VI-A Certificates, concurrently, to the Class VI-A-1, Class VI-A-2, Class VI-A-3 and Class VI-A-4 Certificates, pro rata.

Group VII-A Certificates

On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for the Group VII-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group VII-A Certificates, concurrently, to the Class VII-A-1 and Class VII-A-2 Certificates, pro rata.

The “PAC Principal Amount” for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class IV-A-4 Certificates (the “PAC Certificates”) to the percentage of the initial Principal Balance of the PAC Certificates shown in the table appearing in Appendix D with respect to such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the applicable Subordination Depletion Date, the Class A Principal Distribution Amount for each Group will be distributed among the Classes of Class A Certificates of such Group, pro rata, in accordance with their respective outstanding Principal Balances, without regard to either the proportions or the priorities set forth above.

Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

Principal Payment Characteristics of the PAC Certificates and the Companion Certificates.

The percentages of the initial Principal Balance of the PAC Certificates set forth in the table appearing in Appendix D were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Principal Balance of the PAC Certificates will be reduced to the percentages of their initial Principal Balance indicated in such table for each Distribution Date if prepayments on the Group IV Mortgage Loans occur at a constant rate between approximately 15% CPR (as defined herein under “Prepayment and Yield Considerations”) and approximately 35% CPR. However, it is highly unlikely that principal prepayments on the Group IV Mortgage Loans will occur at any constant rate or that the Group IV Mortgage Loans will prepay at the same rate. In addition, even if principal prepayments were to occur at a constant rate, there will be differences between the characteristics of the mortgage loans ultimately included in Loan Group IV and the characteristics which are assumed for the Structuring Assumptions. Therefore, there can be no assurance that the Principal Balance of the PAC Certificates, after the application of the distributions to be made on any Distribution Date, will be equal to the percentages of the initial Principal Balance for such Distribution Dates specified in such table.

The Weighted Average Life of the PAC Certificates will vary under different prepayment scenarios. To the extent that principal prepayments occur at a constant rate that is slower than approximately 15% CPR, the available portion of the Class A Principal Distribution Amount for Group IV on each Distribution Date may be insufficient to make distributions in reduction of the Principal Balance of the PAC Certificates in an amount that would reduce their Principal Balance to their planned Principal Balance for such Distribution Date. The Weighted Average Life of the PAC Certificates may therefore be extended as illustrated for the PAC Certificates by the related table appearing in Appendix B. To the extent that such principal prepayments occur at a constant rate that is faster than approximately 35% CPR, the Weighted Average Life of the PAC Certificates may be shortened as illustrated for the PAC Certificates by the related table appearing in Appendix B.

Because any Excess Principal Payments (as defined below) for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the PAC Principal Amount on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Group IV Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that, with respect to distributions of the applicable Class A Principal Distribution Amount, the Principal Balance of the PAC Certificates will not be reduced to zero significantly earlier or significantly later than the last Distribution Date shown in the table appearing in Appendix D.

The extent to which the planned Principal Balance of the PAC Certificates will be achieved and the sensitivity of the PAC Certificates to principal prepayments on the Group IV Mortgage Loans will depend, in part, upon the period of time during which the Certificates supporting such PAC Certificates remain outstanding. On each Distribution Date, the excess of the portion of the applicable Class A Principal Distribution Amount available to make distributions of principal to the PAC Certificates over the PAC Principal Amount for such PAC Certificates (the “Excess Principal Payments”) for such Distribution Date will be distributed to the Certificates supporting such PAC Certificates before being distributed to such PAC Certificates. This is intended to decrease the likelihood that the Principal Balance of the PAC Certificates will be reduced below its planned Principal Balance on a given Distribution Date. The Companion Certificates support the PAC Certificates. However, under certain relatively fast prepayment scenarios, the PAC Certificates may continue to be outstanding when the Companion Certificates are no longer outstanding. Under such circumstances, principal payments will be applied to such PAC Certificates without regard to its PAC Principal Amount for a given Distribution Date. Thus, when the Principal Balance of the Companion Certificates has been reduced to zero, such PAC Certificates, if outstanding, will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Group IV Mortgage Loans. Under such circumstances, such PAC Certificates will receive principal payments that otherwise would have been distributable to the Companion Certificates. Conversely, under certain relatively slow prepayment scenarios, the portion of the applicable Class A Principal Distribution Amount available to make distributions of principal to the PAC Certificates may not be sufficient to pay the PAC Principal Amount for such PAC Certificates on a given Distribution Date. In such cases, the portion of the applicable Class A Principal Distribution Amount available to make distributions of principal to such PAC Certificates for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Companion Certificates will not receive distributions in reduction of their Principal Balance until the outstanding Principal Balance of such PAC Certificates has reached its planned Principal Balance for such Distribution Date. As a result, the Weighted Average Life of the PAC Certificates may be extended if the PAC Certificates did not receive their PAC Principal Amount on a Distribution Date.

PAC Certificates are designed to provide some protection against volatility in their Weighted Average Life. However, investors in the PAC Certificates should be aware that under certain prepayment scenarios, a “whipsaw” effect in the Weighted Average Life of such Certificates could occur such that the Weighted Average Life of such Certificates could extend, rather than shorten as prepayment rates increase (or shorten, rather than extend as prepayment rates decrease) and that any such phenomena will not necessarily be illustrated by the applicable table appearing in Appendix B.

The Weighted Average Life of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Group IV Mortgage Loans.

Cross-Collateralization

On each Distribution Date prior to the Subordination Depletion Date for the Crossed Groups but on or after the date on which the Principal Balances of the Class A Certificates of a Crossed Group have been reduced to zero, amounts otherwise distributable pursuant to clauses (I) (ii) and (I) (iii) of the Class B Loan Group Optimal Principal Amounts with respect to the related Crossed Loan Group (other than Liquidation Proceeds on Liquidated Loans) on the Class Cr-B Certificates, in reverse order of priority, from their applicable Apportioned Class Cr-B Principal Distribution Amount will be paid as principal to the remaining Class A Certificates of the Crossed Groups in accordance with the priorities set forth for the applicable Group under “— Principal (Including Prepayments) — Allocation of Amount to be Distributed on the Class A Certificates,” provided that on such Distribution Date (a) the Crossed Group Aggregate Subordinated Percentage for such Distribution Date is less than 4.75% or (b) the average outstanding principal balance of the Crossed Group Mortgage Loans delinquent 60 days or more over the last six months as a percentage of the Class Cr-B Principal Balance is greater than or equal to 100%. If the Class A Certificates of two or more Crossed Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Crossed Groups, pro rata in proportion to the aggregate Principal Balance of the Class A Certificates of each such Crossed Group.

With respect to each Class of Class Cr-B Certificates and any Distribution Date, the “Apportioned Class Cr-B Principal Distribution Amount” will equal the product of (i) the applicable Class Cr-B Principal Distribution Amount and (ii) the applicable Apportionment Fraction.

In the event the Principal Balances of the Class A Certificates of a Crossed Group have been reduced to zero, the applicable “Apportionment Fraction” will equal for a Class of Class Cr-B Certificates, a fraction the numerator of which is equal to the applicable portion of the Class B Loan Group Optimal Principal Amount relating to the Crossed Loan Group for which the Class A Certificates are no longer outstanding and the denominator of which is equal to the applicable Class B Optimal Principal Amount.

In addition, if on any Distribution Date the Class A Principal Balance of a Crossed Group of Class A Certificates (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Crossed Loan Group (any such Crossed Group, the “Undercollateralized Group” and any such excess, the “Undercollateralized Amount”), all amounts otherwise distributable as principal on the Class Cr-B Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount Allocation will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth under “— Principal (Including Prepayment) — Allocation of Amount to be Distributed on the Class A Certificates,” until the aggregate Principal Balance of such Class A Certificates of the Undercollateralized Group equals the Adjusted Pool Amount of the related Crossed Loan Group. In addition, the amount of any unpaid Interest Shortfall Amounts with respect to the Undercollateralized Group (including any Interest Shortfall Amount for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class Cr-B Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount Allocation; such amount will be paid to the Undercollateralized Group in accordance with clause (a) priority second of the Pool Distribution Amount Allocation. If two or more Crossed Groups are Undercollateralized Groups, the distributions described above will be made pro rata in proportion to the amount by which the aggregate Principal Balance of the Class A Certificates of each such Crossed Group exceeds the Adjusted Pool Amount of the related Crossed Loan Group.

Additional Rights of the Residual Certificateholders

The Residual Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not such Class is receiving current distributions of principal or interest. The holders of the Residual Certificates will be entitled to receive the proceeds of the remaining assets of each REMIC, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

In addition, the Class I-A-R Certificateholders will be entitled on each Distribution Date to receive any Pool Distribution Amounts remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed portion of the Pool Distribution Amounts.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to restrictions on transfer, and the Residual Certificates will contain a legend describing such restrictions.

Tax-related restrictions on transfer are discussed under “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus.

In addition, the Residual Certificates may not be purchased by or transferred to any person that is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (any such plan or arrangement, an “ERISA Plan”) or that is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”), or any person acting on behalf of or investing the assets of such Plan. See “ERISA Considerations” herein and in the prospectus.

Periodic Advances

Generally, each Servicer is required to advance delinquent payments of principal and interest on any Mortgage Loan in the Trust Estate to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a “Periodic Advance”). Upon a Servicer’s failure to make a Periodic Advance required by the Underlying Servicing Agreement, the Trustee, if such Servicer is Wells Fargo Bank, or the Master Servicer, if such Servicer is not Wells Fargo Bank, will be required to make such Periodic Advance.

Amounts advanced are reimbursable to the Servicer, the Master Servicer or the Trustee, as applicable, from amounts received on the related Mortgage Loan or from other funds in the Trust Estate if it is determined that the amounts advanced will not be recoverable from amounts received on such Mortgage Loan. See “Servicing of the Mortgage Loans — Periodic Advances and Limitations Thereon” in the prospectus.

Subordination of Class B Certificates

The rights of the holders of the Class Cr-B Certificates to receive distributions with respect to the Crossed Group Mortgage Loans will be subordinated to such rights of the holders of the Class A Certificates of the Crossed Groups and the rights of the holders of the Classes of Class Cr-B Certificates with higher numerical designations to receive distributions with respect to the Crossed Group Mortgage Loans will be subordinated to such rights of the holders of Classes of Class Cr-B Certificates with lower numerical designations, all to the extent described below. The rights of the holders of the Class VII-B Certificates to receive distributions with respect to the Group VII Mortgage Loans will be subordinated to such rights of the holders of the Group VII-A Certificates and the rights of the holders of the Classes of Class VII-B Certificates with higher numerical designations to receive distributions with respect to the Group VII Mortgage Loans will be subordinated to such rights of the holders of Classes of Class VII-B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates, all or a portion of such losses will be borne by such Class of Certificates.

The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the related more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the applicable Pool Distribution Amount or Amounts with respect to such date and, if necessary, by the right of such holders to receive future distributions on the related Mortgage Loans that would otherwise have been payable to the holders of the related more junior Classes of Certificates. Because of the priorities in distributing principal to the Class A Certificates, some Classes of Class A Certificates of a Group may be outstanding longer than other Classes of Class A Certificates of such Group. The aggregate Principal Balance of the Class Cr-B and Class VII-B Certificates will be reduced on each Distribution Date either through principal distributions or the allocation of Realized Losses. The longer a Class of Class A Certificates of a Group is outstanding, the smaller the Principal Balances will be of the related Class B Certificates providing subordination for such Class A Certificates.

Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

Realized Losses on the Mortgage Loans in a Loan Group will not be allocated to the holders of the Class A Certificates of the related Group until the date on which the aggregate Principal Balance of the related Subordinated Certificates has been reduced to zero (for each Group, the “Subordination Depletion Date”). Prior to such time, such Realized Losses will be allocated to the Classes of Class Cr-B Certificates, in the case of the Crossed Groups, or the Classes of Class VII-B Certificates, in the case of Group VII, sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) on a Crossed Group Mortgage Loan will be effected through the adjustment of the Principal Balance of the most subordinate Class of Class Cr-B Certificates then outstanding in such amount as is necessary to cause the Aggregate Principal Balance of the Crossed Groups to equal the sum of the Adjusted Pool Amounts for the Crossed Loan Groups. The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) on a Group VII Mortgage Loan will be effected through the adjustment of the Principal Balance of the most subordinate Class of Class VII-B Certificates then outstanding in such amount as is necessary to cause the Aggregate Principal Balance of Group VII to equal the Adjusted Pool Amount for Loan Group VII.

Allocations to the Classes of Class Cr-B and Class VII-B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses, (iii) any shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance and (iv) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full and Curtailments) with respect to the Crossed Group Mortgage Loans, in the case of the Class Cr-B Certificates, or the Group VII Mortgage Loans, in the case of the Class VII-B Certificates, will result from the priority of distributions of the Pool Distribution Amount or Amounts first to the related Class A Certificates and then to the related Classes of Class B Certificates in numerical order as described above under “—Distributions.”

After distributions of principal have been made on a Distribution Date, the allocation of the principal portion of Realized Losses in respect of the Mortgage Loans in a Loan Group allocated on or after the applicable Subordination Depletion Date will be effected through the adjustment of the applicable Class A Principal Balance such that such Class A Principal Balance equals the Adjusted Pool Amount for the related Loan Group. The principal portion of such Realized Losses allocated to the Class A Certificates of a Group will be allocated to such outstanding Classes of Class A Certificates, pro rata, in accordance with their Principal Balances. The interest portion of any Realized Loss allocated to a Group on or after the applicable Subordination Depletion Date will be allocated among the outstanding Classes of Class A Certificates of such Group, pro rata in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each such Class pro rata in accordance with their respective Percentage Interests.

On or after the applicable Subordination Depletion Date, the Principal Balance of a Class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such Class as provided in the preceding paragraph, but also by the portion allocated to the related Class of Super Senior Certificates indicated in the following table.

The related Classes of Super Senior and Super Senior Support Certificates are as follows:

Super Senior Classes	Super Senior Support Classes
Class I-A-1	Class I-A-2
Class III-A-2	Class III-A-3
Class IV-A-2	Class IV-A-3
Class IV-A-6	Class IV-A-7
Class VI-A-1	Class VI-A-2
Class VI-A-3	Class VI-A-4
Class VII-A-1	Class VII-A-2

If due to losses on the Mortgage Loans in a Loan Group, the applicable Pool Distribution Amount is not sufficient to cover the Class A Optimal Principal Amount of the related Loan Group on a particular Distribution Date, then the applicable Class A Percentage for such Group on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the related Class B Certificates in future payments of principal on the Mortgage Loans in such Loan Group.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

DESCRIPTION OF THE MORTGAGE LOANS(1)

General

The mortgage loans to be included in the Trust Estate will be adjustable interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans substantially all of which have original terms to stated maturity of approximately 30 years (the “Mortgage Loans”). The Mortgage Loans will be divided into seven loan groups (“Loan Group I,” “Loan Group II,” “Loan Group III,” “Loan Group IV,” “Loan Group V,” “Loan Group VI” and “Loan Group VII”). Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI are sometimes referred to as the “Crossed Loan Groups.” The Mortgage Loans in Loan Group I are sometimes referred to as the “Group I Mortgage Loans,” the Mortgage Loans in Loan Group II are sometimes referred to as the “Group II Mortgage Loans,” the Mortgage Loans in Loan Group III are sometimes referred to as the “Group III Mortgage Loans,” the Mortgage Loans in Loan Group IV are sometimes referred to as the “Group IV Mortgage Loans,” the Mortgage Loans in Loan Group V are sometimes referred to as the “Group V Mortgage Loans,” the Mortgage Loans in Loan Group VI are sometimes referred to as the “Group VI Mortgage Loans” and the Mortgage Loans in Loan Group VII are sometimes referred to as the “Group VII Mortgage Loans.” The Group I Mortgage Loans, the Group II Mortgage Loans, the Group III Mortgage Loans, the Group IV Mortgage Loans, the Group V Mortgage Loans and the Group VI Mortgage Loans are sometimes referred to as the “Crossed Group Mortgage Loans.” Some of the Mortgage Loans in each Loan Group were made in connection with the relocation of employees of various corporate employers. Some of these corporate employers participate in Wells Fargo Bank’s relocation program. The Mortgage Loans are expected to be secured by first liens (the “Mortgages”) on one- to four-family residential properties (the “Mortgaged Properties”) and to have the additional characteristics described herein and in the prospectus. Wells Fargo Asset Securities Corporation (the “Seller”) will transfer the Mortgage Loans to the Trust.

Each Crossed Group Mortgage Loan has a fixed Mortgage Interest Rate for approximately the first five years after the origination of such Mortgage Loan and each Group VII Mortgage Loan has a fixed Mortgage Interest Rate for approximately the first ten years after the origination of such Mortgage Loan. Each Mortgage Note provides for adjustments to the Mortgage Interest Rate thereon at the end of the initial fixed-rate period and annually thereafter (each, an “Adjustment Date”).

The Mortgage Interest Rate on each Mortgage Loan will adjust annually commencing on or about the fifth and tenth anniversary, with respect to the Crossed Group Mortgage Loans and Group VII Mortgage Loans, respectively, of the first Due Date. On each Adjustment Date, the Mortgage Interest Rate of such Mortgage Loan will adjust to the sum of the Index and the number of basis points specified in the applicable Mortgage Note (the “Gross Margin”), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in

(1)	The descriptions in this prospectus supplement of the Loan Groups and the properties securing the Mortgage Loans to be included in the Loan Groups are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the related Loan Group (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in such Loan Group. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the related Loan Group as it will be constituted at the time the Certificates are issued, although the aggregate principal balance of the Mortgage Loans included in each Loan Group as of the Cut-Off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in a Loan Group may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute a Loan Group on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

effect prior to such adjustment by more than the amount specified in the Mortgage Note (the “Periodic Cap”). The Periodic Cap on the Mortgage Loans is generally 5.00% for the first Adjustment Date and 2.00% for every Adjustment Date thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum Mortgage Interest Rate (a “Rate Ceiling”). Generally, the Rate Ceiling for each Mortgage Loan will equal the Mortgage Interest Rate at origination of such Mortgage Loan plus 5.00%. None of the Mortgage Loans is subject to a lifetime minimum Mortgage Interest Rate. Therefore, the minimum Mortgage Interest Rate will be the Gross Margin. Some of the Mortgage Loans will require only payments of interest for a term specified in the related Mortgage Note (the “Interest Only Loans”). On the first Due Date following each Adjustment Date for each Mortgage Loan beginning with the Adjustment Date at the end of the interest-only period, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the then-current Mortgage Interest Rate over its remaining scheduled term to maturity.

If a mortgagor of an Interest Only Loan makes a partial principal prepayment during the interest-only period, the monthly payment of such Interest Only Loan will be reduced to equal the amount of interest at the current Mortgage Interest Rate owed on the reduced principal balance.

The index for approximately 86.14% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Crossed Group Mortgage Loans and all of the Group VII Mortgage Loans will be the One-Year CMT (the “One-Year CMT Index”). “One-Year CMT” is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event the One-Year CMT Index is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical average values of the One-Year CMT Index for the months and years shown. The monthly averages shown are intended only to provide an historical summary of the movement in yields on the One-Year CMT Index and may not be indicative of future rates. The source of the daily values of the One-Year CMT Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2005	2004	2003	2002	2001	2000	1999	1998
January	2.86%	1.24%	1.36%	2.16%	4.81%	6.12%	4.51%	5.24%
February	3.03	1.24	1.30	2.23	4.68	6.22	4.70	5.31
March	3.30	1.19	1.24	2.57	4.30	6.22	4.78	5.39
April	3.32	1.43	1.27	2.48	3.98	6.15	4.69	5.38
May	3.33	1.78	1.18	2.35	3.78	6.33	4.85	5.44
June	3.36	2.12	1.01	2.20	3.58	6.17	5.10	5.41
July	3.64	2.10	1.12	1.96	3.62	6.08	5.03	5.36
August	3.87	2.02	1.31	1.76	3.47	6.18	5.20	5.21
September		2.12	1.24	1.72	2.82	6.13	5.25	4.71
October		2.23	1.25	1.65	2.33	6.01	5.43	4.12
November		2.50	1.34	1.49	2.18	6.09	5.55	4.53
December		2.67	1.31	1.45	2.22	5.60	5.84	4.52

The index for approximately 13.86% (by the aggregate unpaid principal balance as of the Cut-Off Date) of the Crossed Group Mortgage Loans will be the one-year London interbank offered rate (the “One-Year LIBOR Index” and, together with the One-Year CMT Index, an “Index”). “One-Year LIBOR” is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that the One-Year LIBOR Index is no longer available, the applicable Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical average values of One-Year LIBOR Index for the months and years shown. The monthly averages shown are intended only to provide an historical summary of the movements in yields on One-Year LIBOR Index and may not be indicative of future rates. The source of the daily values of One-Year LIBOR Index used in determining the monthly averages shown below is Bloomberg Professional Services®.

	Year
Month	2005	2004	2003	2002	2001	2000	1999	1998
January	3.22%	1.41%	1.48%	2.36%	5.41%	6.63%	5.07%	5.70%
February	3.38	1.40	1.41	2.45	5.15	6.81	5.21	5.69
March	3.68	1.33	1.33	2.85	4.77	6.83	5.32	5.82
April	3.73	1.62	1.36	2.79	4.50	6.89	5.24	5.86
May	3.75	2.02	1.25	2.65	4.28	7.38	5.41	5.90
June	3.81	2.35	1.09	2.42	4.05	7.25	5.70	5.84
July	4.05	2.33	1.20	2.14	4.00	7.09	5.77	8.81
August	4.27	2.29	1.41	1.88	3.71	6.98	6.02	5.73
September		2.37	1.35	1.87	3.11	6.84	6.05	5.29
October		2.47	1.40	1.81	2.50	6.74	6.23	4.83
November		2.80	1.51	1.63	2.38	6.68	6.17	5.06
December		3.02	1.50	1.58	2.42	6.24	6.38	5.04

Each of the Mortgage Loans is subject to a due-on-sale clause. See “Certain Legal Aspects of the Mortgage Loans — ‘Due-on-Sale’ Clauses” and “Servicing of the Mortgage Loans — Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans” in the prospectus.

Mortgage Loan Data Appearing in Appendix A

The Mortgage Loans of each Loan Group were originated by Wells Fargo Bank or affiliates or by other originators. No single other originator is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Mortgage Loans in a Loan Group as of the Cut-Off Date.

In originating Mortgage Loans, the documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with “full documentation.” In the case of “no documentation,” neither asset nor income verifications were obtained. For purposes of Appendix A, Mortgage Loans originated under Wells Fargo Bank’s retention program are included in the category of “no documentation.” Eligibility for loans included in the “asset verification” category is determined via a credit scoring model assessment, or this feature may be selected by the borrower with an associated pricing adjustment. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Wells Fargo Bank Underwriting — Retention Program Standards” in the prospectus. In most instances, a verification of the borrower’s employment was obtained.

The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for “rate/term” refinance purpose, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for “equity take out” refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

For purposes of Appendix A, the term “single-family dwellings” includes single family attached planned unit developments (“PUDs”), single family detached PUDs, single family townhouses and single family detached dwellings.

In addition, for purposes of Appendix A, the Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of an LOC Pledged Asset Mortgage Loan, if any, is calculated taking into account the value of the LOC, for purposes of this prospectus supplement, such Loan-to-Value Ratio is calculated without regard to the value of such LOC. See “The Trust Estates — Mortgage Loans  — Pledged Asset Mortgage Loans” in the prospectus. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See “The Trust Estates — Mortgage Loans” in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. The Seller has taken no action to establish the current value of any Mortgaged Property. See “Risk Factors — Real Estate Market Conditions Affect Mortgage Loan Performance” and “— Geographic Concentration May Increase Rates of Loss and Delinquency” in the prospectus.

For purposes of Appendix A, the “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than Wells Fargo Bank is known by Wells Fargo Bank and therefore accurately reflected in the tables appearing in Appendix A.

Mortgage Loans with Loan-to-Value Ratios at origination greater than 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by lender-paid primary mortgage insurance policies (each, an “LPMI Policy”). These LPMI Policies, if any, together with all borrower-paid primary mortgage insurance policies, will be assigned to the Trust on the Closing Date. Wells Fargo Bank will be responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of each Rating Agency and the respective primary mortgage insurance policy provider. Information with respect to the Mortgage Loans covered by LPMI Policies is set forth in Appendix A.

Appendix A also contains tables of the FICO Scores for the Crossed Group Mortgage Loans in the aggregate and in each Loan Group. “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the tables appearing in Appendix A entitled Original FICO Scores (the “Original FICO Scores”) were obtained at the time of origination of the Mortgage Loans. The FICO Scores set forth in the tables appearing in Appendix A entitled Recent FICO Scores with respect to the Crossed Group Mortgage Loans are either (i) the Original FICO Scores for Crossed Group Mortgage Loans originated less than or equal to six months prior to the Cut-Off Date or for which Updated FICO Scores are not available or (ii) when available, the FICO Scores of the borrowers obtained at the end of May 2005 (the “Updated FICO Scores”) for Crossed Group Mortgage Loans originated more than six months prior to the Cut-Off Date. For a Crossed Group Mortgage Loan originated by Wells Fargo Bank or its affiliates the Updated FICO Score used in the tables is the FICO Score for the borrower whose FICO Score was used in connection with the origination of the Crossed Group Mortgage Loan. For a Crossed Group Mortgage Loan originated by an originator other than Wells Fargo Bank or its affiliates, (i) where there is only one borrower, the Updated FICO Score used in the tables is the Updated FICO Score of that borrower or (ii) where there is more than one borrower, the Updated FICO Score used in the tables is the lowest Updated FICO Score of any borrower for that Crossed Group Mortgage Loan. Consequently, for a Crossed Group Mortgage Loan originated by an originator other than Wells Fargo Bank or its affiliates, the Updated FICO Score may be for a borrower other than the borrower whose FICO Score was used at the time of origination of the Crossed Group Mortgage Loan. In addition, the Updated FICO Score for a Crossed Group Mortgage Loan may not have been provided by the same credit bureau as the Original FICO Score for such Crossed Group Mortgage Loan.

Neither the Seller nor Wells Fargo Bank makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

In addition, Appendix A contains tables of the months to the first Adjustment Date for the Crossed Group Mortgage Loans in the aggregate and in each Loan Group. With respect to each Mortgage Loan, “Months to First Adjustment Date” equals the number of months from the Cut-Off Date to the month in which the interest rate applicable to such Mortgage Loan is initially adjusted.

The data appearing in Appendix A may not be exact due to rounding.

See “The Mortgage Loan Programs — Mortgage Loan Underwriting” in the prospectus.

Mortgage Loan Underwriting

The Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading “The Mortgage Loan Programs — Mortgage Loan Underwriting — Wells Fargo Bank Underwriting” (the “Underwriting Standards”). In certain instances, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank. See “The Mortgage Loan Programs — Mortgage Loan Underwriting” in the prospectus. Certain of the Mortgage Loans may have been purchased by Wells Fargo Bank in bulk purchase transactions and may have been underwritten using underwriting standards which may vary from the Underwriting Standards (the “Bulk Purchase Underwritten Loans”). However, Wells Fargo Bank has in each case reviewed the underwriting standards applied for such Bulk Purchase Underwritten Loans and determined that such standards were not materially different than the Underwriting Standards. See “The Mortgage Loan Programs — Mortgage Loan Underwriting” in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

The Seller is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Seller has breached a representation or warranty which materially and adversely affects the interests of Certificateholders, either to repurchase such Mortgage Loans or, at the Seller’s option, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See “Prepayment and Yield Considerations” herein and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” in the prospectus.

Optional Purchase or Substitution of Mortgage Loans

Under certain circumstances as described in the prospectus under “The Pooling and Servicing Agreement — Optional Purchases” the Seller may, at its sole discretion purchase certain Mortgage Loans from the Trust Estate. The Seller may also, for three months following the Closing Date, substitute, for any reason, a new Mortgage Loan for any Mortgage Loan in the Trust Estate. See “Prepayment and Yield Considerations” herein.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, and the amount and timing of mortgagor defaults resulting in Realized Losses on the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in a Loan Group will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under “Prepayment and Yield Considerations”), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Seller of all of the Crossed Group Mortgage Loans or Group VII Mortgage Loans, as applicable. See “Description of the Mortgage Loans — Mandatory Repurchase or Substitution of Mortgage Loans” and “Pooling and Servicing Agreement — Optional Termination” herein and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee,” “— Optional Purchases” and “— Termination; Optional Purchase of Mortgage Loans” in the prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

The Interest Only Loans require only the payment of interest for a term specified in the related Mortgage Note. At that time, the payments on each Interest Only Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such loan and the mortgagor will be required to make payments of both principal and interest, which may increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan.

The Mortgage Interest Rates on the Mortgage Loans will be fixed for approximately the first five and ten years, with respect to the Crossed Group Mortgage Loans and the Group VII Mortgage Loans, respectively, after origination and thereafter will adjust annually and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the applicable Index in effect 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable interest rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed interest rate mortgage loans may nevertheless obtain adjustable interest rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed interest rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable interest rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors’ adjustable interest rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The Pass-Through Rates on each Offered Certificate may decrease, and may decrease significantly, after the Mortgage Interest Rates on the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable Index. The Mortgage Interest Rates on the Mortgage Loans in a Loan Group will not all begin to adjust on the same date. Therefore, the Mortgage Interest Rates of some of the Mortgage Loans in a Loan Group may still be in their fixed-rate period while the Mortgage Interest Rates on other Mortgage Loans in such Loan Group may have begun to adjust. Moreover, although each Mortgage Loan has a maximum Mortgage Interest Rate, none of the Mortgage Loans has a specified floor. Accordingly, the minimum Mortgage Interest Rate to which the Mortgage Loans may adjust will be the applicable Gross Margin. In addition, if despite increases in the applicable Index, the Mortgage Interest Rate on any Mortgage Loan cannot increase due to a maximum mortgage interest rate limitation or a Periodic Cap, the yield on such Offered Certificates could be adversely affected. In addition, because the Pass-Through Rate on each Offered Certificate will be based on the Net WAC of the Mortgage Loans in the related Loan Group, or all Crossed Loan Groups in the case of the Class Cr-B Certificates, disproportionate principal payments on the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, having Net Mortgage Interest Rates higher or lower than the then-current Pass-Through Rates on a Class of Offered Certificates may affect the Pass-Through Rates for such Offered Certificates for future periods and the yield on such Offered Certificates.

In addition, because the characteristics of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans differ, the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans as a whole may be expected to prepay at different rates. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Wells Fargo Bank), servicers (including Wells Fargo Bank) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of Wells Fargo Bank’s “retention program,” which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepayment on the Mortgage Loans. See “Prepayment and Yield Considerations — Refinancings” in the prospectus. In addition, Wells Fargo Bank or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment or substantial fluctuations in income, significant fluctuations in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors’ equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, principal balance, loan-to-value ratio, credit quality of borrower and current interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will be exercised upon the sale of the related Mortgaged Properties and enforced to the extent described in the prospectus under “Servicing of the Mortgage Loans — Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans.”  Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the related Offered Certificates will be affected by, among other things, the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Seller has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or (iii) a Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of such Mortgage Loan. See “Servicing of the Mortgage Loans — Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans” in the prospectus.

As described under “Description of the Certificates — Principal (Including Prepayments)” herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans in a Loan Group (including liquidations and repurchases of Mortgage Loans in such Loan Group) are expected to be distributed to the holders of the Class A Certificates of the related Group then entitled to distributions in respect of principal during the nine year period, with respect to Group VII, or eleven year period, with respect to the Crossed Groups, in each case beginning on the first Distribution Date.

The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty) on the applicable Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

The timing of changes in the rate of prepayment on the Mortgage Loans in a Loan Group may significantly affect the actual yield to maturity experienced by an investor who purchases a Class A Certificate of the related Group or a related Class B Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans in the related Loan Group, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield to maturity on the Classes of Class Cr-B and Class VII-B Certificates with higher numerical designations will generally be more sensitive to losses on the related Mortgage Loans than the Classes with lower numerical designations because the entire amount of such losses will be allocable to the Classes of Class Cr-B and Class VII-B Certificates, respectively, in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans in a Loan Group will also have a relatively greater effect on the yield to maturity on the Classes of Class Cr-B or Class VII-B Certificates, as applicable, with higher numerical designations because amounts otherwise distributable to holders of the applicable Class B Certificates will be made available to protect the holders of the Class A Certificates of the related Group against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class Cr-B or Class VII-B Certificates.

On and after the applicable Subordination Depletion Date, the yield to maturity of a Class of Super Senior Support Certificates will be more sensitive to losses on the Mortgage Loans in the related Loan Group than those Classes of Class A Certificates of the same Group that are not Super Senior Support Certificates, because while outstanding, each Class of Super Senior Support Certificates will bear not only its own share of losses, but also the share allocated to the related Class of Super Senior Certificates.

The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or subordination. See “Description of the Certificates — Interest” herein and “Servicing of the Mortgage Loans — Changes in Servicing” in the prospectus.

The yield to maturity on the Offered Certificates and more particularly on the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans in the related Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. See “Description of the Mortgage Loans” herein. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates.

As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Seller nor Wells Fargo Bank has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, wind- storm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under “Risk Factors — Storms May Adversely Affect Holders of The Offered Certificates” herein and “The Mortgage Loan Programs — Representations and Warranties” and “The Pooling and Servicing Agreement”  — Assignment of Mortgage Loans to the Trustee” in the prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans in a Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor’s Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans in a Loan Group, or any Crossed Loan Group in the case of the Class Cr-B Certificates, and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

The Weighted Average Life of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Group IV Mortgage Loans. Specifically, on each Distribution Date up to and including the Distribution Date on which the Principal Balance of the Companion Certificates, which support the PAC Certificates, is reduced to zero and after the PAC Principal Amount has been distributed for such Distribution Date, principal payments from the Class A Principal Distribution Amount for Group IV for such Distribution Date will be applied to the Companion Certificates before being distributed to such PAC Certificates. Further, the Companion Certificates will not receive distributions in reduction of principal on such Distribution Date from the Class A Principal Distribution Amount for Group IV if such Class A Principal Distribution Amount is not sufficient to pay the PAC Principal Amount of the PAC Certificates on such Distribution Date. See “Description of the Certificates — Principal (Including Prepayments) — Principal Payment Characteristics of the PAC Certificates and the Companion Certificates” herein.

PAC Certificates are designed to provide some protection against volatility in their Weighted Average Life. However, investors in the PAC Certificates should be aware that under certain prepayment scenarios, a “whipsaw” effect in the Weighted Average Life of such Certificates could occur such that the Weighted Average Life of such Certificates could extend, rather than shorten as prepayment rates increase (or shorten, rather than extend as prepayment rates decrease) and that any such phenomena will not necessarily be illustrated by the related table appearing in Appendix B.

Due to the special tax treatment of residual interests, the after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative. See “Federal Income Tax Considerations” herein.

As referred to herein, the “Weighted Average Life” of a Class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Constant Prepayment Rate (“CPR”), represents an assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 10% CPR assumes constant prepayment rates of 10% per annum of the then-outstanding principal balance of such mortgage loans. As used in the tables appearing in the appendices, “0% CPR” assumes prepayment rates equal to 0% of CPR, i.e., no prepayments. Correspondingly, “25% CPR” assumes prepayment rates equal to 25% of CPR, and so forth. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

Appendix B sets forth the decrement tables for the Offered Certificates. The tables appearing in Appendix B have been prepared assuming, among other things, the following (the “Structuring Assumptions”):

(i)  the Trust Estate consists of the “Assumed Mortgage Loans” with the characteristics set forth below;

(ii)  the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments (beginning with the scheduled payment after the interest-only period in the case of the Assumed Mortgage Loans with Original Interest Only Months greater than zero in each Loan Group) would amortize the remaining balance over its remaining term to maturity;

(iii)  scheduled monthly payments of principal and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in October 2005;

(iv)  the Seller does not repurchase any of the Assumed Mortgage Loans and the Seller does not exercise either of its options to purchase the Assumed Mortgage Loans in the Crossed Loan Groups or Loan Group VII;

(v)  principal payments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in September 2005 at the respective constant percentages of CPR set forth in the tables and there are no Curtailments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

(vi)  the Certificates will be issued on the Closing Date;

(vii)  distributions to Certificateholders will be made on the 25th day of each month, commencing in October 2005;

(viii) the One-Year CMT Index remains constant at 3.89% and the One-Year LIBOR Index remains constant at 4.28%, as applicable;

(ix) the Periodic Cap is 5.00% for the first Adjustment Date for the Assumed Mortgage Loans and the Periodic Cap for each Adjustment Date thereafter is 2.00%;

(x) the Assumed Mortgage Loans adjust on the first Adjustment Date and annually on each anniversary thereof;

(xi)  the Master Servicing Fee Rate will be 0.010% per annum for each Assumed Mortgage Loan; and

(xii)  the initial Principal Balance of each Class of Certificates will be as set forth in the table beginning on page S-4 of this prospectus supplement.

Assumed Mortgage Loan Characteristics

	Principal Balance as of the Cut-Off Date	Current Mortgage Interest Rate	Servicing Fee Rate	Remaining Term to Maturity (in Months)	Original Term to Maturity (in Months)	Months to First Adjustment Date	Original Interest Only Months	Index*	Rate Ceiling	Gross Margin

Loan Group I
1	$74,365,806.40	5.2696728409%	0.250%	325	360	25	0	CMT	10.26967%	2.7500000000%
2	$23,320,346.74	5.2938460536%	0.250%	325	360	25	60	CMT	10.29385%	2.7500000000%
3	$101,616,805.28	5.2659422706%	0.250%	329	360	29	0	CMT	10.26594%	2.7500000000%
4	$56,771,567.01	5.2465522799%	0.250%	328	359	29	60	CMT	10.24655%	2.7407533137%
5	$60,999,049.22	5.1923519130%	0.250%	333	360	33	0	CMT	10.19235%	2.7500000000%
6	$42,793,343.04	5.1821100269%	0.250%	333	360	33	60	CMT	10.18211%	2.7500000000%
7	$70,230,605.38	5.2628047479%	0.250%	325	360	25	0	LBR	10.26280%	2.2512992490%
8	$114,367,921.07	5.2464709585%	0.250%	329	360	29	0	LBR	10.24647%	2.2517773120%
9	$38,504,458.53	5.1554584681%	0.250%	333	360	33	0	LBR	10.15546%	2.2500000000%

Loan Group II
1	$5,251,743.36	5.0269280166%	0.250%	335	360	35	0	CMT	10.02693%	2.7500000000%
2	$2,963,154.15	5.1795871027%	0.250%	335	360	35	60	CMT	10.17959%	2.7500000000%
3	$117,161,256.35	5.2020965061%	0.250%	338	360	38	0	CMT	10.20210%	2.7458555428%
4	$134,025,456.77	5.2031619891%	0.250%	338	360	38	60	CMT	10.20316%	2.7500000000%
5	$27,262,669.21	5.2381950546%	0.250%	340	360	40	0	CMT	10.23820%	2.7419443677%
6	$33,075,043.58	5.2093373123%	0.250%	340	360	40	60	CMT	10.20934%	2.7500000000%
7	$93,463,399.88	5.2159871509%	0.250%	338	360	38	0	LBR	10.21599%	2.2500000000%
8	$980,004.64	5.2500000000%	0.250%	336	360	36	60	LBR	10.25000%	2.2500000000%
9	$9,119,906.19	5.2407297147%	0.250%	340	360	40	0	LBR	10.24073%	2.2500000000%

Loan Group III
1	$14,015,312.82	5.1723663938%	0.250%	342	360	42	0	CMT	10.17237%	2.7500000000%
2	$28,259,850.90	5.2021921526%	0.250%	342	360	42	60	CMT	10.20219%	2.7500000000%
3	$87,460,806.20	5.2526159872%	0.250%	347	360	47	0	CMT	10.25262%	2.7500000000%
4	$238,292,908.93	5.2585083427%	0.250%	347	360	47	60	CMT	10.25851%	2.7500000000%
5	$36,024,181.58	5.2394796550%	0.250%	353	360	53	0	CMT	10.23948%	2.7500000000%
6	$289,812,658.04	5.2752621940%	0.250%	353	360	53	60	CMT	10.27526%	2.7500000000%
7	$7,588,720.76	5.1613188110%	0.250%	342	360	42	0	LBR	10.16132%	2.2500000000%
8	$36,278,599.24	5.2268770127%	0.250%	347	360	47	0	LBR	10.22688%	2.2500000000%
9	$32,148,910.41	5.2596667205%	0.250%	352	360	52	0	LBR	10.25967%	2.2500000000%
10	$475,000.00	5.3750000000%	0.250%	353	360	53	60	LBR	10.37500%	2.7500000000%

*	The One-Year LIBOR Index is designated as “LBR” and the One-Year CMT Index is designated as “CMT.”

	Principal Balance as of the Cut-Off Date	Current Mortgage Interest Rate	Servicing Fee Rate	Remaining Term to Maturity (in Months)	Original Term to Maturity (in Months)	Months to First Adjustment Date	Original Interest Only Months	Index*	Rate Ceiling	Gross Margin

Loan Group IV
1	$9,348,262.48	5.2249046469%	0.250%	354	360	54	0	CMT	10.22490%	2.6968863095%
2	$89,641,092.09	5.2269321767%	0.250%	354	360	54	60	CMT	10.22693%	2.7500000000%
3	$24,453,447.30	5.2342691612%	0.250%	356	360	56	0	CMT	10.23427%	2.7500000000%
4	$3,554,046.78	5.2579855020%	0.250%	358	360	58	120	CMT	10.25799%	2.7500000000%
5	$213,443,567.17	5.2739417991%	0.250%	356	360	56	60	CMT	10.27394%	2.7500000000%
6	$16,352,338.48	5.1983065873%	0.250%	359	360	59	0	CMT	10.19831%	2.7500000000%
7	$4,626,418.50	5.2553803363%	0.250%	359	360	59	120	CMT	10.25538%	2.7500000000%
8	$17,496,855.42	5.2845340358%	0.250%	359	360	59	60	CMT	10.28453%	2.7500000000%
9	$2,313,951.24	5.2237082921%	0.250%	354	360	54	0	LBR	10.22371%	2.2500000000%
10	$14,840,650.54	5.2277607708%	0.250%	356	360	56	0	LBR	10.22776%	2.2500000000%
11	$2,989,198.99	5.1919074728%	0.250%	358	360	58	120	LBR	10.19191%	2.2500000000%
12	$2,141,920.00	5.2222165160%	0.250%	358	360	58	60	LBR	10.22222%	2.2500000000%
13	$3,383,912.82	5.0971218365%	0.250%	359	360	59	0	LBR	10.09712%	2.2500000000%
14	$1,558,500.00	5.3750000000%	0.250%	359	360	59	120	LBR	10.37500%	2.2500000000%
15	$2,780,290.00	5.2559706002%	0.250%	359	360	59	60	LBR	10.25597%	2.2500000000%

Loan Group V
1	$1,340,469.27	5.1250000000%	0.250%	342	360	42	0	CMT	10.12500%	2.7500000000%
2	$1,000,000.00	5.3750000000%	0.250%	341	360	41	60	CMT	10.37500%	2.7500000000%
3	$3,635,691.52	5.2096624778%	0.250%	346	360	46	0	CMT	10.20966%	2.7500000000%
4	$10,927,827.69	5.2581169007%	0.250%	347	360	47	60	CMT	10.25812%	2.7500000000%
5	$6,261,837.73	5.2417953926%	0.250%	353	360	53	0	CMT	10.24180%	2.7500000000%
6	$7,774,016.52	5.2627598899%	0.250%	352	360	52	60	CMT	10.26276%	2.7500000000%
7	$1,753,580.51	5.2500000000%	0.250%	347	360	47	0	LBR	10.25000%	2.2500000000%
8	$8,740,716.59	5.2265715232%	0.250%	353	360	53	0	LBR	10.22657%	2.2500000000%

Loan Group VI
1	$19,432,993.79	5.2357182281%	0.250%	354	360	54	0	CMT	10.23572%	2.7500000000%
2	$130,620,562.38	5.2185469378%	0.250%	354	360	54	60	CMT	10.21855%	2.7500000000%
3	$76,626,412.23	5.2939933953%	0.250%	356	360	56	0	CMT	10.29399%	2.7442716635%
4	$8,392,758.74	5.3027534128%	0.250%	358	360	58	120	CMT	10.30275%	2.7500000000%
5	$389,248,823.05	5.2745587495%	0.250%	356	360	56	60	CMT	10.27456%	2.7500000000%
6	$21,158,561.47	5.2065644822%	0.250%	359	360	59	0	CMT	10.20656%	2.7500000000%
7	$9,692,107.17	5.2272809359%	0.250%	359	360	59	120	CMT	10.22728%	2.7500000000%
8	$34,963,763.80	5.2734703102%	0.250%	359	360	59	60	CMT	10.27347%	2.7500000000%
9	$17,332,848.85	5.2323705768%	0.250%	354	360	54	0	LBR	10.23237%	2.2500000000%
10	$36,881,123.12	5.2627922393%	0.250%	356	360	56	0	LBR	10.26279%	2.2500000000%
11	$1,145,963.54	5.3750000000%	0.250%	358	360	58	120	LBR	10.37500%	2.2500000000%
12	$5,187,537.36	5.2423157180%	0.250%	358	360	58	60	LBR	10.24232%	2.2500000000%
13	$4,962,211.81	5.2916286687%	0.250%	359	360	59	0	LBR	10.29163%	2.2500000000%
14	$3,736,872.92	5.2180571684%	0.250%	359	360	59	120	LBR	10.21806%	2.2500000000%
15	$5,845,453.91	5.2468468251%	0.250%	359	360	59	60	LBR	10.24685%	2.2500000000%

Loan Group VII
1	$201,335,064.44	5.4766018644%	0.250%	358	359	119	0	CMT	10.47660%	2.7500000000%
2	$547,086,697.29	5.5419040360%	0.250%	359	360	119	120	CMT	10.54190%	2.7500000000%
3	$1,861,000.00	5.4945593767%	0.250%	358	360	118	60	CMT	10.49456%	2.7500000000%

*	The One-Year LIBOR Index is designated as “LBR” and the One-Year CMT Index is designated as “CMT.”

It is highly unlikely that the Mortgage Loans in a Loan Group will prepay at any constant rate, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that the Mortgage Loans in a Loan Group will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in each Loan Group and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual Weighted Average Lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

Based upon the foregoing assumptions, the tables appearing in Appendix B indicate the Weighted Average Life of each Class of Offered Certificates, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at constant percentages of CPR presented.

Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under “Description of the Certificates — Interest” herein. The yield on the Offered Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates, if any, and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See “Incorporation of Certain Information by Reference” in the prospectus. Such tables and materials will have been prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Yield Considerations with Respect to the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the constant default rate (“CDR”), represents an assumed rate of default each month, expressed as an annual rate, relative to the then-outstanding performing principal balance of the applicable Mortgage Loans. Such defaults are assumed to occur with respect to individual mortgage loans comprising, and which have characteristics identical to, the Assumed Mortgage Loans. CDR does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

The tables appearing in Appendix C indicate the sensitivity of the pre-tax yield to maturity on a semi-annual corporate bond equivalent (“CBE”) basis of the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables appearing in Appendix C are based upon, among other things, the Structuring Assumptions (other than the assumption that no defaults shall have occurred with respect to the Assumed Mortgage Loans) and the additional assumptions that (i) liquidations (other than those scenarios indicated as 0% of CDR (no defaults)) occur monthly on the last day of the preceding month at the percentages of CDR set forth in the tables and (ii) all delinquency tests are met.

In addition, it was assumed that (i) Realized Losses on liquidations of 15% or 25% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables (referred to as a “Loss Severity Percentage”) will occur at the time of liquidation, (ii) there is no delay between the default and the liquidation of the mortgage loans and (iii) the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates are purchased on the Closing Date at purchase prices equal to 97.50%, 92.75%, 96.50% and 90.00%, respectively, of the initial Principal Balances thereof, plus accrued interest from the first day of the initial Interest Accrual Period to (but not including) the Closing Date.

The actual Mortgage Loans ultimately included in each Loan Group will have characteristics differing from those assumed in preparing the tables and it is unlikely that they will prepay or liquidate at any of the rates specified. In addition, it is unlikely that Realized Losses will be incurred according to any one particular pattern. The assumed percentages of CDR and CPR and the loss severities shown in the tables are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. For these reasons, and because the timing of cash flows is critical to determining yield, the actual pre-tax yields to maturity of the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables.

The pre-tax yields to maturity in the tables appearing in Appendix C were calculated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII B-3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class Cr-B-2, Class Cr-B-3, Class

VII-B-2 and Class VII-B-3 Certificates set forth above and (ii) converting such monthly rates to CBE rates. Such calculations do not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates and consequently do not purport to reflect the return on any investment in the Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates when such reinvestment rates are considered.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans in the related Loan Group or Loan Groups could result in the failure of such investors to fully recover their initial investments.

WELLS FARGO BANK

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as the Custodian, the Master Servicer and a Servicer with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See “Wells Fargo Bank” in the prospectus.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date (the “Pooling and Servicing Agreement”) among the Seller, the Master Servicer and the Trustee. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See “Description of the Certificates,” “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement” in the prospectus.

The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Distributions

Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $100,000 initial Principal Balance, distributions will be made on the Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Class. See “Description of the Certificates — General” in the prospectus.

DTC will receive distributions on the Book-Entry Certificates from the Trustee and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting

With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder’s Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder’s Percentage Interest in such Class. Unless Definitive Certificates are issued as described under “Description of the Certificates — Book-Entry Form” in the prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Trustee

The “Trustee” for the Certificates will be Wachovia Bank, National Association, a national banking association. The corporate trust office of the Trustee is located at 401 South Tryon Street, Charlotte, North Carolina 28288. The Trustee will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Wells Fargo Bank if Wells Fargo Bank, as Servicer, fails to make a Periodic Advance required by the related Underlying Servicing Agreement. See “Description of the Certificates — Periodic Advances” herein and “The Pooling and Servicing Agreement — The Trustee” in the prospectus.

Custodian

The “Custodian” for the Mortgage Loans will be the Corporate Trust Services division of Wells Fargo Bank. See “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” in the prospectus.

Master Servicer

The Corporate Trust Services division of Wells Fargo Bank will act as “Master Servicer” of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event an Other Servicer is terminated and a successor servicer is not appointed, provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See “Description of the Certificates — Periodic Advances” herein. Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders. The Master Servicer will be entitled to a “Master Servicing Fee” payable monthly equal to the product of (i)  1/12th of 0.010% (the “Master Servicing Fee Rate”) and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of each month. The Master Servicer will pay certain administrative expenses to the Trust Estate subject to reimbursement as described under “Servicing of the Mortgage Loans — The Master Servicer” in the prospectus.

Optional Termination

The Seller may purchase from the Trust Estate all of the Crossed Group Mortgage Loans and any related REO Properties, and thereby effect early retirement of the Class A Certificates in the Crossed Groups and the Class Cr-B Certificates, on any Distribution Date when the aggregate Scheduled Principal Balance of the Crossed Group Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Crossed Group Mortgage Loans as of the Cut-Off Date. The Seller may also purchase from the Trust Estate all of the Group VII Mortgage Loans and any related REO Properties, and thereby effect early retirement of the Class A and Class B Certificates in Group VII, on any Distribution Date when the aggregate Scheduled Principal Balance of the Group VII Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group VII Mortgage Loans as of the Cut-Off Date. In the event the Seller purchases the applicable Mortgage Loans and any related REO Properties as described above, holders of the related Certificates, to the extent the purchase price as described in the prospectus under “The Pooling and Servicing Agreement — Termination; Optional Purchase of Mortgage Loans” is sufficient, will receive the unpaid principal balance of their related Certificates and any accrued and unpaid interest thereon. For so long as the Seller is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Seller may purchase the applicable Mortgage Loans and related REO Properties only if the aggregate fair market value of such Mortgage Loans and REO Properties is greater than or equal to the purchase price. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on all Certificates and expenses of the Upper-Tier REMIC, Crossed Group Lower-Tier REMIC and Group VII Lower-Tier REMIC will be distributed to the holders of the Class I-A-R Certificates. See “Description of the Certificates —  Additional Rights of the Residual Certificateholders” herein and “The Pooling and Servicing Agreement — Termination; Optional Purchase of Mortgage Loans” in the prospectus. The exercise of the foregoing options will be in the Seller’s sole discretion. Without limitation, the Seller may enter into agreements with third parties to (i) exercise such options at the direction of such third party or (ii) forbear from the exercise of such options.

SERVICING OF THE MORTGAGE LOANS

Wells Fargo Bank will, and other servicers (the “Other Servicers,” and collectively with Wells Fargo Bank, the “Servicers”) may, service the Mortgage Loans, each pursuant to a separate servicing agreement (each, an “Underlying Servicing Agreement”). Initially, it is anticipated that there will be no Other Servicers servicing the Mortgage Loans. The rights to enforce the related Servicer’s obligations under each Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See “Servicing of the Mortgage Loans” and “Wells Fargo Bank” in the prospectus.

The Servicers

All of the Mortgage Loans initially will be serviced by Wells Fargo Bank and will all be Type 1 Loans.

See “Description of the Certificates — Distributions to Certificateholders — Unscheduled Principal Receipts” and “Servicing of the Mortgage Loans — Changes in Servicing” in the prospectus.

Servicing Compensation and Payment of Expenses

The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the “Servicing Fee Rate”) of the scheduled principal balance (as defined in the Underlying Servicing Agreements) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan is 0.250% per annum. The Servicers also are entitled to additional servicing compensation, as described in the prospectus under “Servicing of the Mortgage Loans — Fixed Retained Yield, Servicing Compensation and Payment of Expenses.” No Fixed Retained Yield (as defined in the prospectus) will be retained with respect to any of the Mortgage Loans.

The Master Servicer will pay certain expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the prospectus. The servicing fees and other expenses of the Upper-Tier REMIC, Crossed Group Lower-Tier REMIC and Group VII Lower-Tier REMIC will be allocated to the holders of the Class I-A-R Certificates. See “Federal Income Tax Considerations” herein and “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Limitations on Deduction of Certain Expenses” in the prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE

Certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable servicers on adjustable-rate mortgage loans included in various mortgage pools underlying all series of the Seller’s mortgage pass-through certificates is set forth in the applicable table under “Delinquency and Foreclosure Experience” in the prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in such table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

See “Delinquency and Foreclosure Experience” in the prospectus for a discussion of various factors affecting delinquencies and foreclosures generally.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

The Trust will consist of three segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the “Crossed Group Lower-Tier REMIC”) will issue certain uncertificated interests (each, a “Crossed Group Lower-Tier REMIC Regular Interest”), each of which will be designated as a regular interest in the Crossed Group Lower-Tier REMIC, and the Class I-A-LR1 Interest, which will be designated as the residual interest in the Crossed Group Lower-Tier REMIC. The assets of the Crossed Group Lower-Tier REMIC will include the Crossed Group Mortgage Loans, together with the amounts held by the Master Servicer in a separate account in which collections on the Crossed Group Mortgage Loans will be deposited, the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Crossed Group Mortgage Loans and any property that secured a Crossed Group Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

The second REMIC (the “Group VII Lower-Tier REMIC”) will issue certain uncertificated interests (each, a “Group VII Lower-Tier REMIC Regular Interest”), each of which will be designated as a regular interest in the Group VII Lower-Tier REMIC, and the Class I-A-LR2 Interest, which will be designated as the residual interest in the Group VII Lower-Tier REMIC. The assets of the Group VII Lower-Tier REMIC will include the Group VII Mortgage Loans and a separate account in which collections on the Group VII Mortgage Loans will be deposited, the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Group VII Mortgage Loans and any property that secured a Group VII Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

The third REMIC (the “Upper-Tier REMIC”) will issue all Classes of the Class A Certificates (other than the portion of the Class I-A-R Certificates representing the Class I-A-LR1 Interest and Class I-A-LR2 Interest) and all Class B Certificates. Each Class of Offered Certificates (other than the Class I-A-R Certificates), together with each Class of Certificates not offered hereby (collectively, the “Regular Certificates”) will be designated as regular interests in the Upper-Tier REMIC, and the Class I-A-R Certificates will be designated as the residual interest in the Upper-Tier REMIC. For tax purposes, the Class I-A-R Certificates represent the beneficial ownership of three residual interests (the “Class I-A-R Interest,” the “Class I-A-LR1 Interest” and the “Class I-A-LR2 Interest”). The Class I-A-R Certificates are “Residual Certificates” for purposes of the prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Crossed Group Lower-Tier Regular Interests and Group VII Lower-Tier Regular Interests and a separate account in which distributions on the uncertificated Crossed Group Lower-Tier Regular Interests and Group VII Lower-Tier Regular Interests will be deposited. The aggregate amount distributed to the Regular Certificates and the Class I-A-R Interest, payable from such separate account, will be equal to the aggregate distributions on the uncertificated Crossed Group Lower-Tier Regular Interests and Group VII Lower-Tier REMIC Regular Interests.

The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” for a domestic building and loan association, “real estate assets” for a real estate investment trust and, other than the Residual Certificates, “qualified mortgages” for a REMIC, to the extent described in the prospectus.

Regular Certificates

The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

It is anticipated that:

•	The Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates will be issued with original issue discount equal to the excess of their initial Principal Balances over their respective issue prices (including accrued interest from the first day of the initial Interest Accrual Period);

•	The Class I-A-1, Class I-A-2, Class II-A-1, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-4, Class IV-A-6, Class IV-A-8, Class V-A-1, Class VI-A-1, Class VI-A-3 and Class VII-A-1 Certificates will be issued at a premium; and

•	The Class IV-A-2, Class IV-A-3, Class IV-A-5, Class IV-A-7, Class VI-A-2, Class VI-A-4, Class VII-A-2, Class Cr-B-1 and Class VII-B-1 Certificates will be issued with de minimis original issue discount.

It is also anticipated that the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates, which are not offered hereby, will be issued with original issue discount.

See “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates” in the prospectus.

The Prepayment Assumption (as defined in the prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be calculated assuming that the Mortgage Loans will prepay at 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

If the method for computing original issue discount results in a negative amount for any period with respect to any holder of Offered Certificates, the amount of original issue discount allocable to that period would be zero. Any loss might be treated as a capital loss.

Residual Certificates

The holders of the Class I-A-R Certificates must include the taxable income or loss of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC in determining their federal taxable income. In making such determination, the holders of the Class I-A-R Certificates must account separately for their interest in each REMIC and generally cannot offset income from one REMIC with losses from another REMIC. The Residual Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Residual Certificateholders’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC, Crossed Group Lower-Tier REMIC and Group VII Lower-Tier REMIC includible by the holders of the Class I-A-R Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered “noneconomic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described under “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Noneconomic Residual Interests” in the prospectus. See also “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMICs in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the Trust Estate.

Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

See “Certain Federal Income Tax Consequences” in the prospectus.

ERISA CONSIDERATIONS

The Residual Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See “Description of the Certificates — Restrictions on Transfer of the Residual Certificates” herein.

Accordingly, the following discussion applies to the Offered Certificates (other than the Residual Certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Residual Certificate.

As described in the prospectus under “ERISA Considerations,” ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “DOL”) that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see “ERISA Considerations” in the prospectus.

The DOL issued an Underwriter Exemption to UBS Securities LLC (“UBS”). This Underwriter Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT

The Class A, Class Cr-B-1 and Class VII-B-1 Certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class Cr-B-2, Class Cr-B-3, Class VII-B-2 and Class VII-B-3 Certificates will not constitute “mortgage related securities” under SMMEA.

Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See “Legal Investment” in the prospectus.

SECONDARY MARKET

There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the Monthly Reports to Certificateholders described under “The Pooling and Servicing Agreement — Reports to Certificateholders” in the prospectus upon written request to the Trustee at the Corporate Trust Office.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated May 10, 2004 and the terms agreement dated August 16, 2005 (together, the “Underwriting Agreement”) among Wells Fargo Bank, the Seller and UBS, as underwriter (the “Underwriter”), the Offered Certificates are being purchased from the Seller by the Underwriter upon issuance thereof. The Underwriter, which is not an affiliate of the Seller, is committed to purchase all of the Offered Certificates if any such Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approximately $3,707,637,433, plus accrued interest thereon from the Cut-Off Date to (but not including) the Closing Date before deducting expenses payable by the Seller estimated to be $695,000. The Underwriter has advised the Seller that it has not allocated the purchase price paid to the Seller for the Class A Certificates of the Crossed Groups among such Classes and has not allocated the purchase price paid to the Seller for the Group VII-A Certificates among such Classes. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

The Underwriting Agreement provides that the Seller or Wells Fargo Bank will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

LEGAL MATTERS

The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

USE OF PROCEEDS

The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from Wells Fargo Bank of the Mortgage Loans underlying the Certificates.

RATINGS

It is a condition to the issuance of the Offered Certificates that each such Class will have received at least the rating set forth in the table beginning on page S-4 from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P,” and collectively with Fitch and Moody’s, the “Rating Agencies”). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch’s rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor’s anticipated yield.

The ratings of Moody’s on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody’s rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor’s anticipated yield.

The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P’s ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P’s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P’s ratings do not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

The Seller has not requested a rating on the Offered Certificates of any Class by any rating agency other than Fitch, Moody’s and S&P, although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can also be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by Fitch, Moody’s and S&P.

INDEX OF SIGNIFICANT

PROSPECTUS SUPPLEMENT DEFINITIONS

Term	Page
Adjusted Pool Amount	S-25
Adjustment Date	S-39
Aggregate Principal Balance	S-25
Apportioned Class Cr-B Principal Distribution Amount	S-35
Apportionment Fraction	S-35
Assumed Mortgage Loans	S-48
Bulk Purchase Underwritten Loans	S-43
CBE	S-51
CDR	S-51
Certificates	S-21
Class I-A-LR1 Interest	S-56
Class I-A-LR2 Interest	S-56
Class I-A-R Interest	S-56
Class VII-B Principal Balance	S-25
Class VII-B Principal Distribution Amount	S-27
Class A Certificates	S-21
Class A Optimal Principal Amount	S-27
Class A Percentage	S-28
Class A Prepayment Percentage	S-28
Class A Principal Balance	S-25
Class A Principal Distribution Amount	S-27
Class B Certificates	S-21
Class B Loan Group Optimal Principal Amount	S-27
Class B Loan Group I Optimal Principal Amount	S-27
Class B Loan Group II Optimal Principal Amount	S-27
Class B Loan Group III Optimal Principal Amount	S-27
Class B Loan Group IV Optimal Principal Amount	S-27
Class B Loan Group V Optimal Principal Amount	S-27
Class B Loan Group VI Optimal Principal Amount	S-27
Class B Loan Group VII Optimal Principal Amount	S-27
Class B Optimal Principal Amount	S-28
Class B Percentage	S-31
Class B Prepayment Percentage	S-31
Class B Principal Distribution Amount	S-27
Class Cr-B Certificates	S-21
Class Cr-B Principal Balance	S-25
Class Cr-B Principal Distribution Amount	S-27
Class Percentage	S-28
Class Prepayment Percentage	S-28
CLTV	S-42

Term	Page
Code	S-36
Combined Loan-to Value Ratio	S-42
CPR	S-48
Crossed Group	S-21
Crossed Group Aggregate Class A Percentage	S-29
Crossed Group Aggregate Subordinated Percentage	S-30
Crossed Group Delinquency and Loss Tests	S-29
Crossed Group Mortgage Loans	S-39
Crossed Loan Groups	S-39
Crossed Lower-Tier REMIC	S-56
Crossed Lower-Tier REMIC Regular Interest	S-56
Current Fractional Interest	S-32
Custodian	S-54
Delinquency and Loss Tests	S-30
DOL	S-59
ERISA	S-36
ERISA Plan	S-36
Excess Principal Payments	S-34
FICO Scores	S-42
Fitch	S-61
Gross Margin	S-39
Group	S-21
Group I	S-21
Group I Mortgage Loans	S-39
Group I-A Certificates	S-21
Group II	S-21
Group II Mortgage Loans	S-39
Group II-A Certificates	S-21
Group III	S-21
Group III Mortgage Loans	S-39
Group III-A Certificates	S-21
Group IV	S-21
Group IV Mortgage Loans	S-39
Group IV-A Certificates	S-21
Group V	S-21
Group V Mortgage Loans	S-39
Group V-A Certificates	S-21
Group VI	S-21
Group VI Mortgage Loans	S-39
Group VI-A Certificates	S-21
Group VII	S-21
Group VII Delinquency and Loss Tests	S-30
Group VII Mortgage Loans	S-39
Group VII-A Certificates	S-21
Group VII Lower-Tier REMIC	S-56

Term	Page
Group VII Lower-Tier REMIC Regular Interest	S-56
Group VII Mortgage Loans	S-39
Group VII-A Certificates	S-21
Group Subordinate Amount	S-24
Index	S-40
Interest Accrual Amount	S-24
Interest Accrual Period	S-24
Interest Only Loans	S-40
Interest Shortfall Amount	S-26
Loan Group I	S-39
Loan Group II	S-39
Loan Group III	S-39
Loan Group IV	S-39
Loan Group V	S-39
Loan Group VI	S-39
Loan Group VII	S-39
Loss Severity Percentage	S-51
LPMI Policy	S-42
Master Servicer	S-54
Master Servicing Fee	S-54
Master Servicing Fee Rate	S-54
Moody’s	S-61
Mortgage Loans	S-39
Mortgaged Properties	S-39
Mortgages	S-39
Net Mortgage Interest Rate	S-25
Net WAC	S-25
Non-Supported Interest Shortfalls	S-25
Offered Certificates	S-21
One-Year CMT	S-40
One-Year CMT Index	S-40
One-Year LIBOR	S-40
One-Year LIBOR Index	S-40
Original Class VII-B Principal Balance	S-30
Original Class Cr-B Principal Balance	S-29
Original FICO Scores	S-42
Original Fractional Interest	S-32
Other Servicers	S-55
PAC Certificates	S-33
PAC Principal Amount	S-33
Pass-Through Rate	S-24

Term	Page
Percentage Interest	S-24
Periodic Advance	S-36
Periodic Cap	S-40
Plan	S-36
Pool Balance	S-28
Pool Distribution Amount	S-22
Pool Distribution Amount Allocation	S-23
Pooling and Servicing Agreement	S-53
Principal Balance	S-24
PUDs	S-41
Rate Ceiling	S-40
Rating Agencies	S-61
Record Date	S-22
Regular Certificates	S-56
Relief Act Shortfalls	S-26
Residual Certificates	S-56
S&P	S-61
Securities Act	S-59
Seller	S-39
Servicers	S-55
Servicing Fee Rate	S-55
Similar Law	S-36
SMMEA	S-59
Structuring Assumptions	S-48
Subordinated Certificates	S-21
Subordinated Percentage	S-31
Subordinated Prepayment Percentage	S-31
Subordination Depletion Date	S-37
Trust	S-21
Trustee	S-54
UBS	S-59
Undercollateralized Amount	S-35
Undercollateralized Group	S-35
Underlying Servicing Agreement	S-55
Underwriter	S-60
Underwriting Agreement	S-60
Underwriting Standards	S-43
Updated FICO Scores	S-43
Upper-Tier REMIC	S-56
Weighted Average Life	S-48
Wells Fargo Bank	S-53

APPENDIX A

SELECTED MORTGAGE LOAN DATA

(as of the Cut-Off Date)

	Aggregate Crossed Group Mortgage Loans	Group I Mortgage Loans	Group II Mortgage Loans	Group III Mortgage Loans
Number of Mortgage Loans	5,683	1,200	832	1,502
Aggregate Unpaid Principal Balance	$2,992,216,071	$582,969,903	$423,302,634	$770,356,949
Range of Unpaid Principal Balances	$19,750 to $2,700,013	$25,357 to $1,857,933	$63,254 to $1,999,829	$86,336 to $2,000,000
Average Unpaid Principal Balance	$526,521	$485,808	$508,777	$512,887
Range of Current Mortgage Interest Rates	3.750% to 5.375%	4.750% to 5.375%	4.750% to 5.375%	4.750% to 5.375%
Weighted Average Current Mortgage Interest Rate	5.247%	5.240%	5.207%	5.257%
Weighted Average Current Net Mortgage Interest Rate	4.987%	4.980%	4.947%	4.997%
Range of Remaining Terms to Stated Maturity	209 to 360 Months	209 to 334 Months	335 to 340 Months	225 to 353 Months
Weighted Average Remaining Term to Stated Maturity	346 Months	329 Months	338 Months	349 Months
Range of Original Loan-to-Value Ratios	7.45% to 100.00%	9.76% to 95.00%	18.90% to 95.00%	7.45% to 100.00%
Weighted Average Original Loan-to-Value Ratio	69.71%	64.45%	68.32%	71.05%
Range of Original Combined Loan-to-Value Ratios	7.45% to 100.00%	9.76% to 100.00%	18.90% to 100.00%	7.45% to 100.00%
Weighted Average Original Combined Loan-to-Value Ratio	75.85%	68.59%	74.71%	78.26%
Number of Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance	4	2	0	1
Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance as a Percentage of Aggregate Unpaid Principal Balance	0.07%	0.15%	0.00%	0.05%
Number of Mortgage Loans covered by an LPMI Policy	32	9	6	10
Mortgage Loans covered by an LPMI Policy as a Percentage of Aggregate Unpaid Principal Balance	0.44%	0.64%	0.59%	0.49%
Number of Interest Only Loans	3,269	228	320	1,064
Interest Only Loans as a Percentage of Aggregate Unpaid Principal Balance	60.07%	21.08%	40.41%	72.28%
Range of Remaining Interest Only Terms for Interest Only Mortgage Loans	24 to 120 Months	24 to 34 Months	35 to 40 Months	41 to 53 Months
Weighted Average Remaining Interest Only Term for Interest Only Mortgage Loans	52 Months	30 Months	38 Months	50 Months
Weighted Average Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	65.80%	59.93%	62.38%	66.76%
Maximum Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	91.74%	80.00%	80.00%	83.45%

APPENDIX A (Continued)

SELECTED MORTGAGE LOAN DATA (Continued)

(as of the Cut-Off Date)

	Group IV Mortgage Loans	Group V Mortgage Loans	Group VI Mortgage Loans	Group VII Mortgage Loans
Number of Mortgage Loans	749	76	1,324	1,420
Aggregate Unpaid Principal Balance	$408,924,452	$41,434,140	$765,227,994	$750,282,762
Range of Unpaid Principal Balances	$29,913 to $2,000,000	$19,750 to $1,625,000	$104,459 to $2,700,013	$73,500 to $2,855,000
Average Unpaid Principal Balance	$545,961	$545,186	$577,967	$528,368
Range of Current Mortgage Interest Rates	4.250% to 5.375%	5.125% to 5.375%	3.750% to 5.375%	3.875% to 6.250%
Weighted Average Current Mortgage Interest Rate	5.253%	5.244%	5.262%	5.524%
Weighted Average Current Net Mortgage Interest Rate	4.993%	4.984%	5.002%	5.264%
Range of Remaining Terms to Stated Maturity	353 to 360 Months	341 to 353 Months	353 to 360 Months	240 to 360 Months
Weighted Average Remaining Term to Stated Maturity	356 Months	350 Months	356 Months	359 Months
Range of Original Loan-to-Value Ratios	16.37% to 95.00%	26.22% to 90.00%	19.05% to 95.00%	13.74% to 95.00%
Weighted Average Original Loan-to-Value Ratio	72.79%	67.03%	71.63%	69.75%
Range of Original Combined Loan-to-Value Ratios	16.37% to 100.00%	26.22% to 100.00%	19.64% to 100.00%	13.74% to 100.00%
Weighted Average Original Combined Loan-to-Value Ratio	79.05%	71.88%	78.09%	75.08%
Number of Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance	0	0	1	0
Mortgage Loans with Original Loan-to-Value Ratios greater than 80% not covered by Primary Mortgage Insurance as a Percentage of Aggregate Unpaid Principal Balance	0.00%	0.00%	0.10%	0.00%
Number of Mortgage Loans covered by an LPMI Policy	3	0	4	1
Mortgage Loans covered by an LPMI Policy as a Percentage of Aggregate Unpaid Principal Balance	0.31%	0.00%	0.25%	0.02%
Number of Interest Only Loans	618	34	1,005	1,039
Interest Only Loans as a Percentage of Aggregate Unpaid Principal Balance	82.71%	47.55%	76.95%	73.17%
Range of Remaining Interest Only Terms for Interest Only Mortgage Loans	53 to 120 Months	41 to 53 Months	53 to 120 Months	58 to 120 Months
Weighted Average Remaining Interest Only Term for Interest Only Mortgage Loans	58 Months	49 Months	58 Months	119 Months
Weighted Average Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	68.31%	62.05%	68.35%	67.27%
Maximum Original Loan-to-Value Ratio of Mortgage Loans with Original Principal Balances greater than $600,000	90.00%	80.00%	91.74%	90.00%

APPENDIX A (Continued)

SELECTED MORTGAGE LOAN DATA (Continued)

(as of the Cut-Off Date)

	Aggregate Crossed Group Mortgage Loans	Group I Mortgage Loans	Group II Mortgage Loans	Group III Mortgage Loans
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Unpaid Principal Balance
California	57.58%	43.10%	54.14%	53.89%
Florida	*	*	5.21%	6.32%
Texas	*	6.30%	*	*
Virginia	*	*	*	6.21%
New York	*	*	5.38%	*
Maximum Five-Digit Zip Code Concentration	0.62%	0.91%	1.17%	0.76%
Earliest Origination Month	November 2001	November 2001	July 2003	December 2003
Latest Origination Month	August 2005	July 2003	January 2004	February 2005
Latest Stated Maturity Date	September 1, 2035	July 1, 2033	January 1, 2034	February 1, 2035
Range of Gross Margins	2.250% to 2.750%	2.250% to 2.750%	2.250% to 2.750%	2.250% to 2.750%
Weighted Average Gross Margin	2.663%	2.558%	2.626%	2.701%
Range of Rate Ceilings	8.750% to 10.375%	9.750% to 10.375%	9.750% to 10.375%	9.750% to 10.375%
Weighted Average Rate Ceiling	10.247%	10.240%	10.207%	10.257%
Range of Months to First Adjustment Date	15 to 60 Months	15 to 34 Months	35 to 40 Months	41 to 53 Months
Weighted Average Months to First Adjustment Date	46 Months	29 Months	38 Months	49 Months
Number of Relocation Mortgage Loans	143	44	9	27
Relocation Mortgage Loans as a Percentage of Aggregate Unpaid Principal Balance	2.45%	3.53%	1.12%	1.75%
Number of Subsidy Loans	25	16	1	2
Subsidy Loans as a Percentage of Aggregate Unpaid Principal Balance	0.48%	1.25%	0.11%	0.12%
Number of Buy-Down Loans	44	0	0	0
Buy-Down Loans as a Percentage of Aggregate Unpaid Principal Balance	0.76%	0.00%	0.00%	0.00%
Number of Home Asset ManagementSM Account Loans	205	19	17	101
Home Asset ManagementSM Account Loans as a Percentage of Aggregate Unpaid Principal Balance	3.00%	1.43%	1.71%	5.77%
Number of LOC Pledged Asset Mortgage Loans	4	0	0	2
LOC Pledged Asset Mortgage Loans as a Percentage of Aggregate Unpaid Principal Balance	0.07%	0.00%	0.00%	0.11%
Weighted Average Original FICO Score(1)	735	729	726	734
Weighted Average Recent FICO Score(1)	737	739	730	732

(1)	Does not include the Mortgage Loans for which FICO Scores are not available.
*	Less than 5% of the aggregate unpaid principal balance as of the Cut-Off Date.

APPENDIX A (Continued)

SELECTED MORTGAGE LOAN DATA (Continued)

(as of the Cut-Off Date)

	Group IV Mortgage Loans	Group V Mortgage Loans	Group VI Mortgage Loans	Group VII Mortgage Loans
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Unpaid Principal Balance
California	51.57%	34.24%	78.71%	44.09%
Colorado	*	54.24%	*	*
Connecticut	*	8.45%	*	*
Florida	7.22%	*	*	*
Maryland	*	*	*	5.03%
Maximum Five-Digit Zip Code Concentration	0.79%	3.92%	1.15%	0.81%
Earliest Origination Month	January 2005	January 2004	December 2004	April 2004
Latest Origination Month	August 2005	January 2005	August 2005	August 2005
Latest Stated Maturity Date	September 1, 2035	February 1, 2035	September 1, 2035	September 1, 2035
Range of Gross Margins	2.250% to 2.750%	2.250% to 2.750%	2.250% to 2.750%	2.750% to 2.750%
Weighted Average Gross Margin	2.712%	2.623%	2.700%	2.750%
Range of Rate Ceilings	9.250% to 10.375%	10.125% to 10.375%	8.750% to 10.375%	8.875% to 11.250%
Weighted Average Rate Ceiling	10.253%	10.244%	10.262%	10.524%
Range of Months to First Adjustment Date	53 to 60 Months	41 to 53 Months	53 to 60 Months	112 to 120 Months
Weighted Average Months to First Adjustment Date	56 Months	50 Months	56 Months	119 Months
Number of Relocation Mortgage Loans	28	0	35	45
Relocation Mortgage Loans as a Percentage of Aggregate Unpaid Principal Balance	3.38%	0.00%	2.68%	3.17%
Number of Subsidy Loans	1	0	5	4
Subsidy Loans as a Percentage of Aggregate Unpaid Principal Balance	0.12%	0.00%	0.69%	0.31%
Number of Buy-Down Loans	17	0	27	60
Buy-Down Loans as a Percentage of Aggregate Unpaid Principal Balance	2.31%	0.00%	1.74%	4.00%
Number of Home Asset ManagementSM Account Loans	41	3	24	72
Home Asset ManagementSM Account Loans as a Percentage of Aggregate Unpaid Principal Balance	4.44%	2.59%	1.39%	3.36%
Number of LOC Pledged Asset Mortgage Loans	0	0	2	0
LOC Pledged Asset Mortgage Loans as a Percentage of Aggregate Unpaid Principal Balance	0.00%	0.00%	0.18%	0.00%
Weighted Average Original FICO Score(1)	743	739	741	747
Weighted Average Recent FICO Score(1)	743	739	742	N/A

(1)	Does not include the Mortgage Loans for which FICO Scores are not available.
*	Less than 5% of the aggregate unpaid principal balance as of the Cut-Off Date.

APPENDIX A (Continued)

AGGREGATE CROSSED GROUP MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
3.750% to 3.999%	1	$953,156.68	0.03%
4.000% to 4.249%	0	0.00	0.00
4.250% to 4.499%	2	991,844.54	0.03
4.500% to 4.749%	3	1,808,055.70	0.06
4.750% to 4.999%	26	17,559,001.63	0.59
5.000% to 5.249%	1,743	917,737,398.49	30.67
5.250% to 5.375%	3,908	2,053,166,614.42	68.62

Total	5,683	$2,992,216,071.46	100.00%

DOCUMENTATION LEVELS
Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	3,338	$1,784,204,003.50	59.63%
Income Verification	177	91,500,447.97	3.06
Asset Verification	1,878	982,577,800.56	32.84
No Documentation	290	133,933,819.43	4.48

Total	5,683	$2,992,216,071.46	100.00%

REMAINING TERMS TO STATED MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
209	1	$429,879.01	0.01%
225	1	359,886.81	0.01
315	2	1,411,207.68	0.05
316	3	1,299,141.96	0.04
320	1	379,991.07	0.01
321	3	1,343,388.19	0.04
322	1	590,669.28	0.02
323	1	357,574.30	0.01
324	91	42,138,585.74	1.41
325	124	56,902,000.24	1.90
326	138	63,494,200.06	2.12
327	69	35,441,771.20	1.18
328	107	47,824,571.95	1.60
329	134	65,699,462.10	2.20
330	142	68,241,200.63	2.28
331	109	55,119,408.47	1.84
332	134	70,703,333.39	2.36
333	105	52,619,844.21	1.76
334	35	18,973,673.19	0.63
335	13	8,214,897.51	0.27
336	83	41,873,630.24	1.40
337	231	117,928,490.77	3.94
338	193	96,559,772.08	3.23
339	169	89,268,224.55	2.98
340	143	69,457,618.98	2.32
341	67	31,678,065.92	1.06
342	24	11,453,968.82	0.38
343	9	3,728,506.85	0.12
344	10	5,343,812.16	0.18
345	18	8,087,766.64	0.27
346	189	94,830,052.63	3.17
347	321	162,697,734.97	5.44
348	195	97,617,260.46	3.26
349	28	14,756,712.58	0.49
350	6	2,857,548.43	0.10
351	11	5,643,825.59	0.19
352	316	163,328,595.13	5.46
353	464	256,930,552.38	8.59
354	400	221,166,510.17	7.39
355	518	284,530,912.24	9.51
356	346	201,897,214.78	6.75
357	335	189,418,178.07	6.33
358	168	103,059,143.73	3.44
359	200	111,396,156.30	3.72
360	25	15,161,130.00	0.51

Total	5,683	$2,992,216,071.46	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2001	5	$2,710,349.64	0.09%
2002	539	251,558,359.47	8.41
2003	1,489	752,622,660.05	25.15
2004	1,225	619,106,039.21	20.69
2005	2,425	1,366,218,663.09	45.66

Total .	5,683	$2,992,216,071.46	100.00%

APPENDIX A (Continued)

AGGREGATE CROSSED GROUP MORTGAGE LOAN DATA

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	4,803	$2,552,248,811.81	85.30%
Two- to four-family units	58	38,087,749.10	1.27
Condominiums
High-rise (greater than four stories)	162	85,789,349.87	2.87
Low-rise (four stories or less)	635	303,325,219.57	10.14
Cooperative Units	25	12,764,941.11	0.43
Manufactured Homes	0	0.00	0.00

Total	5,683	$2,992,216,071.46	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	3	$1,658,119.56	0.06%
Alaska	2	1,290,363.29	0.04
Arizona	60	34,567,167.92	1.16
Arkansas	2	909,245.92	0.03
California	3,226	1,722,965,672.34	57.58
Colorado	155	81,897,925.97	2.74
Connecticut	61	32,736,499.82	1.09
Delaware	17	9,438,847.92	0.32
District of Columbia	59	30,506,940.36	1.02
Florida	251	140,774,730.11	4.70
Georgia	79	40,422,092.56	1.35
Hawaii	15	11,498,194.52	0.38
Idaho	15	7,852,998.07	0.26
Illinois	143	71,293,964.03	2.38
Indiana	5	2,443,970.05	0.08
Iowa	5	2,337,672.08	0.08
Kansas	7	5,194,216.63	0.17
Kentucky	3	1,777,670.49	0.06
Maine	4	2,487,497.99	0.08
Maryland	143	71,847,094.71	2.40
Massachusetts	126	64,255,744.26	2.15
Michigan	36	17,551,661.43	0.59
Minnesota	78	38,077,245.25	1.27
Missouri	27	14,251,374.31	0.48
Montana	9	4,670,404.54	0.16
Nebraska	4	1,957,028.30	0.07
Nevada	63	31,459,969.79	1.05
New Hampshire	12	5,894,178.38	0.20
New Jersey	194	101,526,552.80	3.39
New Mexico	17	8,261,756.52	0.28
New York	168	92,652,832.66	3.10
North Carolina	46	21,959,182.39	0.73
North Dakota	1	347,408.00	0.01
Ohio	25	12,511,199.01	0.42
Oklahoma	2	791,531.46	0.03
Oregon	28	14,390,834.87	0.48
Pennsylvania	49	22,801,278.61	0.76
Rhode Island	6	2,471,965.93	0.08
South Carolina	38	21,444,800.99	0.72
Tennessee	6	2,815,181.88	0.09
Texas	125	61,177,873.96	2.04
Utah	8	3,847,792.92	0.13
Vermont	2	1,209,435.75	0.04
Virginia	237	112,120,957.79	3.75
Washington	109	53,156,219.95	1.78
West Virginia	1	1,000,000.00	0.03
Wisconsin	9	4,722,983.54	0.16
Wyoming	2	987,791.83	0.03

Total	5,683	$2,992,216,071.46	100.00%

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	505	$290,622,227.97	9.71%
50.01% to 55.00%	216	120,887,558.06	4.04
55.01% to 60.00%	328	186,765,340.40	6.24
60.01% to 65.00%	452	269,493,759.07	9.01
65.01% to 70.00%	756	423,716,788.35	14.16
70.01% to 75.00%	604	336,002,682.44	11.23
75.01% to 80.00%	2,736	1,328,178,828.49	44.39
80.01% to 85.00%	19	7,648,968.20	0.26
85.01% to 90.00%	42	18,208,854.25	0.61
90.01% to 95.00%	24	10,326,564.23	0.35
95.01% to 100.00%	1	364,500.00	0.01

Total	5,683	$2,992,216,071.46	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	394	$220,576,362.46	7.37%
50.01% to 55.00%	175	92,803,358.45	3.10
55.01% to 60.00%	270	148,909,404.81	4.98
60.01% to 65.00%	391	224,573,683.69	7.51
65.01% to 70.00%	588	326,503,485.75	10.91
70.01% to 75.00%	557	305,429,011.04	10.21
75.01% to 80.00%	1,193	611,179,487.72	20.43
80.01% to 85.00%	197	111,272,940.05	3.72
85.01% to 90.00%	916	481,193,256.94	16.08
90.01% to 95.00%	811	386,116,761.31	12.90
95.01% to 100.00%	191	83,658,319.24	2.80

Total	5,683	$2,992,216,071.46	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	1,209	451,607,604.47	15.09
$400,001 to $450,000	1,094	456,661,672.09	15.26
$450,001 to $500,000	921	428,709,064.08	14.33
$500,001 to $550,000	626	323,102,719.65	10.80
$550,001 to $600,000	466	264,635,634.09	8.84
$600,001 to $650,000	484	300,810,738.82	10.05
$650,001 to $700,000	158	104,680,903.73	3.50
$700,001 to $750,000	134	96,023,668.59	3.21
$750,001 to $800,000	99	75,504,220.88	2.52
$800,001 to $850,000	69	56,105,291.27	1.88
$850,001 to $900,000	65	56,300,780.42	1.88
$900,001 to $950,000	59	54,108,646.90	1.81
$950,001 to $1,000,000	233	226,319,892.31	7.56
Over $1,000,000	66	97,645,234.16	3.26

Total	5,683	$2,992,216,071.46	100.00%

APPENDIX A (Continued)

AGGREGATE CROSSED GROUP MORTGAGE LOAN DATA

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	4,418	$2,369,437,315.31	79.19%
Other Originators	1,265	622,778,756.15	20.81

Total	5,683	$2,992,216,071.46	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	3,161	$1,667,056,738.48	55.71%
Equity Take Out Refinance	962	507,631,040.95	16.97
Rate/Term Refinance	1,560	817,528,292.03	27.32

Total	5,683	$2,992,216,071.46	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	25	$11,890,962.95	0.40%
Primary Residence	5,264	2,755,852,436.39	92.10
Second Home	394	224,472,672.12	7.50

Total	5,683	$2,992,216,071.46	100.00%

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
8.750% to 8.999%	1	$953,156.68	0.03%
9.000% to 9.249%	0	0.00	0.00
9.250% to 9.499%	2	991,844.54	0.03
9.500% to 9.749%	3	1,808,055.70	0.06
9.750% to 9.999%	26	17,559,001.63	0.59
10.000% to 10.249%	1,743	917,737,398.49	30.67
10.250% to 10.375%	3,908	2,053,166,614.42	68.62

Total	5,683	$2,992,216,071.46	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	1,051	$521,836,933.79	17.44%
2.500% to 2.749%	1	364,988.18	0.01
2.750% to 2.750%	4,631	2,470,014,149.49	82.55

Total	5,683	$2,992,216,071.46	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
15	2	$1,411,207.68	0.05%
16	3	1,299,141.96	0.04
20	1	379,991.07	0.01
21	3	1,343,388.19	0.04
22	1	590,669.28	0.02
23	1	357,574.30	0.01
24	91	42,138,585.74	1.41
25	124	56,902,000.24	1.90
26	138	63,494,200.06	2.12
27	69	35,441,771.20	1.18
28	107	47,824,571.95	1.60
29	135	66,129,341.11	2.21
30	142	68,241,200.63	2.28
31	109	55,119,408.47	1.84
32	134	70,703,333.39	2.36
33	105	52,619,844.21	1.76
34	35	18,973,673.19	0.63
35	13	8,214,897.51	0.27
36	83	41,873,630.24	1.40
37	231	117,928,490.77	3.94
38	193	96,559,772.08	3.23
39	169	89,268,224.55	2.98
40	143	69,457,618.98	2.32
41	67	31,678,065.92	1.06
42	24	11,453,968.82	0.38
43	9	3,728,506.85	0.12
44	10	5,343,812.16	0.18
45	19	8,447,653.45	0.28
46	189	94,830,052.63	3.17
47	321	162,697,734.97	5.44
48	195	97,617,260.46	3.26
49	28	14,756,712.58	0.49
50	6	2,857,548.43	0.10
51	11	5,643,825.59	0.19
52	316	163,328,595.13	5.46
53	464	256,930,552.38	8.59
54	400	221,166,510.17	7.39
55	518	284,530,912.24	9.51
56	346	201,897,214.78	6.75
57	335	189,418,178.07	6.33
58	168	103,059,143.73	3.44
59	200	111,396,156.30	3.72
60	25	15,161,130.00	0.51

Total	5,683	$2,992,216,071.46	100.00%

APPENDIX A (Continued)

AGGREGATE CROSSED GROUP MORTGAGE LOAN DATA

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	2,414	$1,194,679,161.63	39.93%
24	8	4,937,725.44	0.17
25	16	8,684,289.29	0.29
26	19	9,698,332.01	0.32
27	17	10,507,901.89	0.35
28	16	7,898,737.24	0.26
29	21	10,459,919.16	0.35
30	32	15,801,196.24	0.53
31	22	12,103,812.48	0.40
32	31	17,540,972.21	0.59
33	35	18,268,315.80	0.61
34	11	6,984,055.03	0.23
35	5	2,963,154.15	0.10
36	29	15,699,640.46	0.52
37	72	38,851,218.65	1.30
38	64	34,501,937.71	1.15
39	86	45,952,664.59	1.54
40	64	33,075,043.58	1.11
41	35	17,877,671.47	0.60
42	13	5,975,344.76	0.20
43	5	2,115,200.00	0.07
44	6	3,291,634.67	0.11
45	12	5,518,592.30	0.18
46	122	62,207,627.25	2.08
47	206	107,575,595.07	3.60
48	123	61,841,277.01	2.07
49	22	12,077,644.99	0.40
50	5	2,482,321.47	0.08
51	8	4,343,655.31	0.15
52	247	127,918,713.30	4.28
53	367	206,650,681.06	6.91
54	317	176,927,957.89	5.91
55	424	228,715,215.35	7.64
56	276	165,038,709.92	5.52
57	269	151,977,093.18	5.08
58	100	64,290,829.13	2.15
59	91	51,981,913.13	1.74
60	15	9,104,450.00	0.30
117	4	2,456,999.99	0.08
118	22	13,624,968.06	0.46
119	27	16,504,898.59	0.55
120	5	3,109,000.00	0.10

Total	5,683	$2,992,216,071.46	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	160	82,038,835.63	2.74	69.71
651 to 700	1,219	643,229,367.75	21.50	70.13
701 to 750	1,942	1,010,485,877.32	33.77	70.14
751 to 800	2,149	1,149,555,146.78	38.42	69.27
801 to 850	199	99,905,626.58	3.34	67.11
Not Available	14	7,001,217.40	0.23	78.06

Total/Weighted Average	5,683	$2,992,216,071.46	100.00%	69.71%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	3	1,286,321.35	0.04	72.64
501 to 550	10	4,553,706.63	0.15	75.59
551 to 600	49	23,777,372.78	0.79	68.65
601 to 650	213	108,254,420.75	3.62	70.46
651 to 700	1,100	580,302,014.78	19.39	70.73
701 to 750	1,692	893,794,643.47	29.87	70.50
751 to 800	2,280	1,216,598,092.56	40.66	69.12
801 to 850	331	161,062,481.82	5.38	65.36
Not Available	5	2,587,017.32	0.09	81.78

Total/Weighted Average	5,683	$2,992,216,071.46	100.00%	69.71%

APPENDIX A (Continued)

GROUP I MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4.750% to 4.999%	2	$1,421,608.87	0.24%
5.000% to 5.249%	424	207,512,764.82	35.60
5.250% to 5.375%	774	374,035,528.98	64.16

Total	1,200	$582,969,902.67	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	800	$388,354,153.64	66.62%
Income Verification	29	14,429,373.68	2.48
Asset Verification	323	156,357,414.93	26.82
No Documentation	48	23,828,960.42	4.09

Total	1,200	$582,969,902.67	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
209	1	$429,879.01	0.07%
315	2	1,411,207.68	0.24
316	3	1,299,141.96	0.22
320	1	379,991.07	0.07
321	3	1,343,388.19	0.23
322	1	590,669.28	0.10
323	1	357,574.30	0.06
324	91	42,138,585.74	7.23
325	124	56,902,000.24	9.76
326	138	63,494,200.06	10.89
327	69	35,441,771.20	6.08
328	107	47,824,571.95	8.20
329	134	65,699,462.10	11.27
330	142	68,241,200.63	11.71
331	109	55,119,408.47	9.45
332	134	70,703,333.39	12.13
333	105	52,619,844.21	9.03
334	35	18,973,673.19	3.25

Total	1,200	$582,969,902.67	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2001	5	$2,710,349.64	0.46%
2002	539	251,558,359.47	43.15
2003	656	328,701,193.56	56.38

Total	1,200	$582,969,902.67	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	1,095	$532,843,070.98	91.40%
Two- to four-family units	7	3,627,577.22	0.62
Condominiums
High-rise (greater than four stories)	30	14,928,405.32	2.56
Low-rise (four stories or less)	65	30,195,659.03	5.18
Cooperative Units	3	1,375,190.12	0.24
Manufactured Homes	0	0.00	0.00

Total	1,200	$582,969,902.67	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	1	$466,119.56	0.08%
Arizona	15	7,416,354.42	1.27
California	526	251,282,577.90	43.10
Colorado	46	21,712,936.34	3.72
Connecticut	28	14,131,076.19	2.42
Delaware	5	2,519,100.21	0.43
District of Columbia	6	3,278,675.34	0.56
Florida	39	19,560,933.58	3.36
Georgia	31	14,529,452.00	2.49
Hawaii	1	541,710.70	0.09
Idaho	5	2,225,039.01	0.38
Illinois	39	18,574,826.29	3.19
Indiana	2	813,297.16	0.14
Iowa	3	1,331,240.56	0.23
Kansas	3	1,935,460.79	0.33
Kentucky	1	565,170.49	0.10
Maine	1	389,189.29	0.07
Maryland	31	15,183,492.66	2.60
Massachusetts	42	20,733,262.17	3.56
Michigan	9	4,377,967.85	0.75
Minnesota	22	9,456,328.47	1.62
Missouri	8	3,028,882.26	0.52
Montana	2	793,364.08	0.14
Nebraska	3	1,557,428.30	0.27
Nevada	14	7,016,462.39	1.20
New Hampshire	2	954,515.69	0.16
New Jersey	50	27,014,750.87	4.63
New Mexico	2	935,535.33	0.16
New York	39	19,286,044.33	3.31
North Carolina	17	8,039,646.20	1.38
North Dakota	1	347,408.00	0.06
Ohio	11	6,429,759.46	1.10
Oklahoma	1	371,531.46	0.06
Oregon	9	4,900,554.93	0.84
Pennsylvania	12	5,792,633.52	0.99
Rhode Island	2	783,564.18	0.13
South Carolina	12	6,724,997.03	1.15
Tennessee	5	2,402,990.22	0.41
Texas	75	36,710,929.83	6.30
Utah	1	391,944.84	0.07
Vermont	1	788,841.06	0.14
Virginia	44	19,755,979.37	3.39
Washington	29	15,857,029.01	2.72
Wisconsin	4	2,060,899.33	0.35

Total	1,200	$582,969,902.67	100.00%

APPENDIX A (Continued)

GROUP I MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	202	$99,881,407.86	17.13%
50.01% to 55.00%	71	36,596,827.09	6.28
55.01% to 60.00%	113	58,127,967.17	9.97
60.01% to 65.00%	114	62,093,764.36	10.65
65.01% to 70.00%	202	100,492,569.41	17.24
70.01% to 75.00%	127	58,929,616.59	10.11
75.01% to 80.00%	347	157,159,008.57	26.96
80.01% to 85.00%	9	3,548,886.72	0.61
85.01% to 90.00%	9	3,731,898.25	0.64
90.01% to 95.00%	6	2,407,956.65	0.41

Total	1,200	$582,969,902.67	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	165	$81,078,769.26	13.91%
50.01% to 55.00%	67	33,610,982.07	5.77
55.01% to 60.00%	99	49,343,187.73	8.46
60.01% to 65.00%	101	52,736,741.37	9.05
65.01% to 70.00%	172	84,257,793.35	14.45
70.01% to 75.00%	127	60,420,471.21	10.36
75.01% to 80.00%	221	104,018,276.54	17.84
80.01% to 85.00%	52	24,906,602.42	4.27
85.01% to 90.00%	106	52,940,516.54	9.08
90.01% to 95.00%	85	37,883,698.28	6.50
95.01% to 100.00%	5	1,772,863.90	0.30

Total	1,200	$582,969,902.67	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	304	109,730,672.66	18.82
$400,001 to $450,000	252	102,269,623.31	17.54
$450,001 to $500,000	197	87,705,593.53	15.04
$500,001 to $550,000	129	64,547,915.57	11.07
$550,001 to $600,000	95	52,763,969.84	9.05
$600,001 to $650,000	84	51,399,397.73	8.82
$650,001 to $700,000	20	12,751,549.06	2.19
$700,001 to $750,000	23	16,096,278.86	2.76
$750,001 to $800,000	16	11,518,814.41	1.98
$800,001 to $850,000	8	6,275,891.82	1.08
$850,001 to $900,000	16	13,721,623.86	2.35
$900,001 to $950,000	9	7,924,685.32	1.36
$950,001 to $1,000,000	43	40,451,104.92	6.94
Over $1,000,000	4	5,812,781.78	1.00

Total	1,200	$582,969,902.67	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	647	$322,560,149.84	55.33%
Other Originators	553	260,409,752.83	44.67

Total	1,200	$582,969,902.67	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	285	$138,665,088.62	23.79%
Equity Take Out Refinance	225	105,261,026.38	18.06
Rate/Term Refinance	690	339,043,787.67	58.16

Total	1,200	$582,969,902.67	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	0	$0.00	0.00%
Primary Residence	1,131	546,423,400.95	93.73
Second Home	69	36,546,501.72	6.27

Total	1,200	$582,969,902.67	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
15	2	$1,411,207.68	0.24%
16	3	1,299,141.96	0.22
20	1	379,991.07	0.07
21	3	1,343,388.19	0.23
22	1	590,669.28	0.10
23	1	357,574.30	0.06
24	91	42,138,585.74	7.23
25	124	56,902,000.24	9.76
26	138	63,494,200.06	10.89
27	69	35,441,771.20	6.08
28	107	47,824,571.95	8.20
29	135	66,129,341.11	11.34
30	142	68,241,200.63	11.71
31	109	55,119,408.47	9.45
32	134	70,703,333.39	12.13
33	105	52,619,844.21	9.03
34	35	18,973,673.19	3.25

Total	1,200	$582,969,902.67	100.00%

APPENDIX A (Continued)

GROUP I MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
9.750% to 9.999%	2	$1,421,608.87	0.24%
10.000% to 10.249%	424	207,512,764.82	35.60
10.250% to 10.375%	774	374,035,528.98	64.16

Total	1,200	$582,969,902.67	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	972	$460,084,645.88	78.92%
24	8	4,937,725.44	0.85
25	16	8,684,289.29	1.49
26	19	9,698,332.01	1.66
27	17	10,507,901.89	1.80
28	16	7,898,737.24	1.35
29	21	10,459,919.16	1.79
30	32	15,801,196.24	2.71
31	22	12,103,812.48	2.08
32	31	17,540,972.21	3.01
33	35	18,268,315.80	3.13
34	11	6,984,055.03	1.20

Total	1,200	$582,969,902.67	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	474	$223,381,359.58	38.32%
2.500% to 2.749%	1	364,988.18	0.06
2.750% to 2.750%	725	359,223,554.91	61.62

Total	1,200	$582,969,902.67	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	61	31,479,451.81	5.40	66.34
651 to 700	278	138,111,659.66	23.69	65.81
701 to 750	415	197,937,256.27	33.95	64.69
751 to 800	403	195,606,054.12	33.55	63.12
801 to 850	38	17,182,670.27	2.95	61.70
Not Available	5	2,652,810.54	0.46	69.86

Total/Weighted Average	1,200	$582,969,902.67	100.00%	64.45%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	2	897,865.40	0.15	69.46
501 to 550	1	405,117.96	0.07	73.91
551 to 600	16	7,421,741.50	1.27	62.88
601 to 650	54	25,941,708.73	4.45	66.53
651 to 700	196	95,659,201.01	16.41	65.72
701 to 750	339	170,681,162.57	29.28	64.57
751 to 800	502	242,670,329.53	41.63	64.28
801 to 850	90	39,292,775.97	6.74	60.59
Not Available	0	0.00	0.00	0.00

Total/Weighted Average	1,200	$582,969,902.67	100.00%	64.45%

APPENDIX A (Continued)

GROUP II MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4.750% to 4.999%	12	$8,860,822.76	2.09%
5.000% to 5.249%	352	180,111,191.07	42.55
5.250% to 5.375%	468	234,330,620.30	55.36

Total	832	$423,302,634.13	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	580	$297,948,669.09	70.39%
Income Verification	18	9,677,883.30	2.29
Asset Verification	222	110,064,714.62	26.00
No Documentation	12	5,611,367.12	1.33

Total	832	$423,302,634.13	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
335	13	$8,214,897.51	1.94%
336	83	41,873,630.24	9.89
337	231	117,928,490.77	27.86
338	193	96,559,772.08	22.81
339	169	89,268,224.55	21.09
340	143	69,457,618.98	16.41

Total	832	$423,302,634.13	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2003	829	$422,040,477.19	99.70%
2004	3	1,262,156.94	0.30

Total .	832	$423,302,634.13	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	717	$367,625,203.87	86.85%
Two- to four-family units	8	4,703,603.13	1.11
Condominiums
High-rise (greater than four stories)	27	14,505,633.04	3.43
Low-rise (four stories or less)	75	33,834,635.41	7.99
Cooperative Units	5	2,633,558.68	0.62
Manufactured Homes	0	0.00	0.00

Total	832	$423,302,634.13	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alaska	1	$534,843.29	0.13%
Arizona	8	5,791,525.70	1.37
Arkansas	2	909,245.92	0.21
California	463	229,186,819.25	54.14
Colorado	31	15,893,086.46	3.75
Connecticut	7	2,933,639.93	0.69
Delaware	3	1,440,844.13	0.34
District of Columbia	10	4,895,565.46	1.16
Florida	40	22,049,253.84	5.21
Georgia	10	6,123,990.13	1.45
Hawaii	3	2,071,112.65	0.49
Idaho	2	1,043,259.06	0.25
Illinois	17	7,302,477.86	1.73
Indiana	1	626,264.56	0.15
Kansas	3	2,259,755.84	0.53
Maine	2	1,384,308.70	0.33
Maryland	13	7,000,993.34	1.65
Massachusetts	17	7,827,976.17	1.85
Michigan	10	4,957,977.52	1.17
Minnesota	13	7,206,153.77	1.70
Missouri	5	3,355,729.70	0.79
Montana	1	756,317.27	0.18
Nevada	10	5,172,216.82	1.22
New Hampshire	1	487,131.10	0.12
New Jersey	30	16,320,277.56	3.86
New Mexico	4	1,665,832.77	0.39
New York	41	22,786,052.54	5.38
North Carolina	5	2,269,693.63	0.54
Ohio	4	1,640,554.06	0.39
Oregon	6	3,219,263.43	0.76
Pennsylvania	12	5,448,566.28	1.29
South Carolina	4	2,028,505.79	0.48
Texas	17	8,938,491.49	2.11
Utah	2	1,144,120.62	0.27
Virginia	21	10,743,801.70	2.54
Washington	10	4,094,064.20	0.97
Wisconsin	1	805,129.76	0.19
Wyoming	2	987,791.83	0.23

Total	832	$423,302,634.13	100.00%

APPENDIX A (Continued)

GROUP II MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	85	$50,884,038.09	12.02%
50.01% to 55.00%	37	19,015,838.16	4.49
55.01% to 60.00%	47	25,014,323.17	5.91
60.01% to 65.00%	77	43,949,702.66	10.38
65.01% to 70.00%	141	76,869,991.90	18.16
70.01% to 75.00%	93	47,140,430.68	11.14
75.01% to 80.00%	338	154,857,987.40	36.58
80.01% to 85.00%	3	1,198,606.92	0.28
85.01% to 90.00%	8	3,178,943.39	0.75
90.01% to 95.00%	3	1,192,771.76	0.28

Total	832	$423,302,634.13	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	58	$32,079,898.69	7.58%
50.01% to 55.00%	30	14,804,556.19	3.50
55.01% to 60.00%	42	23,301,664.24	5.50
60.01% to 65.00%	63	32,696,870.72	7.72
65.01% to 70.00%	109	60,451,908.70	14.28
70.01% to 75.00%	92	46,346,632.95	10.95
75.01% to 80.00%	149	73,541,770.64	17.37
80.01% to 85.00%	38	21,385,286.80	5.05
85.01% to 90.00%	127	62,261,554.09	14.71
90.01% to 95.00%	113	52,192,106.98	12.33
95.01% to 100.00%	11	4,240,384.13	1.00

Total	832	$423,302,634.13	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	193	71,982,541.09	17.00
$400,001 to $450,000	182	74,902,609.57	17.69
$450,001 to $500,000	133	61,805,469.85	14.60
$500,001 to $550,000	87	44,600,153.56	10.54
$550,001 to $600,000	56	31,382,277.77	7.41
$600,001 to $650,000	72	44,290,091.51	10.46
$650,001 to $700,000	14	9,264,915.80	2.19
$700,001 to $750,000	16	11,443,287.69	2.70
$750,001 to $800,000	11	8,133,776.29	1.92
$800,001 to $850,000	11	8,868,469.44	2.10
$850,001 to $900,000	7	6,025,430.99	1.42
$900,001 to $950,000	10	9,110,862.41	2.15
$950,001 to $1,000,000	35	33,592,112.22	7.94
Over $1,000,000	5	7,900,635.94	1.87

Total	832	$423,302,634.13	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	574	$296,096,338.77	69.95%
Other Originators	258	127,206,295.36	30.05

Total	832	$423,302,634.13	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	422	$210,561,275.33	49.74%
Equity Take Out Refinance	126	62,575,771.36	14.78
Rate/Term Refinance	284	150,165,587.44	35.47

Total	832	$423,302,634.13	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	0	$0.00	0.00%
Primary Residence	773	391,239,100.58	92.43
Second Home	59	32,063,533.55	7.57

Total	832	$423,302,634.13	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
35	13	$8,214,897.51	1.94%
36	83	41,873,630.24	9.89
37	231	117,928,490.77	27.86
38	193	96,559,772.08	22.81
39	169	89,268,224.55	21.09
40	143	69,457,618.98	16.41

Total	832	$423,302,634.13	100.00%

APPENDIX A (Continued)

GROUP II MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
9.750% to 9.999%	12	$8,860,822.76	2.09%
10.000% to 10.249%	352	180,111,191.07	42.55
10.250% to 10.375%	468	234,330,620.30	55.36

Total	832	$423,302,634.13	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	512	$252,258,974.99	59.59%
35	5	2,963,154.15	0.70
36	29	15,699,640.46	3.71
37	72	38,851,218.65	9.18
38	64	34,501,937.71	8.15
39	86	45,952,664.59	10.86
40	64	33,075,043.58	7.81

Total	832	$423,302,634.13	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	213	$104,973,686.41	24.80%
2.500% to 2.749%	0	0.00	0.00
2.750% to 2.750%	619	318,328,947.72	75.20

Total	832	$423,302,634.13	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	48	24,052,610.44	5.68	69.58
651 to 700	209	107,065,381.41	25.29	68.52
701 to 750	279	143,289,332.41	33.85	68.71
751 to 800	276	138,753,519.59	32.78	67.46
801 to 850	17	8,850,674.69	2.09	67.58
Not Available	3	1,291,115.59	0.31	83.12

Total/Weighted Average	832	$423,302,634.13	100.00%	68.32%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	1	388,455.95	0.09	80.00
501 to 550	7	3,339,835.09	0.79	74.73
551 to 600	13	6,455,451.65	1.53	70.20
601 to 650	59	29,497,806.50	6.97	69.83
651 to 700	168	86,889,422.41	20.53	69.82
701 to 750	228	117,623,031.57	27.79	69.71
751 to 800	284	143,498,289.74	33.90	66.47
801 to 850	72	35,610,341.22	8.41	65.24
Not Available	0	0.00	0.00	0.00

Total/Weighted Average	832	$423,302,634.13	100.00%	68.32%

APPENDIX A (Continued)

GROUP III MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4.750% to 4.999%	1	$620,996.29	0.08%
5.000% to 5.249%	401	202,045,761.27	26.23
5.250% to 5.375%	1,100	567,690,191.32	73.69

Total	1,502	$770,356,948.88	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	935	$486,039,653.90	63.09%
Income Verification	52	26,951,499.47	3.50
Asset Verification	474	239,049,530.79	31.03
No Documentation	41	18,316,264.72	2.38

Total	1,502	$770,356,948.88	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
225	1	$359,886.81	0.05%
341	65	30,134,468.48	3.91
342	24	11,453,968.82	1.49
343	8	3,343,487.59	0.43
344	9	4,931,959.59	0.64
345	16	6,886,523.50	0.89
346	179	89,362,968.61	11.60
347	310	157,141,962.85	20.40
348	190	93,524,260.02	12.14
349	28	14,756,712.58	1.92
350	6	2,857,548.43	0.37
351	10	5,285,346.78	0.69
352	305	157,968,632.72	20.51
353	351	192,349,222.10	24.97

Total	1,502	$770,356,948.88	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2003	4	$1,880,989.30	0.24%
2004	1,175	591,331,872.06	76.76
2005	323	177,144,087.52	23.00

Total	1,502	$770,356,948.88	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	1,243	$643,813,684.96	83.57%
Two- to four-family units	17	11,931,234.03	1.55
Condominiums
High-rise (greater than four stories)	55	28,756,679.52	3.73
Low-rise (four stories or less)	175	79,823,375.07	10.36
Cooperative Units	12	6,031,975.30	0.78
Manufactured Homes	0	0.00	0.00

Total	1,502	$770,356,948.88	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Arizona	14	$7,430,742.16	0.96%
California	791	415,139,150.95	53.89
Colorado	3	1,917,787.99	0.25
Connecticut	3	1,972,076.59	0.26
Delaware	6	2,661,103.58	0.35
District of Columbia	26	14,459,769.44	1.88
Florida	89	48,667,532.58	6.32
Georgia	13	6,488,086.56	0.84
Hawaii	4	3,324,372.00	0.43
Idaho	2	1,052,800.00	0.14
Illinois	37	18,609,744.59	2.42
Indiana	1	620,996.29	0.08
Iowa	2	1,006,431.52	0.13
Maine	1	714,000.00	0.09
Maryland	58	28,394,500.71	3.69
Massachusetts	37	16,523,591.18	2.14
Michigan	12	5,415,394.62	0.70
Minnesota	26	12,997,103.84	1.69
Missouri	4	2,457,372.66	0.32
Montana	3	1,214,823.19	0.16
Nevada	17	8,513,157.21	1.11
New Hampshire	3	1,231,633.04	0.16
New Jersey	65	30,366,316.20	3.94
New Mexico	7	3,804,149.47	0.49
New York	57	31,009,577.39	4.03
North Carolina	15	7,324,854.42	0.95
Ohio	5	2,131,644.04	0.28
Oregon	7	3,491,207.44	0.45
Pennsylvania	18	9,170,479.98	1.19
Rhode Island	3	1,324,401.75	0.17
South Carolina	11	6,094,126.61	0.79
Texas	20	8,961,602.39	1.16
Utah	1	291,995.50	0.04
Vermont	1	420,594.69	0.05
Virginia	103	47,872,608.91	6.21
Washington	35	16,433,832.58	2.13
Wisconsin	2	847,386.81	0.11

Total	1,502	$770,356,948.88	100.00%

APPENDIX A (Continued)

GROUP III MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	93	$50,937,048.57	6.61%
50.01% to 55.00%	48	27,923,718.35	3.62
55.01% to 60.00%	73	43,590,889.44	5.66
60.01% to 65.00%	131	77,934,171.61	10.12
65.01% to 70.00%	204	112,324,779.37	14.58
70.01% to 75.00%	155	84,602,639.86	10.98
75.01% to 80.00%	772	362,614,811.94	47.07
80.01% to 85.00%	2	710,721.60	0.09
85.01% to 90.00%	12	4,948,189.69	0.64
90.01% to 95.00%	11	4,405,478.45	0.57
95.01% to 100.00%	1	364,500.00	0.05

Total	1,502	$770,356,948.88	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	73	$39,339,773.82	5.11%
50.01% to 55.00%	32	17,075,266.32	2.22
55.01% to 60.00%	51	26,496,028.32	3.44
60.01% to 65.00%	106	60,827,501.52	7.90
65.01% to 70.00%	143	78,810,645.54	10.23
70.01% to 75.00%	133	73,308,698.35	9.52
75.01% to 80.00%	302	152,344,185.76	19.78
80.01% to 85.00%	46	24,344,196.82	3.16
85.01% to 90.00%	298	152,310,251.96	19.77
90.01% to 95.00%	272	126,506,707.06	16.42
95.01% to 100.00%	46	18,993,693.41	2.47

Total	1,502	$770,356,948.88	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	362	137,749,288.15	17.88
$400,001 to $450,000	286	121,114,407.88	15.72
$450,001 to $500,000	243	113,311,461.73	14.71
$500,001 to $550,000	174	90,527,685.55	11.75
$550,001 to $600,000	112	64,198,447.88	8.33
$600,001 to $650,000	150	94,458,639.05	12.26
$650,001 to $700,000	34	22,168,870.41	2.88
$700,001 to $750,000	27	19,709,138.12	2.56
$750,001 to $800,000	22	17,230,515.25	2.24
$800,001 to $850,000	14	11,379,459.58	1.48
$850,001 to $900,000	11	9,680,181.27	1.26
$900,001 to $950,000	10	9,193,792.87	1.19
$950,001 to $1,000,000	46	45,448,083.61	5.90
Over $1,000,000	11	14,186,977.53	1.84

Total	1,502	$770,356,948.88	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	1,279	$661,540,447.23	85.87%
Other Originators	223	108,816,501.65	14.13

Total	1,502	$770,356,948.88	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	999	$506,620,524.72	65.76%
Equity Take Out Refinance	216	112,975,587.20	14.67
Rate/Term Refinance	287	150,760,836.96	19.57

Total	1,502	$770,356,948.88	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	1	$455,614.33	0.06%
Primary Residence	1,395	714,939,791.72	92.81
Second Home	106	54,961,542.83	7.13

Total	1,502	$770,356,948.88	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
41	65	$30,134,468.48	3.91%
42	24	11,453,968.82	1.49
43	8	3,343,487.59	0.43
44	9	4,931,959.59	0.64
45	17	7,246,410.31	0.94
46	179	89,362,968.61	11.60
47	310	157,141,962.85	20.40
48	190	93,524,260.02	12.14
49	28	14,756,712.58	1.92
50	6	2,857,548.43	0.37
51	10	5,285,346.78	0.69
52	305	157,968,632.72	20.51
53	351	192,349,222.10	24.97

Total	1,502	$770,356,948.88	100.00%

APPENDIX A (Continued)

GROUP III MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
9.750% to 9.999%	1	$620,996.29	0.08%
10.000% to 10.249%	401	202,045,761.27	26.23
10.250% to 10.375%	1,100	567,690,191.32	73.69

Total	1,502	$770,356,948.88	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	438	$213,516,531.01	27.72%
41	34	16,877,671.47	2.19
42	13	5,975,344.76	0.78
43	5	2,115,200.00	0.27
44	6	3,291,634.67	0.43
45	11	4,725,800.00	0.61
46	117	59,668,199.16	7.75
47	198	103,382,858.62	13.42
48	119	58,438,406.16	7.59
49	22	12,077,644.99	1.57
50	5	2,482,321.47	0.32
51	8	4,343,655.31	0.56
52	237	123,054,197.77	15.97
53	289	160,407,483.49	20.82

Total	1,502	$770,356,948.88	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	156	$76,016,230.41	9.87%
2.500% to 2.749%	0	0.00	0.00
2.750% to 2.750% .	1,346	694,340,718.47	90.13

Total	1,502	$770,356,948.88	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	33	15,752,202.72	2.04	75.52
651 to 700	328	171,148,881.90	22.22	72.12
701 to 750	540	272,555,167.19	35.38	71.18
751 to 800	564	291,683,122.46	37.86	70.24
801 to 850	35	18,287,702.27	2.37	66.96
Not Available	2	929,872.34	0.12	90.00

Total/Weighted Average	1,502	$770,356,948.88	100.00%	71.05%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	2	808,753.58	0.10	80.00
551 to 600	19	9,461,429.63	1.23	71.83
601 to 650	74	37,720,950.02	4.90	73.40
651 to 700	334	174,062,918.52	22.60	72.13
701 to 750	428	213,617,507.70	27.73	71.58
751 to 800	583	304,147,037.98	39.48	70.08
801 to 850	61	30,078,753.06	3.90	66.98
Not Available	1	459,598.39	0.06	90.00

Total/Weighted Average	1,502	$770,356,948.88	100.00%	71.05%

APPENDIX A (Continued)

GROUP IV MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
4.250% to 4.499%	1	$495,236.75	0.12%
4.500% to 4.749%	2	910,243.48	0.22
4.750% to 4.999%	6	3,421,260.60	0.84
5.000% to 5.249%	221	124,673,647.50	30.49
5.250% to 5.375%	519	279,424,063.48	68.33

Total	749	$408,924,451.81	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	360	$207,694,334.80	50.79%
Income Verification	24	12,438,817.64	3.04
Asset Verification	295	157,356,022.73	38.48
No Documentation	70	31,435,276.64	7.69

Total	749	$408,924,451.81	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
353	36	$18,252,883.09	4.46%
354	154	83,050,422.72	20.31
355	163	85,628,680.29	20.94
356	125	67,892,993.59	16.60
357	123	70,245,566.99	17.18
358	64	37,655,589.91	9.21
359	70	37,715,785.22	9.22
360	14	8,482,530.00	2.07

Total	749	$408,924,451.81	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2005	749	$408,924,451.81	100.00%

Total	749	$408,924,451.81	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	598	$331,912,031.39	81.17%
Two- to four-family units	7	4,753,629.63	1.16
Condominiums High-rise (greater than four stories)	29	15,968,474.34	3.90
Low-rise (four stories or less)	113	55,117,549.23	13.48
Cooperative Units	2	1,172,767.22	0.29
Manufactured Homes	0	0.00	0.00

Total	749	$408,924,451.81	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama .	1	$792,000.00	0.19%
Alaska .	1	755,520.00	0.18
Arizona .	10	6,749,831.00	1.65
California .	398	210,870,869.86	51.57
Colorado .	19	10,835,480.64	2.65
Connecticut .	13	7,750,208.39	1.90
Delaware .	2	2,439,000.00	0.60
District of Columbia .	8	4,066,409.60	0.99
Florida .	48	29,515,586.65	7.22
Georgia .	11	5,445,836.74	1.33
Hawaii .	4	3,501,200.00	0.86
Idaho .	2	841,900.00	0.21
Illinois .	28	16,054,624.53	3.93
Kentucky .	2	1,212,500.00	0.30
Maryland .	25	13,099,283.68	3.20
Massachusetts .	15	8,902,124.36	2.18
Michigan .	3	1,418,552.96	0.35
Minnesota .	9	4,545,306.72	1.11
Missouri .	3	1,678,229.39	0.41
Montana .	2	1,226,900.00	0.30
Nevada .	12	5,921,453.47	1.45
New Hampshire .	2	1,175,000.67	0.29
New Jersey .	31	17,497,175.31	4.28
New Mexico .	2	971,989.29	0.24
New York .	18	11,298,446.21	2.76
North Carolina .	2	1,029,437.13	0.25
Ohio .	4	1,839,241.45	0.45
Oklahoma .	1	420,000.00	0.10
Oregon .	3	1,533,772.80	0.38
Pennsylvania .	5	1,590,582.39	0.39
Rhode Island .	1	364,000.00	0.09
South Carolina .	6	3,794,100.82	0.93
Tennessee .	1	412,191.66	0.10
Texas .	6	2,933,790.87	0.72
Utah .	4	2,019,731.96	0.49
Virginia .	30	15,330,439.19	3.75
Washington .	16	8,091,734.07	1.98
West Virginia .	1	1,000,000.00	0.24

Total	749	$408,924,451.81	100.00%

APPENDIX A (Continued)

GROUP IV MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	35	$26,799,156.54	6.55%
50.01% to 55.00%	21	13,864,765.12	3.39
55.01% to 60.00%	32	18,966,456.22	4.64
60.01% to 65.00%	43	27,744,001.61	6.78
65.01% to 70.00%	50	29,456,185.29	7.20
70.01% to 75.00%	74	46,506,282.14	11.37
75.01% to 80.00%	486	241,889,611.85	59.15
80.01% to 85.00%	2	790,441.66	0.19
85.01% to 90.00%	5	2,467,648.93	0.60
90.01% to 95.00%	1	439,902.45	0.11

Total	749	$408,924,451.81	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	30	$22,941,297.46	5.61%
50.01% to 55.00%	14	8,140,564.82	1.99
55.01% to 60.00%	29	18,316,711.21	4.48
60.01% to 65.00%	38	24,621,372.11	6.02
65.01% to 70.00%	42	24,274,083.62	5.94
70.01% to 75.00%	65	38,520,228.07	9.42
75.01% to 80.00%	197	100,170,996.11	24.50
80.01% to 85.00%	21	14,612,886.90	3.57
85.01% to 90.00%	137	73,244,165.83	17.91
90.01% to 95.00%	129	62,544,302.47	15.29
95.01% to 100.00%	47	21,537,843.21	5.27

Total	749	$408,924,451.81	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	133	49,907,366.92	12.20
$400,001 to $450,000	141	59,701,955.95	14.60
$450,001 to $500,000	127	60,497,995.09	14.79
$500,001 to $550,000	79	41,067,670.90	10.04
$550,001 to $600,000	72	41,016,931.94	10.03
$600,001 to $650,000	64	39,711,130.61	9.71
$650,001 to $700,000	32	21,594,765.36	5.28
$700,001 to $750,000	22	15,598,233.00	3.81
$750,001 to $800,000	13	10,031,356.91	2.45
$800,001 to $850,000	9	7,225,086.78	1.77
$850,001 to $900,000	12	10,408,355.10	2.55
$900,001 to $950,000	6	5,604,249.15	1.37
$950,001 to $1,000,000	23	22,486,437.13	5.50
$1,000,001 to $1,500,000	11	14,090,372.44	3.45
$1,500,001 to $2,000,000	5	9,982,544.53	2.44

Total	749	$408,924,451.81	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	665	$364,134,069.90	89.05%
Other Originators	84	44,790,381.91	10.95

Total	749	$408,924,451.81	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	541	$291,866,220.92	71.37%
Equity Take Out Refinance	116	65,182,162.57	15.94
Rate/Term Refinance	92	51,876,068.32	12.69

Total	749	$408,924,451.81	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	4	$1,889,690.65	0.46%
Primary Residence	678	367,774,949.43	89.94
Second Home	67	39,259,811.73	9.60

Total	749	$408,924,451.81	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
53	36	$18,252,883.09	4.46%
54	154	83,050,422.72	20.31
55	163	85,628,680.29	20.94
56	125	67,892,993.59	16.60
57	123	70,245,566.99	17.18
58	64	37,655,589.91	9.21
59	70	37,715,785.22	9.22
60	14	8,482,530.00	2.07

Total	749	$408,924,451.81	100.00%

APPENDIX A (Continued)

GROUP IV MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
9.250% to 9.499%	1	$495,236.75	0.12%
9.500% to 9.749%	2	910,243.48	0.22
9.750% to 9.999%	6	3,421,260.60	0.84
10.000% to 10.249%	221	124,673,647.50	30.49
10.250% to 10.375%	519	279,424,063.48	68.33

Total	749	$408,924,451.81	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	131	$70,692,562.86	17.29%
53	35	17,856,423.71	4.37
54	131	71,784,668.38	17.55
55	146	74,914,853.56	18.32
56	104	57,222,131.42	13.99
57	105	59,749,299.37	14.61
58	38	23,699,202.82	5.80
59	28	14,587,295.42	3.57
60	9	5,689,850.00	1.39
118	11	6,543,245.77	1.60
119	10	5,699,918.50	1.39
120	1	485,000.00	0.12

Total	749	$408,924,451.81	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	55	$31,001,465.03	7.58%
2.500% to 2.749%	0	0.00	0.00
2.750% to 2.750%	694	377,922,986.78	92.42

Total	749	$408,924,451.81	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	9	5,845,230.10	1.43	73.65
651 to 700	145	77,397,399.15	18.93	72.73
701 to 750	230	126,958,178.41	31.05	73.81
751 to 800	320	175,735,664.66	42.98	72.52
801 to 850	43	22,157,114.45	5.42	68.84
Not Available	2	830,865.04	0.20	80.00

Total/Weighted Average	749	$408,924,451.81	100.00%	72.79%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	1	438,750.00	0.11	75.00
601 to 650	12	7,388,980.10	1.81	74.70
651 to 700	145	77,332,654.66	18.91	72.65
701 to 750	227	125,344,422.90	30.65	73.81
751 to 800	319	174,875,381.15	42.76	72.78
801 to 850	43	22,713,397.96	5.55	66.85
Not Available	2	830,865.04	0.20	80.00

Total/Weighted Average	749	$408,924,451.81	100.00%	72.79%

APPENDIX A (Continued)

GROUP V MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
5.000% to 5.249%	24	$13,043,380.54	31.48%
5.250% to 5.375%	52	28,390,759.29	68.52

Total	76	$41,434,139.83	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	38	$22,315,643.70	53.86%
Income Verification	4	2,304,258.38	5.56
Asset Verification	31	15,456,405.54	37.30
No Documentation	3	1,357,832.21	3.28

Total	76	$41,434,139.83	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
341	2	$1,543,597.44	3.73%
343	1	385,019.26	0.93
344	1	411,852.57	0.99
345	2	1,201,243.14	2.90
346	10	5,467,084.02	13.19
347	11	5,555,772.12	13.41
348	5	4,093,000.44	9.88
351	1	358,478.81	0.87
352	11	5,359,962.41	12.94
353	32	17,058,129.62	41.17

Total	76	$41,434,139.83	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2004	44	$24,376,010.21	58.83%
2005	32	17,058,129.62	41.17

Total .	76	$41,434,139.83	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	66	$35,901,117.51	86.65%
Two-to four-family units	1	481,000.00	1.16
Condominiums
High-rise (greater than four stories)	0	0.00	0.00
Low-rise (four stories or less)	9	5,052,022.32	12.19
Cooperative Units	0	0.00	0.00
Manufactured Homes	0	0.00	0.00

Total	76	$41,434,139.83	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
California	26	$14,189,024.50	34.24%
Colorado	41	22,475,074.91	54.24
Connecticut	6	3,500,300.17	8.45
Florida	1	385,019.26	0.93
Washington	2	884,720.99	2.14

Total	76	$41,434,139.83	100.00%

APPENDIX A (Continued)

GROUP V MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	9	$4,745,076.65	11.45%
50.01% to 55.00%	3	2,636,452.70	6.36
55.01% to 60.00%	6	3,849,921.89	9.29
60.01% to 65.00%	3	3,216,674.35	7.76
65.01% to 70.00%	15	8,823,358.61	21.29
70.01% to 75.00%	10	5,145,388.94	12.42
75.01% to 80.00%	29	12,658,787.88	30.55
80.01% to 85.00%	0	0.00	0.00
85.01% to 90.00%	1	358,478.81	0.87

Total	76	$41,434,139.83	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	7	$3,754,211.77	9.06%
50.01% to 55.00%	2	1,991,863.53	4.81
55.01% to 60.00%	3	1,657,129.59	4.00
60.01% to 65.00%	4	2,830,976.50	6.83
65.01% to 70.00%	13	7,999,941.34	19.31
70.01% to 75.00%	11	5,397,172.88	13.03
75.01% to 80.00%	18	10,451,883.28	25.23
80.01% to 85.00%	1	443,446.28	1.07
85.01% to 90.00%	6	2,848,727.60	6.88
90.01% to 95.00%	10	3,691,393.78	8.91
95.01% to 100.00%	1	367,393.28	0.89

Total	76	$41,434,139.83	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	17	6,051,444.08	14.60
$400,001 to $450,000	14	5,874,747.53	14.18
$450,001 to $500,000	11	5,331,277.74	12.87
$500,001 to $550,000	7	3,620,088.71	8.74
$550,001 to $600,000	8	4,575,775.76	11.04
$600,001 to $650,000	6	3,779,197.13	9.12
$650,001 to $700,000	3	2,048,972.48	4.95
$700,001 to $750,000	0	0.00	0.00
$750,001 to $800,000	1	775,000.00	1.87
$800,001 to $850,000	0	0.00	0.00
$850,001 to $900,000	0	0.00	0.00
$900,001 to $950,000	0	0.00	0.00
$950,001 to $1,000,000	8	7,752,636.40	18.71
Over $1,000,000	1	1,625,000.00	3.92

Total	76	$41,434,139.83	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	64	$35,412,259.52	85.47%
Other Originators	12	6,021,880.31	14.53

Total	76	$41,434,139.83	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	42	$21,516,250.67	51.93%
Equity Take Out Refinance	17	9,479,841.12	22.88
Rate/Term Refinance	17	10,438,048.04	25.19

Total	76	$41,434,139.83	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	3	$1,383,460.17	3.34%
Primary Residence	65	35,740,368.81	86.26
Second Home	8	4,310,310.85	10.40

Total	76	$41,434,139.83	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
41	2	$1,543,597.44	3.73%
43	1	385,019.26	0.93
44	1	411,852.57	0.99
45	2	1,201,243.14	2.90
46	10	5,467,084.02	13.19
47	11	5,555,772.12	13.41
48	5	4,093,000.44	9.88
51	1	358,478.81	0.87
52	11	5,359,962.41	12.94
53	32	17,058,129.62	41.17

Total	76	$41,434,139.83	100.00%

APPENDIX A (Continued)

GROUP V MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
10.000% to 10.249%	24	$13,043,380.54	31.48%
10.250% to 10.375%	52	28,390,759.29	68.52

Total	76	$41,434,139.83	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	42	$21,732,295.62	52.45%
41	1	1,000,000.00	2.41
45	1	792,792.30	1.91
46	5	2,539,428.09	6.13
47	8	4,192,736.45	10.12
48	4	3,402,870.85	8.21
52	10	4,864,515.53	11.74
53	5	2,909,500.99	7.02

Total	76	$41,434,139.83	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	19	$10,494,297.10	25.33%
2.500% to 2.749%	0	0.00	0.00
2.750% to 2.750%	57	30,939,842.73	74.67

Total	76	$41,434,139.83	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	0	0.00	0.00	0.00
651 to 700	14	8,562,845.76	20.67	63.91
701 to 750	26	14,697,866.63	35.47	68.24
751 to 800	31	15,745,986.47	38.00	68.45
801 to 850	5	2,427,440.97	5.86	61.51
Not Available	0	0.00	0.00	0.00

Total/Weighted Average	76	$41,434,139.83	100.00%	67.03%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	3	1,836,767.40	4.43	63.63
651 to 700	16	8,817,582.15	21.28	66.15
701 to 750	18	10,145,538.81	24.49	69.84
751 to 800	33	17,266,611.79	41.67	67.49
801 to 850	6	3,367,639.68	8.13	60.41
Not Available	0	0.00	0.00	0.00

Total/Weighted Average	76	$41,434,139.83	100.00%	67.03%

APPENDIX A (Continued)

GROUP VI MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
3.750% to 3.999%	1	$953,156.68	0.12%
4.000% to 4.249%	0	0.00	0.00
4.250% to 4.499%	1	496,607.79	0.06
4.500% to 4.749%	1	897,812.22	0.12
4.750% to 4.999%	5	3,234,313.11	0.42
5.000% to 5.249%	321	190,350,653.29	24.88
5.250% to 5.375%	995	569,295,451.05	74.40

Total	1,324	$765,227,994.14	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	625	$381,851,548.37	49.90%
Income Verification	50	25,698,615.50	3.36
Asset Verification	533	304,293,711.95	39.77
No Documentation	116	53,384,118.32	6.98

Total	1,324	$765,227,994.14	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
353	45	$29,270,317.57	3.83%
354	246	138,116,087.45	18.05
355	355	198,902,231.95	25.99
356	221	134,004,221.19	17.51
357	212	119,172,611.08	15.57
358	104	65,403,553.82	8.55
359	130	73,680,371.08	9.63
360	11	6,678,600.00	0.87

Total	1,324	$765,227,994.14	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2004	3	$2,136,000.00	0.28%
2005	1,321	763,091,994.14	99.72

Total	1,324	$765,227,994.14	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	1,084	$640,153,703.10	83.66%
Two- to four-family units	18	12,590,705.09	1.65
Condominiums
High-rise (greater than four stories)	21	11,630,157.65	1.52
Low-rise (four stories or less)	198	99,301,978.51	12.98
Cooperative Units	3	1,551,449.79	0.20
Manufactured Homes	0	0.00	0.00

Total	1,324	$765,227,994.14	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	1	$400,000.00	0.05%
Arizona	13	7,178,714.64	0.94
California	1,022	602,297,229.88	78.71
Colorado	15	9,063,559.63	1.18
Connecticut	4	2,449,198.55	0.32
Delaware	1	378,800.00	0.05
District of Columbia	9	3,806,520.52	0.50
Florida	34	20,596,404.20	2.69
Georgia	14	7,834,727.13	1.02
Hawaii	3	2,059,799.17	0.27
Idaho	4	2,690,000.00	0.35
Illinois	22	10,752,290.76	1.41
Indiana	1	383,412.04	0.05
Kansas	1	999,000.00	0.13
Maryland	16	8,168,824.32	1.07
Massachusetts	15	10,268,790.38	1.34
Michigan	2	1,381,768.48	0.18
Minnesota	8	3,872,352.45	0.51
Missouri	7	3,731,160.30	0.49
Montana	1	679,000.00	0.09
Nebraska	1	399,600.00	0.05
Nevada	10	4,836,679.90	0.63
New Hampshire	4	2,045,897.88	0.27
New Jersey	18	10,328,032.86	1.35
New Mexico	2	884,249.66	0.12
New York	13	8,272,712.19	1.08
North Carolina	7	3,295,551.01	0.43
Ohio	1	470,000.00	0.06
Oregon	3	1,246,036.27	0.16
Pennsylvania	2	799,016.44	0.10
South Carolina	5	2,803,070.74	0.37
Texas	7	3,633,059.38	0.47
Virginia	39	18,418,128.62	2.41
Washington	17	7,794,839.10	1.02
Wisconsin	2	1,009,567.64	0.13

Total	1,324	$765,227,994.14	100.00%

APPENDIX A (Continued)

GROUP VI MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	81	$57,375,500.26	7.50%
50.01% to 55.00%	36	20,849,956.64	2.72
55.01% to 60.00%	57	37,215,782.51	4.86
60.01% to 65.00%	84	54,555,444.48	7.13
65.01% to 70.00%	144	95,749,903.77	12.51
70.01% to 75.00%	145	93,678,324.23	12.24
75.01% to 80.00%	764	398,998,620.85	52.14
80.01% to 85.00%	3	1,400,311.30	0.18
85.01% to 90.00%	7	3,523,695.18	0.46
90.01% to 95.00%	3	1,880,454.92	0.25

Total	1,324	$765,227,994.14	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	61	$41,382,411.46	5.41%
50.01% to 55.00%	30	17,180,125.52	2.25
55.01% to 60.00%	46	29,794,683.72	3.89
60.01% to 65.00%	79	50,860,221.47	6.65
65.01% to 70.00%	109	70,709,113.20	9.24
70.01% to 75.00%	129	81,435,807.58	10.64
75.01% to 80.00%	306	170,652,375.39	22.30
80.01% to 85.00%	39	25,580,520.83	3.34
85.01% to 90.00%	242	137,588,040.92	17.98
90.01% to 95.00%	202	103,298,552.74	13.50
95.01% to 100.00%	81	36,746,141.31	4.80

Total	1,324	$765,227,994.14	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	0	0.00	0.00
$100,001 to $150,000	0	0.00	0.00
$150,001 to $200,000	0	0.00	0.00
$200,001 to $250,000	0	0.00	0.00
$250,001 to $300,000	0	0.00	0.00
$300,001 to $350,000	0	0.00	0.00
$350,001 to $400,000	200	76,186,291.57	9.96
$400,001 to $450,000	219	92,798,327.85	12.13
$450,001 to $500,000	210	100,057,266.14	13.08
$500,001 to $550,000	150	78,739,205.36	10.29
$550,001 to $600,000	123	70,698,230.90	9.24
$600,001 to $650,000	108	67,172,282.79	8.78
$650,001 to $700,000	55	36,851,830.62	4.82
$700,001 to $750,000	46	33,176,730.92	4.34
$750,001 to $800,000	36	27,814,758.02	3.63
$800,001 to $850,000	27	22,356,383.65	2.92
$850,001 to $900,000	19	16,465,189.20	2.15
$900,001 to $950,000	24	22,275,057.15	2.91
$950,001 to $1,000,000	78	76,589,518.03	10.01
$1,000,001 to $1,500,000	19	24,763,160.54	3.24
$1,500,001 to $2,000,000	9	16,583,748.40	2.17
$2,000,001 to $2,500,000	0	0.00	0.00
Over $2,500,000	1	2,700,013.00	0.35

Total	1,324	$765,227,994.14	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	1,189	$689,694,050.05	90.13%
Other Originators	135	75,533,944.09	9.87

Total	1,324	$765,227,994.14	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	872	$497,827,378.22	65.06%
Equity Take Out Refinance	262	152,156,652.32	19.88
Rate/Term Refinance	190	115,243,963.60	15.06

Total	1,324	$765,227,994.14	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	17	$8,162,197.80	1.07%
Primary Residence	1,222	699,734,824.90	91.44
Second Home	85	57,330,971.44	7.49

Total	1,324	$765,227,994.14	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
53	45	$29,270,317.57	3.83%
54	246	138,116,087.45	18.05
55	355	198,902,231.95	25.99
56	221	134,004,221.19	17.51
57	212	119,172,611.08	15.57
58	104	65,403,553.82	8.55
59	130	73,680,371.08	9.63
60	11	6,678,600.00	0.87

Total	1,324	$765,227,994.14	100.00%

APPENDIX A (Continued)

GROUP VI MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
8.750% to 8.999%	1	$953,156.68	0.12%
9.000% to 9.249%	0	0.00	0.00
9.250% to 9.499%	1	496,607.79	0.06
9.500% to 9.749%	1	897,812.22	0.12
9.750% to 9.999%	5	3,234,313.11	0.42
10.000% to 10.249%	321	190,350,653.29	24.88
10.250% to 10.375%	995	569,295,451.05	74.40

Total	1,324	$765,227,994.14	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	319	$176,394,151.27	23.05%
53	38	25,477,272.87	3.33
54	186	105,143,289.51	13.74
55	278	153,800,361.79	20.10
56	172	107,816,578.50	14.09
57	164	92,227,793.81	12.05
58	62	40,591,626.31	5.30
59	63	37,394,617.71	4.89
60	6	3,414,600.00	0.45
117	4	2,456,999.99	0.32
118	11	7,081,722.29	0.93
119	17	10,804,980.09	1.41
120	4	2,624,000.00	0.34

Total	1,324	$765,227,994.14	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.250% to 2.499%	134	$75,969,895.26	9.93%
2.500% to 2.749%	0	0.00	0.00
2.750% to 2.750%	1,190	689,258,098.88	90.07

Total	1,324	$765,227,994.14	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	9	4,909,340.56	0.64	68.57
651 to 700	245	140,943,199.87	18.42	72.13
701 to 750	452	255,048,076.41	33.33	72.33
751 to 800	555	332,030,799.48	43.39	71.12
801 to 850	61	31,000,023.93	4.05	69.26
Not Available	2	1,296,553.89	0.17	80.00

Total/Weighted Average	1,324	$765,227,994.14	100.00%	71.63%

RECENT FICO SCORES

Range of Recent FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	11	5,868,208.00	0.77	68.99
651 to 700	241	137,540,236.03	17.97	72.22
701 to 750	452	256,382,979.92	33.50	72.31
751 to 800	559	334,140,442.37	43.67	71.08
801 to 850	59	29,999,573.93	3.92	69.57
Not Available	2	1,296,553.89	0.17	80.00

Total/Weighted Average	1,324	$765,227,994.14	100.00%	71.63%

APPENDIX A (Continued)

GROUP VII MORTGAGE LOAN DATA

CURRENT MORTGAGE INTEREST RATES

Range of Current Mortgage Interest Rates	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
3.750% to 3.999%	1	$504,190.00	0.07%
4.000% to 4.249%	0	0.00	0.00
4.250% to 4.499%	4	2,623,615.96	0.35
4.500% to 4.749%	7	3,323,498.74	0.44
4.750% to 4.999%	13	7,353,433.69	0.98
5.000% to 5.249%	73	44,231,211.04	5.90
5.250% to 5.499%	304	181,901,422.92	24.24
5.500% to 5.749%	595	320,364,730.73	42.70
5.750% to 5.999%	379	175,194,247.80	23.35
6.000% to 6.249%	42	13,903,092.45	1.85
6.250% to 6.250%	2	883,318.40	0.12

Total	1,420	$750,282,761.73	100.00%

DOCUMENTATION LEVELS

Documentation Level	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Full Documentation	708	$400,472,388.96	53.38%
Income Verification	4	2,945,500.00	0.39
Asset Verification	616	306,412,254.66	40.84
No Documentation	92	40,452,618.11	5.39

Total	1,420	$750,282,761.73	100.00%

REMAINING TERMS TO STATED

MATURITY

Remaining Stated Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
240	1	$1,000,000.00	0.13%
352	1	644,081.02	0.09
354	3	2,433,280.36	0.32
355	10	5,553,834.23	0.74
356	18	10,339,847.07	1.38
357	21	13,213,262.59	1.76
358	95	50,836,405.79	6.78
359	1,040	539,508,687.03	71.91
360	231	126,753,363.64	16.89

Total	1,420	$750,282,761.73	100.00%

YEARS OF ORIGINATION

Year of Origination	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2004	2	$1,235,281.02	0.16%
2005	1,418	749,047,480.71	99.84

Total	1,420	$750,282,761.73	100.00%

PROPERTY TYPES

Property Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Single-family dwellings	1,185	$644,784,608.62	85.94%
Two- to four-family units	12	6,435,331.06	0.86
Condominiums
High-rise (greater than four stories)	53	24,297,586.41	3.24
Low-rise (four stories or less)	166	72,648,402.60	9.68
Cooperative Units	4	2,116,833.04	0.28
Manufactured Homes	0	0.00	0.00

Total	1,420	$750,282,761.73	100.00%

GEOGRAPHIC AREAS

Geographic Area	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Alabama	1	$115,695.39	0.02%
Alaska	1	367,900.00	0.05
Arizona	28	11,718,303.25	1.56
California	548	330,831,930.70	44.09
Colorado	34	16,845,195.05	2.25
Connecticut	20	11,701,855.27	1.56
Delaware	9	4,510,899.43	0.60
District of Columbia	18	10,027,667.99	1.34
Florida	86	35,909,889.18	4.79
Georgia	26	8,941,609.56	1.19
Hawaii	6	3,139,497.60	0.42
Idaho	2	1,148,104.00	0.15
Illinois	55	28,538,887.84	3.80
Indiana	3	1,779,514.02	0.24
Iowa	7	3,066,031.35	0.41
Kansas	6	3,930,477.71	0.52
Kentucky	3	1,091,839.33	0.15
Louisiana	1	442,153.25	0.06
Maine	2	1,255,000.00	0.17
Maryland	76	37,775,291.27	5.03
Massachusetts	41	20,798,687.98	2.77
Michigan	11	4,944,887.53	0.66
Minnesota	34	14,778,897.20	1.97
Missouri	12	5,443,254.00	0.73
Montana	2	1,023,556.06	0.14
Nebraska	8	4,701,920.50	0.63
Nevada	12	4,577,873.37	0.61
New Hampshire	3	1,568,311.76	0.21
New Jersey	58	32,950,256.96	4.39
New Mexico	2	1,059,342.54	0.14
New York	51	30,075,096.41	4.01
North Carolina	32	13,317,091.75	1.77
Ohio	14	7,159,649.54	0.95
Oregon	8	3,246,222.40	0.43
Pennsylvania	22	9,790,085.47	1.30
Rhode Island	1	475,000.00	0.06
South Carolina	10	4,497,347.57	0.60
South Dakota	1	216,510.00	0.03
Tennessee	4	1,353,743.84	0.18
Texas	25	14,236,362.69	1.90
Utah	3	1,456,200.00	0.19
Vermont	1	723,750.00	0.10
Virginia	74	33,880,762.34	4.52
Washington	52	22,575,731.84	3.01
West Virginia	1	291,768.00	0.04
Wisconsin	5	1,567,478.46	0.21
Wyoming	1	435,231.33	0.06

Total	1,420	$750,282,761.73	100.00%

APPENDIX A (Continued)

GROUP VII MORTGAGE LOAN DATA

ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	134	$80,801,182.39	10.77%
50.01% to 55.00%	53	29,526,209.92	3.94
55.01% to 60.00%	70	43,453,952.91	5.79
60.01% to 65.00%	95	60,866,266.83	8.11
65.01% to 70.00%	151	94,141,452.19	12.55
70.01% to 75.00%	160	95,404,684.31	12.72
75.01% to 80.00%	745	341,315,987.92	45.49
80.01% to 85.00%	0	0.00	0.00
85.01% to 90.00%	6	2,755,217.00	0.37
90.01% to 95.00%	6	2,017,808.26	0.27

Total	1,420	$750,282,761.73	100.00%

ORIGINAL COMBINED

LOAN-TO-VALUE RATIOS

Range of Original Combined Loan-to-Value Ratios	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
50% or less	107	$62,578,652.31	8.34%
50.01% to 55.00%	37	20,068,940.43	2.67
55.01% to 60.00%	63	37,995,561.17	5.06
60.01% to 65.00%	91	56,922,890.48	7.59
65.01% to 70.00%	119	71,490,025.89	9.53
70.01% to 75.00%	153	89,046,478.18	11.87
75.01% to 80.00%	365	193,511,182.57	25.79
80.01% to 85.00%	29	16,910,075.28	2.25
85.01% to 90.00%	198	102,713,637.24	13.69
90.01% to 95.00%	185	77,140,868.64	10.28
95.01% to 100.00%	73	21,904,449.54	2.92

Total	1,420	$750,282,761.73	100.00%

PURPOSES

Purpose	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Purchase	937	$470,907,887.39	62.76%
Equity Take Out Refinance	253	136,040,711.19	18.13
Rate/Term Refinance	230	143,334,163.15	19.10

Total	1,420	$750,282,761.73	100.00%

OCCUPANCY TYPES

Occupancy Type	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Investment Property	40	$14,034,799.98	1.87%
Primary Residence	1,279	691,692,022.54	92.19
Second Home	101	44,555,939.21	5.94

Total	1,420	$750,282,761.73	100.00%

ORIGINAL PRINCIPAL BALANCES

Range of Original Principal Balances	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Less than or equal to $50,000	0	$0.00	0.00%
$50,001 to $100,000	7	603,500.00	0.08
$100,001 to $150,000	34	4,462,131.18	0.59
$150,001 to $200,000	37	6,694,756.09	0.89
$200,001 to $250,000	63	14,344,098.56	1.91
$250,001 to $300,000	89	24,806,137.64	3.31
$300,001 to $350,000	77	25,097,247.95	3.35
$350,001 to $400,000	152	57,782,208.05	7.70
$400,001 to $450,000	162	68,963,238.23	9.19
$450,001 to $500,000	164	78,776,408.27	10.50
$500,001 to $550,000	118	62,392,948.18	8.32
$550,001 to $600,000	108	62,299,617.00	8.30
$600,001 to $650,000	108	67,991,615.78	9.06
$650,001 to $700,000	44	29,563,154.62	3.94
$700,001 to $750,000	40	29,049,815.02	3.87
$750,001 to $800,000	38	29,670,847.21	3.95
$800,001 to $850,000	26	21,480,316.19	2.86
$850,001 to $900,000	25	21,999,812.92	2.93
$900,001 to $950,000	13	12,103,973.09	1.61
$950,001 to $1,000,000	69	67,857,764.03	9.04
$1,000,001 to $1,500,000	34	42,957,614.71	5.73
$1,500,001 to $2,000,000	11	18,530,557.01	2.47
$2,000,001 to $2,500,000	0	0.00	0.00
Over $2,500,000	1	2,855,000.00	0.38

Total	1,420	$750,282,761.73	100.00%

ORIGINATORS

Originator	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
Wells Fargo Bank or Affiliate	1,357	$717,756,770.29	95.66%
Other Originators	63	32,525,991.44	4.34

Total	1,420	$750,282,761.73	100.00%

MONTHS TO FIRST ADJUSTMENT DATE

Months to First Adjustment Date	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
112	1	$644,081.02	0.09%
114	3	2,433,280.36	0.32
115	10	5,553,834.23	0.74
116	18	10,339,847.07	1.38
117	21	13,213,262.59	1.76
118	95	50,836,405.79	6.78
119	1,040	539,508,687.03	71.91
120	232	127,753,363.64	17.03

Total	1,420	$750,282,761.73	100.00%

APPENDIX A (Continued)

GROUP VII MORTGAGE LOAN DATA

RATE CEILINGS

Range of Rate Ceilings	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
8.750% to 8.999%	1	$504,190.00	0.07%
9.000% to 9.249%	0	0.00	0.00
9.250% to 9.499%	4	2,623,615.96	0.35
9.500% to 9.749%	7	3,323,498.74	0.44
9.750% to 9.999%	13	7,353,433.69	0.98
10.000% to 10.249%	73	44,231,211.04	5.90
10.250% to 10.499%	304	181,901,422.92	24.24
10.500% to 10.749%	595	320,364,730.73	42.70
10.750% to 10.999%	379	175,194,247.80	23.35
11.000% to 11.249%	42	13,903,092.45	1.85
11.250% to 11.250%	2	883,318.40	0.12

Total	1,420	$750,282,761.73	100.00%

REMAINING INTEREST ONLY TERMS

Remaining Interest Only Term (Months)	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
0	381	$201,335,064.44	26.83%
58	1	944,000.00	0.13
59	2	917,000.00	0.12
114	2	1,812,833.39	0.24
115	6	3,321,606.35	0.44
116	11	6,348,039.04	0.85
117	12	7,919,522.04	1.06
118	64	33,442,858.78	4.46
119	783	408,753,560.22	54.48
120	158	85,488,277.47	11.39

Total	1,420	$750,282,761.73	100.00%

GROSS MARGINS

Range of Gross Margins	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance
2.750% to 2.750%	1,420	$750,282,761.73	100.00%

Total	1,420	$750,282,761.73	100.00%

ORIGINAL FICO SCORES

Range of Original FICO Scores	Number	Aggregate Unpaid Principal Balance	Percentage of Total Aggregate Unpaid Principal Balance	Weighted Average Original Loan-to- Value Ratio
300 to 350	0	$0.00	0.00%	0.00%
351 to 400	0	0.00	0.00	0.00
401 to 450	0	0.00	0.00	0.00
451 to 500	0	0.00	0.00	0.00
501 to 550	0	0.00	0.00	0.00
551 to 600	0	0.00	0.00	0.00
601 to 650	9	4,331,170.66	0.58	79.04
651 to 700	201	102,272,812.86	13.63	69.46
701 to 750	474	251,213,993.19	33.48	71.07
751 to 800	667	357,088,617.38	47.59	69.31
801 to 850	69	35,376,167.64	4.72	64.54
Not Available	0	0.00	0.00	0.00

Total/Weighted Average	1,420	$750,282,761.73	100.00%	69.75%

Appendix B

Percentage of Initial Principal Balance Outstanding For:

	Class I-A-1 and Class I-A-2 Certificates at the Following Percentages of CPR							Class I-A-R Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	99	88	73	63	48	38	23	0	0	0	0	0	0	0
September 2007	97	78	53	39	23	14	5	0	0	0	0	0	0	0
September 2008	96	69	39	25	11	5	1	0	0	0	0	0	0	0
September 2009	94	61	29	16	5	2	*	0	0	0	0	0	0	0
September 2010	92	53	21	10	3	1	*	0	0	0	0	0	0	0
September 2011	91	47	15	6	1	*	*	0	0	0	0	0	0	0
September 2012	89	41	11	4	1	*	*	0	0	0	0	0	0	0
September 2013	86	36	8	3	*	*	*	0	0	0	0	0	0	0
September 2014	84	31	6	2	*	*	*	0	0	0	0	0	0	0
September 2015	82	28	4	1	*	*	*	0	0	0	0	0	0	0
September 2016	79	24	3	1	*	*	*	0	0	0	0	0	0	0
September 2017	76	21	2	*	*	*	*	0	0	0	0	0	0	0
September 2018	73	18	2	*	*	*	*	0	0	0	0	0	0	0
September 2019	70	16	1	*	*	*	*	0	0	0	0	0	0	0
September 2020	67	13	1	*	*	*	*	0	0	0	0	0	0	0
September 2021	63	11	1	*	*	*	*	0	0	0	0	0	0	0
September 2022	59	10	*	*	*	*	0	0	0	0	0	0	0	0
September 2023	55	8	*	*	*	*	0	0	0	0	0	0	0	0
September 2024	51	7	*	*	*	*	0	0	0	0	0	0	0	0
September 2025	46	5	*	*	*	*	0	0	0	0	0	0	0	0
September 2026	41	4	*	*	*	*	0	0	0	0	0	0	0	0
September 2027	36	3	*	*	*	*	0	0	0	0	0	0	0	0
September 2028	30	3	*	*	*	*	0	0	0	0	0	0	0	0
September 2029	24	2	*	*	*	0	0	0	0	0	0	0	0	0
September 2030	17	1	*	*	*	0	0	0	0	0	0	0	0	0
September 2031	10	1	*	*	*	0	0	0	0	0	0	0	0	0
September 2032	3	*	*	*	*	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	17.68	7.34	3.25	2.22	1.41	1.08	0.73	0.10	0.10	0.10	0.10	0.10	0.10	0.10

	Class II-A-1 Certificates at the Following Percentages of CPR							Class III-A-1, Class III-A-2 and Class III-A-3 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	99	89	73	63	48	38	23	100	89	74	64	48	38	23
September 2007	98	79	54	40	23	14	5	99	80	54	40	23	14	5
September 2008	97	70	39	25	11	5	1	99	71	40	26	11	5	1
September 2009	96	62	29	16	5	2	*	98	63	30	16	6	2	*
September 2010	94	54	21	10	3	1	*	97	56	22	11	3	1	*
September 2011	92	47	16	7	1	*	*	95	49	16	7	1	*	*
September 2012	90	42	12	4	1	*	*	93	43	12	4	1	*	*
September 2013	88	37	8	3	*	*	*	91	38	9	3	*	*	*
September 2014	86	32	6	2	*	*	*	89	33	6	2	*	*	*
September 2015	84	28	5	1	*	*	*	87	29	5	1	*	*	*
September 2016	81	25	3	1	*	*	*	85	26	3	1	*	*	*
September 2017	79	21	2	*	*	*	*	82	22	3	*	*	*	*
September 2018	76	19	2	*	*	*	*	80	20	2	*	*	*	*
September 2019	73	16	1	*	*	*	*	77	17	1	*	*	*	*
September 2020	70	14	1	*	*	*	*	74	15	1	*	*	*	*
September 2021	66	12	1	*	*	*	*	70	13	1	*	*	*	0
September 2022	63	10	*	*	*	*	*	67	11	*	*	*	*	0
September 2023	59	9	*	*	*	*	0	63	9	*	*	*	*	0
September 2024	54	7	*	*	*	*	0	59	8	*	*	*	*	0
September 2025	50	6	*	*	*	*	0	55	6	*	*	*	*	0
September 2026	45	5	*	*	*	*	0	50	5	*	*	*	*	0
September 2027	40	4	*	*	*	*	0	46	4	*	*	*	*	0
September 2028	35	3	*	*	*	*	0	40	3	*	*	*	*	0
September 2029	29	2	*	*	*	*	0	35	3	*	*	*	0	0
September 2030	23	2	*	*	*	*	0	29	2	*	*	*	0	0
September 2031	16	1	*	*	*	0	0	23	1	*	*	*	0	0
September 2032	9	1	*	*	*	0	0	16	1	*	*	*	0	0
September 2033	1	*	*	*	*	0	0	9	*	*	*	*	0	0
September 2034	0	0	0	0	0	0	0	2	*	*	*	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	18.47	7.49	3.28	2.24	1.42	1.08	0.74	19.65	7.73	3.33	2.27	1.43	1.09	0.74

(1)	The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Appendix B (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class IV-A-1, Class IV-A-6 and Class IV-A-7 Certificates at the Following Percentages of CPR							Class IV-A-2 and Class IV-A-3 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	100	83	58	41	16	*	0	100	100	100	100	100	100	56
September 2007	99	68	27	4	0	0	0	100	100	100	100	55	28	*
September 2008	99	54	4	0	0	0	0	100	100	100	62	18	1	0
September 2009	98	42	0	0	0	0	0	100	100	76	35	1	0	0
September 2010	97	30	0	0	0	0	0	100	100	52	17	0	0	0
September 2011	94	19	0	0	0	0	0	100	100	35	5	0	0	0
September 2012	92	9	0	0	0	0	0	100	100	21	0	0	0	0
September 2013	89	1	0	0	0	0	0	100	100	12	0	0	0	0
September 2014	86	0	0	0	0	0	0	100	88	4	0	0	0	0
September 2015	82	0	0	0	0	0	0	100	76	0	0	0	0	0
September 2016	79	0	0	0	0	0	0	100	64	0	0	0	0	0
September 2017	75	0	0	0	0	0	0	100	54	0	0	0	0	0
September 2018	71	0	0	0	0	0	0	100	46	0	0	0	0	0
September 2019	66	0	0	0	0	0	0	100	38	0	0	0	0	0
September 2020	61	0	0	0	0	0	0	100	30	0	0	0	0	0
September 2021	56	0	0	0	0	0	0	100	24	0	0	0	0	0
September 2022	51	0	0	0	0	0	0	100	18	0	0	0	0	0
September 2023	45	0	0	0	0	0	0	100	13	0	0	0	0	0
September 2024	39	0	0	0	0	0	0	100	9	0	0	0	0	0
September 2025	32	0	0	0	0	0	0	100	5	0	0	0	0	0
September 2026	25	0	0	0	0	0	0	100	2	0	0	0	0	0
September 2027	17	0	0	0	0	0	0	100	0	0	0	0	0	0
September 2028	9	0	0	0	0	0	0	100	0	0	0	0	0	0
September 2029	*	0	0	0	0	0	0	100	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	83	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	64	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	44	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	23	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	*	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	16.17	3.60	1.40	0.96	0.62	0.48	0.34	26.72	13.23	5.56	3.74	2.33	1.77	1.19

	Class IV-A-4 Certificates at the Following Percentages of CPR								Class IV-A-5 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	15%	25%	35%	50%	60%	75%	0%	10%	15%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	99	66	49	49	49	33	*	0	100	100	100	67	34	0	0	0
September 2007	98	35	6	6	6	0	0	0	100	100	100	47	2	0	0	0
September 2008	97	8	0	0	0	0	0	0	100	100	70	7	0	0	0	0
September 2009	96	0	0	0	0	0	0	0	100	83	39	0	0	0	0	0
September 2010	94	0	0	0	0	0	0	0	100	60	13	0	0	0	0	0
September 2011	89	0	0	0	0	0	0	0	100	38	0	0	0	0	0	0
September 2012	83	0	0	0	0	0	0	0	100	19	0	0	0	0	0	0
September 2013	78	0	0	0	0	0	0	0	100	2	0	0	0	0	0	0
September 2014	71	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2015	65	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2016	57	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2017	49	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2018	41	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2019	32	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2020	22	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2021	12	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2022	1	0	0	0	0	0	0	0	100	0	0	0	0	0	0	0
September 2023	0	0	0	0	0	0	0	0	89	0	0	0	0	0	0	0
September 2024	0	0	0	0	0	0	0	0	77	0	0	0	0	0	0	0
September 2025	0	0	0	0	0	0	0	0	64	0	0	0	0	0	0	0
September 2026	0	0	0	0	0	0	0	0	49	0	0	0	0	0	0	0
September 2027	0	0	0	0	0	0	0	0	34	0	0	0	0	0	0	0
September 2028	0	0	0	0	0	0	0	0	18	0	0	0	0	0	0	0
September 2029	0	0	0	0	0	0	0	0	1	0	0	0	0	0	0	0
September 2030	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	11.43	1.61	1.07	1.07	1.07	0.83	0.67	0.47	20.89	5.58	3.75	1.73	0.84	0.40	0.30	0.20

(1)	The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Appendix B (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class IV-A-8 Certificates at the Following Percentages of CPR								Class V-A-1 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	15%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	100	100	100	100	100	100	100	100	99	89	74	63	48	38	23
September 2007	100	100	100	100	100	100	100	100	98	79	54	40	23	14	5
September 2008	100	100	100	100	100	100	100	19	98	70	40	25	11	5	1
September 2009	100	100	100	100	100	100	41	5	97	62	29	16	5	2	*
September 2010	100	100	100	100	100	54	16	1	95	55	22	10	3	1	*
September 2011	100	100	100	100	100	26	6	*	93	48	16	7	1	*	*
September 2012	100	100	100	100	86	13	3	*	92	42	12	4	1	*	*
September 2013	100	100	100	100	55	6	1	*	90	37	9	3	*	*	*
September 2014	100	100	100	100	35	3	*	*	88	33	6	2	*	*	*
September 2015	100	100	100	94	22	2	*	*	86	29	5	1	*	*	*
September 2016	100	100	100	69	14	1	*	*	83	25	3	1	*	*	*
September 2017	100	100	100	50	9	*	*	*	81	22	2	*	*	*	*
September 2018	100	100	100	36	6	*	*	*	78	19	2	*	*	*	*
September 2019	100	100	100	26	3	*	*	*	75	17	1	*	*	*	*
September 2020	100	100	100	19	2	*	*	*	72	14	1	*	*	*	*
September 2021	100	100	100	14	1	*	*	*	69	12	1	*	*	*	0
September 2022	100	100	83	10	1	*	*	*	66	11	*	*	*	*	0
September 2023	100	100	67	7	1	*	*	0	62	9	*	*	*	*	0
September 2024	100	100	53	5	*	*	*	0	58	8	*	*	*	*	0
September 2025	100	100	42	3	*	*	*	0	54	6	*	*	*	*	0
September 2026	100	100	33	2	*	*	*	0	50	5	*	*	*	*	0
September 2027	100	91	26	2	*	*	*	0	45	4	*	*	*	*	0
September 2028	100	73	20	1	*	*	*	0	40	3	*	*	*	*	0
September 2029	100	58	15	1	*	*	*	0	34	3	*	*	*	0	0
September 2030	100	44	11	*	*	*	*	0	28	2	*	*	*	0	0
September 2031	100	32	7	*	*	*	0	0	22	1	*	*	*	0	0
September 2032	100	22	5	*	*	*	0	0	16	1	*	*	*	0	0
September 2033	100	13	3	*	*	*	0	0	9	*	*	*	*	0	0
September 2034	100	5	1	*	*	*	0	0	2	*	*	*	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	29.40	24.92	20.19	12.96	8.92	5.59	4.18	2.70	19.35	7.63	3.30	2.25	1.42	1.09	0.74

	Class VI-A-1, Class VI-A-2, Class VI-A-3 and Class VI-A-4 Certificates at the Following Percentages of CPR							Class VII-A-1 and Class VII-A-2 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	100	89	74	64	48	38	23	100	89	74	63	48	38	23
September 2007	99	80	54	40	23	14	5	99	80	54	40	23	14	5
September 2008	99	71	40	26	11	5	1	99	71	40	25	11	5	1
September 2009	99	64	30	17	6	2	*	98	63	30	16	5	2	*
September 2010	98	56	22	11	3	1	*	98	56	22	11	3	1	*
September 2011	96	50	16	7	1	*	*	97	50	17	7	1	*	*
September 2012	95	44	12	4	1	*	*	97	45	12	4	1	*	*
September 2013	93	39	9	3	*	*	*	96	40	9	3	*	*	*
September 2014	91	34	7	2	*	*	*	96	36	7	2	*	*	*
September 2015	89	30	5	1	*	*	*	95	32	5	1	*	*	*
September 2016	86	26	4	1	*	*	*	93	28	4	1	*	*	*
September 2017	84	23	3	*	*	*	*	90	25	3	*	*	*	*
September 2018	81	20	2	*	*	*	*	87	21	2	*	*	*	*
September 2019	79	17	1	*	*	*	*	85	19	1	*	*	*	*
September 2020	76	15	1	*	*	*	0	81	16	1	*	*	*	*
September 2021	73	13	1	*	*	*	0	78	14	1	*	*	*	0
September 2022	69	11	*	*	*	*	0	75	12	1	*	*	*	0
September 2023	66	10	*	*	*	*	0	71	10	*	*	*	*	0
September 2024	62	8	*	*	*	*	0	67	9	*	*	*	*	0
September 2025	58	7	*	*	*	*	0	62	7	*	*	*	*	0
September 2026	53	6	*	*	*	*	0	58	6	*	*	*	*	0
September 2027	48	5	*	*	*	0	0	53	5	*	*	*	*	0
September 2028	43	4	*	*	*	0	0	48	4	*	*	*	*	0
September 2029	38	3	*	*	*	0	0	42	3	*	*	*	0	0
September 2030	32	2	*	*	*	0	0	36	2	*	*	*	0	0
September 2031	26	2	*	*	*	0	0	30	2	*	*	*	0	0
September 2032	20	1	*	*	*	0	0	23	1	*	*	*	0	0
September 2033	13	1	*	*	0	0	0	15	1	*	*	*	0	0
September 2034	5	*	*	*	0	0	0	7	*	*	*	0	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	20.24	7.83	3.35	2.27	1.43	1.09	0.74	21.32	8.03	3.37	2.27	1.43	1.09	0.74

(1)	The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Appendix B (Continued)

Percentage of Initial Principal Balance Outstanding For:

	Class Cr-B-1, Class Cr-B-2 and Class Cr-B-3 Certificates at the Following Percentages of CPR							Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates at the Following Percentages of CPR
Distribution Date	0%	10%	25%	35%	50%	60%	75%	0%	10%	25%	35%	50%	60%	75%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 2006	99	99	99	99	99	92	71	100	100	100	100	100	92	71
September 2007	99	99	99	92	70	58	36	99	99	99	92	71	59	36
September 2008	98	98	90	74	49	37	18	99	99	91	74	50	37	18
September 2009	97	97	67	48	25	15	5	98	98	68	48	25	15	5
September 2010	96	96	50	30	12	6	1	98	98	51	31	12	6	1
September 2011	94	94	37	19	6	2	*	97	94	38	20	6	2	*
September 2012	92	88	27	12	3	1	*	97	90	28	13	3	1	*
September 2013	91	78	20	8	1	*	*	96	83	21	8	2	*	*
September 2014	88	69	14	5	1	*	*	96	74	16	5	1	*	*
September 2015	86	60	11	3	*	*	*	95	66	12	4	*	*	*
September 2016	84	53	8	2	*	*	*	93	58	9	2	*	*	*
September 2017	81	46	6	1	*	*	*	90	51	6	1	*	*	*
September 2018	79	40	4	1	*	*	*	87	45	5	1	*	*	*
September 2019	76	35	3	*	*	*	*	85	39	3	1	*	*	*
September 2020	73	30	2	*	*	*	*	81	34	2	*	*	*	*
September 2021	69	26	2	*	*	*	*	78	29	2	*	*	*	*
September 2022	66	22	1	*	*	*	*	75	25	1	*	*	*	*
September 2023	62	19	1	*	*	*	0	71	21	1	*	*	*	0
September 2024	58	16	1	*	*	*	0	67	18	1	*	*	*	0
September 2025	54	13	*	*	*	*	0	62	15	*	*	*	*	0
September 2026	49	11	*	*	*	*	0	58	13	*	*	*	*	0
September 2027	44	9	*	*	*	*	0	53	10	*	*	*	*	0
September 2028	39	7	*	*	*	*	0	48	8	*	*	*	*	0
September 2029	33	5	*	*	*	*	0	42	7	*	*	*	*	0
September 2030	27	4	*	*	*	*	0	36	5	*	*	*	0	0
September 2031	21	3	*	*	*	0	0	30	4	*	*	*	0	0
September 2032	14	2	*	*	*	0	0	23	3	*	*	*	0	0
September 2033	8	1	*	*	*	0	0	15	2	*	*	*	0	0
September 2034	2	*	*	*	*	0	0	7	1	*	*	*	0	0
September 2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years)(1)	19.34	12.73	5.96	4.51	3.19	2.66	1.88	21.32	13.45	6.08	4.57	3.21	2.67	1.89

(1)	The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
*	Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

Appendix C

Sensitivity of Pre-Tax Yields to Maturity of the Class Cr-B-2

Certificates to Prepayments and Realized Losses at an Assumed Purchase Price of 97.50% of the

Initial Principal Balance (plus Accrued Interest)

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.0%	N/A	6.21%	6.14%	5.97%	5.94%	6.00%	6.08%	6.37%
0.3%	15%	5.81%	6.15%	5.96%	5.94%	5.99%	6.08%	6.32%
0.3%	25%	2.27%	6.15%	5.96%	5.94%	5.99%	6.08%	6.32%
0.6%	15%	0.19%	6.15%	5.96%	5.94%	5.99%	6.08%	6.32%
0.6%	25%	(11.31)%	3.58%	5.96%	5.93%	5.99%	6.08%	6.32%
0.9%	15%	(7.84)%	4.98%	5.96%	5.93%	5.99%	6.09%	6.33%
0.9%	25%	(28.23)%	(10.15)%	5.96%	5.93%	5.99%	6.08%	6.33%
1.2%	15%	(17.18)%	0.23%	5.96%	5.93%	5.99%	6.08%	6.33%
1.2%	25%	(46.46)%	(27.87)%	3.73%	5.92%	5.98%	6.09%	6.33%

**	The pre-tax yield to maturity will be less than (99.99)%

Sensitivity of Pre-Tax Yields to Maturity of the Class Cr-B-3

Certificates to Prepayments and Realized Losses at an Assumed Purchase Price of 92.75% of the

Initial Principal Balance (plus Accrued Interest)

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.0%	N/A	6.67%	6.74%	7.02%	7.26%	7.80%	8.21%	9.34%
0.3%	15%	3.32%	6.73%	7.02%	7.26%	7.76%	8.21%	9.18%
0.3%	25%	(4.79)%	6.43%	7.01%	7.27%	7.76%	8.21%	9.18%
0.6%	15%	(9.27)%	4.94%	7.02%	7.27%	7.77%	8.22%	9.18%
0.6%	25%	(31.63)%	(13.86)%	7.00%	7.27%	7.76%	8.23%	9.18%
0.9%	15%	(25.29)%	(7.74)%	7.01%	7.26%	7.77%	8.24%	9.18%
0.9%	25%	(60.27)%	(43.56)%	(1.74)%	7.25%	7.79%	8.22%	9.20%
1.2%	15%	(42.97)%	(24.65)%	6.64%	7.27%	7.77%	8.23%	9.20%
1.2%	25%	(85.09)%	(71.17)%	(32.89)%	0.65%	7.74%	8.26%	9.19%

**	The pre-tax yield to maturity will be less than (99.99)%

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Crossed Group Mortgage Loans under the assumptions used to generate the pre-tax yields to maturity in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the Crossed Group Mortgage Loans as of the Cut-Off Date.

Crossed Group Aggregate Realized Losses

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.3%	15%	0.84%	0.35%	0.15%	0.10%	0.07%	0.05%	0.03%
0.3%	25%	1.40%	0.58%	0.25%	0.17%	0.11%	0.08%	0.06%
0.6%	15%	1.63%	0.68%	0.30%	0.21%	0.13%	0.10%	0.07%
0.6%	25%	2.72%	1.13%	0.50%	0.34%	0.22%	0.17%	0.11%
0.9%	15%	2.38%	1.00%	0.45%	0.31%	0.20%	0.15%	0.10%
0.9%	25%	3.96%	1.66%	0.74%	0.51%	0.33%	0.25%	0.17%
1.2%	15%	3.07%	1.31%	0.59%	0.41%	0.26%	0.20%	0.14%
1.2%	25%	5.12%	2.18%	0.98%	0.68%	0.44%	0.33%	0.23%

C-1

Appendix C (Continued)

Sensitivity of Pre-Tax Yields to Maturity of the Class VII-B-2

Certificates to Prepayments and Realized Losses at an Assumed Purchase Price of 96.50% of the

Initial Principal Balance (plus Accrued Interest)

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.0%	N/A	6.02%	5.92%	6.02%	6.17%	6.47%	6.67%	7.19%
0.3%	15%	5.51%	5.92%	6.02%	6.17%	6.45%	6.68%	7.13%
0.3%	25%	1.44%	5.92%	6.02%	6.18%	6.45%	6.68%	7.13%
0.6%	15%	(1.02)%	5.91%	6.02%	6.18%	6.45%	6.68%	7.13%
0.6%	25%	(14.90)%	2.96%	6.02%	6.18%	6.45%	6.68%	7.13%
0.9%	15%	(10.87)%	4.49%	6.03%	6.17%	6.46%	6.68%	7.13%
0.9%	25%	(31.42)%	(12.72)%	6.01%	6.17%	6.46%	6.68%	7.13%
1.2%	15%	(20.82)%	(0.87)%	6.02%	6.18%	6.46%	6.69%	7.13%
1.2%	25%	(48.12)%	(31.08)%	3.52%	6.17%	6.46%	6.70%	7.14%

**	The pre-tax yield to maturity will be less than (99.99)%

Sensitivity of Pre-Tax Yields to Maturity of the Class VII-B-3

Certificates to Prepayments and Realized Losses at an Assumed Purchase Price of 90.00% of the

Initial Principal Balance (plus Accrued Interest)

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.0%	N/A	6.62%	6.72%	7.48%	8.02%	9.01%	9.69%	11.40%
0.3%	15%	2.33%	6.72%	7.49%	8.03%	8.95%	9.69%	11.16%
0.3%	25%	(8.04)%	5.86%	7.48%	8.04%	8.95%	9.69%	11.16%
0.6%	15%	(13.47)%	3.89%	7.49%	8.06%	8.96%	9.70%	11.17%
0.6%	25%	(35.54)%	(18.30)%	7.49%	8.05%	8.97%	9.71%	11.17%
0.9%	15%	(29.59)%	(11.29)%	7.50%	8.04%	8.98%	9.71%	11.18%
0.9%	25%	(62.48)%	(46.91)%	(4.21)%	8.04%	9.00%	9.72%	11.19%
1.2%	15%	(45.99)%	(28.90)%	5.35%	8.05%	8.98%	9.74%	11.18%
1.2%	25%	(86.81)%	(73.37)%	(37.24)%	(2.35)%	9.00%	9.76%	11.20%

**	The pre-tax yield to maturity will be less than (99.99)%

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group VII Mortgage Loans under the assumptions used to generate the pre-tax yields to maturity in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the Group VII Mortgage Loans as of the Cut-Off Date.

Group VII Aggregate Realized Losses

Percentage of CDR	Loss Severity Percentage	Percentages of CPR
		0%	10%	25%	35%	50%	60%	75%
0.3%	15%	0.93%	0.36%	0.15%	0.10%	0.07%	0.05%	0.03%
0.3%	25%	1.55%	0.60%	0.26%	0.17%	0.11%	0.08%	0.06%
0.6%	15%	1.79%	0.71%	0.31%	0.21%	0.13%	0.10%	0.07%
0.6%	25%	2.99%	1.18%	0.51%	0.35%	0.22%	0.17%	0.11%
0.9%	15%	2.61%	1.05%	0.45%	0.31%	0.20%	0.15%	0.10%
0.9%	25%	4.34%	1.74%	0.76%	0.52%	0.33%	0.25%	0.17%
1.2%	15%	3.37%	1.37%	0.60%	0.41%	0.26%	0.20%	0.14%
1.2%	25%	5.61%	2.28%	1.00%	0.69%	0.44%	0.34%	0.23%

C-2

APPENDIX D

The following table sets forth for each Distribution Date the planned Principal Balances for the PAC Certificates expressed as a percentage of the initial Principal Balance of the PAC Certificates.

Planned Principal Balances

as Percentages of Initial Principal Balance

PAC Certificates

Distribution Date	Percentage of Initial Principal Balance
October 2005	95.43655588%
November 2005	90.93515330
December 2005	86.49495222
January 2006	82.11512396
February 2006	77.79485100
March 2006	73.53332694
April 2006	69.32975618
May 2006	65.18335398
June 2006	61.09334612
July 2006	57.05896890
August 2006	53.07946892
September 2006	49.15410294
October 2006	45.28213782
November 2006	41.46285028
December 2006	37.69552686
January 2007	33.97946370
February 2007	30.31396650
March 2007	26.69835030
April 2007	23.13193944
May 2007	19.61406738
June 2007	16.14407658
July 2007	12.72131840
August 2007	9.34515296
September 2007	6.01494904
October 2007	2.73008398
November 2007 and thereafter	0.00000000

D-1

PROSPECTUS

Wells Fargo Asset Securities Corporation

Seller

Mortgage Pass-Through Certificates

(Issuable in Series by separate Trusts)

You should carefully consider the risk factors beginning on page 9 of this prospectus.

Neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related trust only and will not represent interests in or obligations of the seller or any affiliate of the seller.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Trust—

• will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

• will own—

• a pool or pools of fixed or adjustable interest rate, conventional mortgage loans which are secured by a first lien on a one- to four-family residential property; and

• other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans—

• will be sold to the related trust by the seller, who will have in turn purchased them from Wells Fargo Bank, N.A., one of its affiliates;

• will be underwritten to Wells Fargo Bank, N.A.’s standards or such other standards as described in this prospectus and the accompanying prospectus supplement; and

• will be serviced by Wells Fargo Bank, N.A. individually or together with other servicers.

Each Series of Certificates—

• will represent interests in the related trust;

• may provide credit support for certain classes by “subordinating” certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

• may be entitled to one or more of the other types of credit support described in this prospectus; and

• will be paid only from the assets of the related trust.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2005

TABLE OF CONTENTS

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the principal balances and/or interest rates of each class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the mortgage loans;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling the certificates.

If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Significant Definitions” beginning on page 102 in this prospectus.

The seller’s principal executive office is located at 7430 New Technology Way, Frederick, Maryland 21703, and the seller’s telephone number is (301) 846-8881.

SUMMARY OF PROSPECTUS

•	This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among the seller, the master servicer and the trustee specified in the applicable prospectus supplement.

Seller

With respect to each trust, Wells Fargo Asset Securities Corporation will act as seller to each trust and will acquire the mortgage loans from Wells Fargo Bank, N.A. and will transfer the mortgage loans to the trust. The seller is a direct, wholly-owned subsidiary of Wells Fargo Bank, N.A. which is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

Master Servicer

Wells Fargo Bank, N.A. will act as master servicer of each trust and will supervise the servicers and perform certain other administrative and reporting duties with respect to each series of certificates. In addition, the master servicer will generally be required to make advances with respect to the mortgage loans in each trust to the extent that a related other servicer fails to make a required advance.

Servicers

Wells Fargo Bank, N.A. and, if specified in the applicable prospectus supplement, one or more other entities will service the mortgage loans in each trust. Each servicer will perform certain servicing functions with respect to the mortgage loans serviced by it pursuant to a related servicing agreement.

Trustee

The entity named as trustee in the related prospectus supplement.

THE MORTGAGE LOANS

Each trust will own the related mortgage loans (other than the fixed retained yield described in this prospectus, if any) and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust estate:

•	will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on one- to four-family residential properties;

•	will have been acquired by the seller from Wells Fargo Bank, N.A.;

•	will have been originated by Wells Fargo Bank, N.A. or an affiliate or will have been acquired by Wells Fargo Bank, N.A. directly or indirectly from other mortgage loan originators; and

•	will have been underwritten either to Wells Fargo Bank, N.A. standards or, to the extent specified in the applicable prospectus supplement, to the standards of a pool insurer or to other standards.

See “The Trust Estates” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to one of the following:

•	principal and interest payments in respect of the related mortgage loans;

•	principal distributions, with no interest distributions;

•	interest distributions, with no principal distributions; or

•	such other distributions as are described in the applicable prospectus supplement.

Interest Distributions

With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates after deducting servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Interest.”

Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal Distributions

With respect to a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Principal.”

Distribution Dates

Distributions on the certificates will be made on each distribution date which is generally the 25th day of each month, or, if such day is not a business day, the business day following the 25th day.

If so specified in the applicable prospectus supplement, distributions on certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such prospectus supplement.

Record Dates

Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which such distribution date occurs or another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

Subordination

A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

•	the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

•	the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

•	the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement

If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

• limited guarantee	• mortgage pool insurance policy
• financial guaranty
insurance policy	• reserve fund
• surety bond	• cross-support
• letter of credit

Any credit support will be described in the applicable prospectus supplement.

See “The Trust Estates—Mortgage Loans—Pledged Asset Mortgage Loans” and “Description of the Certificates—Other Credit Enhancement.”

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated, to the extent specified in the servicing agreement, to make cash advances if the servicer determines that it will be able to recover such amounts from future payments and collections on the mortgage loan. A servicer who makes periodic advances will be reimbursed for these as described in this prospectus and in the applicable prospectus supplement. In certain circumstances, the master servicer or trustee will be required to make these advances upon a servicer default.

In addition, the master servicer may be required to make these advances if the underlying servicing agreement does not require the servicer to make advances while a mortgage loan is in the process of being liquidated.

See “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon.”

FORMS OF CERTIFICATES

The certificates will be issued either:

•	in book-entry form through the facilities of DTC; or

•	in fully registered, certificated form.

If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in such book-entry certificates, except under extraordinary circumstances which are discussed in “Description of the Certificates—Definitive Form” in this prospectus. Instead, DTC will effect payments and transfers by means of its electronic record keeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through DTC and its participating organizations.

See “Description of the Certificates—Book-Entry Form.”

OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS

The seller may, to the extent specified in the related prospectus supplement and subject to the terms of the applicable pooling and servicing agreement, purchase from the related trust:

•	any defaulted mortgage loan during the periods specified in the pooling and servicing agreement; and

•	any mortgage loan as to which the originator of such Mortgage Loan breached a representation or warranty to Wells Fargo Bank, N.A. regarding the characteristics of such mortgage loan.

See “Pooling and Servicing Agreement—Optional Purchases.”

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS AND TERMINATION OF THE TRUST

If so specified in the prospectus supplement with respect to a series, all, but not less than all, of the mortgage loans in the related trust and any property acquired with respect to such mortgage loans may be purchased by the seller, Wells Fargo Bank, N.A. or such other party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement.

In the event that an election is made to treat the related trust estate or one or more segregated pools of assets in the trust estate as a REMIC, any such purchase will be effected only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

Exercise of the right of purchase will effect the early retirement of the certificates of that series.

See “Prepayment and Yield Considerations.”

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or other similar rules or regulations.

See “ERISA Considerations.”

TAX STATUS

The treatment of the certificates for federal income tax purposes will depend on:

•	whether a REMIC election is made with respect to a series of certificates; and

•	if a REMIC election is made, whether the certificates are regular interests or residual interests.

See “Certain Federal Income Tax Consequences.”

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

See “Legal Investment” in this prospectus and in the applicable prospectus supplement.

RATING

Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

•	A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

•	Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

RISK FACTORS

You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

The liquidity of your certificates may be limited. You should consider that:

•	a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

•	the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

•	unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

In addition to these considerations, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Limited Assets for Payment of Certificates

Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

•	mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;

•	the certificates of any series will not represent an interest in or obligation of the seller, Wells Fargo Bank, N.A., the trustee or any of their affiliates, except for the seller’s limited obligations with respect to certain breaches of its representations and warranties, Wells Fargo Bank, N.A.’s obligations as servicer and master servicer; and

•	neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, Wells Fargo Bank, N.A., the trustee, any of their affiliates or any other person.

Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the seller, Wells Fargo Bank, N.A., the trustee or, except as specified in the applicable prospectus supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See “Description of the Certificates—Other Credit Enhancement.”

Regardless of the form of credit enhancement provided:

•	the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

•	may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

•	all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the master servicer, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or certain classes).

The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

Neither the seller, Wells Fargo Bank, N.A., nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

See “Description of the Certificates—Other Credit Enhancement.”

Real Estate Market Conditions Affect Mortgage Loan Performance

An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor’s financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust estate and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in Wells Fargo Bank, N.A.’s or other servicers’ servicing portfolios.

To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See “The Trusts Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Geographic Concentration May Increase Rates of Loss and Delinquency

In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under “Servicing of the Mortgage Loans—Insurance Policies,” no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under “Servicing of the Mortgage Loans—Insurance Policies.”

The ability of mortgagors to make payments on the mortgage loans may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors). Such occurrences may accordingly affect the actual rates of delinquencies, foreclosures and losses with respect to any trust estate.

The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.”

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates

The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

•	the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

•	the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

The rate of prepayments on mortgage loans is influenced by a number of factors, including:

•	prevailing mortgage market interest rates;

•	local and national economic conditions;

•	homeowner mobility; and

•	the ability of the borrower to obtain refinancing.

In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans in the related trust estate are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust. Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

See “Prepayment and Yield Considerations.”

Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay

Since transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the master servicer, or a paying agent on behalf of the master servicer, to Cede, as nominee for DTC; and

•	the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

See “Description of the Certificates—Book-Entry Form.”

Cash Flow Agreements are Subject to Counterparty Risk

The assets of a trust estate may, if specified in the related prospectus supplement, include agreements, such as interest rate swap, cap, floor or similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust estate under the circumstances described in the prospectus supplement. To the extent that payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust estate to make payments on the certificates will be subject to the credit risk of the counterparty. The prospectus supplement for a series of certificates will describe any mechanism, such as the payment of “breakage fees,” which may exist to facilitate replacement of a this type of agreement upon the default or credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the master servicer to obtain a replacement agreement.

Consumer Protection Laws May Limit Remedies

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

•	regulate interest rates and other charges;

•	require certain disclosures;

•	require licensing of mortgage loan originators;

•	require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;

•	prohibit discriminatory lending practices;

•	limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

•	regulate the use of consumer credit information; and

•	regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

•	may limit a servicer’s ability to collect all or part of the principal of or interest on the mortgage loans;

•	may entitle the borrower to a refund of amounts previously paid; and

•	could subject a servicer to damages and administrative sanctions.

The seller will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust estate. See “The Mortgage Loan Programs—Representations and Warranties.”

In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas consumer protection laws which regulate loans other than purchase money loans. See “Certain Legal Aspects of the Mortgage Loans—Texas Home Equity Loans.”

See “Certain Legal Aspects of the Mortgage Loans.”

THE TRUST ESTATES

General

The assets underlying each Series of Certificates (each, a “Trust Estate”) will consist primarily of fixed or adjustable interest rate, conventional first mortgage loans (“Mortgage Loans”) evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other instruments creating first liens (the “Mortgages”) on some or all of the following six types of property (as so secured, the “Mortgaged Properties”), to the extent set forth in the applicable prospectus supplement: (i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and (vi) shares issued by private non-profit housing corporations (“cooperatives”) and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller’s interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets as may be specified in the applicable prospectus supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.”

Mortgage Loans

The Mortgage Loans will have been acquired by the Seller from its affiliate, Wells Fargo Bank. The Mortgage Loans will have been originated by Wells Fargo Bank or will have been acquired by Wells Fargo Bank from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to Wells Fargo Bank’s standards, to the extent specified in the applicable prospectus supplement, to the standards of a pool insurer or to such other standards set forth in the applicable prospectus supplement. See “The Mortgage Loan Programs—Mortgage Loan Production Sources” and “—Mortgage Loan Underwriting.” The prospectus supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by Wells Fargo Bank or its affiliates and (ii) purchased by Wells Fargo Bank or its affiliates from unaffiliated mortgage loan originators through Wells Fargo Bank’s mortgage loan purchase programs.

Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in Wells Fargo Bank’s discretion. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that Wells Fargo Bank determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located on the property. Generally, a Mortgage Loan will be secured by a lease only if (i) the use of leasehold estates as security for mortgage loans is customary in the area, (ii) the lease is not subject to any prior lien that could result in termination of the lease and (iii) the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor’s consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee’s name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

The prospectus supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The prospectus supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the prospectus supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which the Seller will file with the Commission within 15 days of the initial issuance of the related Series.

The Mortgage Loans in a Trust will generally have monthly payments due on the first of each month (each, a “Due Date”) but may, if so specified in the applicable prospectus supplement, have payments due on a different day of each month. Unless specified in the applicable prospectus supplement, monthly payments consisting of both principal and interest will be due on each Mortgage Loan in a Trust. Each Mortgage Loan will be of one of the following types of mortgage loans:

a.  Fixed Rate Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may include fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

b.  Adjustable Rate Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may include adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust. The applicable prospectus supplement will also indicate any initial, periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Seller or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

The scheduled monthly payment for an adjustable rate Mortgage Loan will be adjusted as and when described in the applicable prospectus supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the applicable prospectus supplement. If the adjustments made to monthly payments for an adjustable rate Mortgage Loan are made at intervals different from the intervals at which the Mortgage Interest Rate is adjusted, “negative amortization” of principal may result with respect to such Mortgage Loan. Negative amortization will occur if an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan. The resulting amount of interest that has accrued but is not then payable (“Deferred Interest”) will be added to the principal balance of such Mortgage Loan.

c.  Graduated Payment Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) “Graduated Pay Mortgage Loans,” pursuant to which amounts constituting Deferred Interest are added to the principal balances of such mortgage loans, (ii) “Tiered Payment Mortgage Loans,” pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) “Growing Equity Mortgage Loans,” for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

d.  Subsidy Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements (“Subsidy Loans”) pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment (“Subsidy Payments”) being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account (“Subsidy Account”) by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. Subsidy Loans are offered by employers generally through either a “graduated” or “fixed” subsidy loan program, or programs that combine features of graduated and fixed subsidy loan programs. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points (3%) and five percentage points (5%) below the Mortgage Interest Rates specified in the related Mortgage Notes during the term of the subsidy agreement. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for the term of the subsidy agreements. The subsidy agreements relating to Subsidy Loans pursuant to combination fixed/graduated programs generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

Generally, employers may terminate subsidy programs in the event of (i) the mortgagor’s death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the “due-on-sale” clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event the mortgagor refinances a Subsidy Loan, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.” In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by Wells Fargo Bank in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

e.  Buy-Down Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans (“Buy-Down Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and placed in a custodial account (the “Buy-Down Fund”) by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable prospectus supplement.

f.  Balloon Loans.    If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (“Balloon Loans”) that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the “Balloon Period”). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.”

g.  Pledged Asset Mortgage Loans.    As described below, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) (“Additional Collateral”) owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Additional Collateral (usually securities) owned by such guarantor or (iii) supported by a third party letter of credit (“LOC”) (any such loans supported by Additional Collateral, the “Additional Collateral Pledged Asset Mortgage Loans,” any such loans supported by LOCs, the “LOC Pledged Asset Mortgage Loans” and together with the Additional Collateral Pledged Asset Mortgage Loans, the “Pledged Asset Mortgage Loans”).

With respect to an Additional Collateral Pledged Asset Mortgage Loan, the amount of the Additional Collateral generally does not exceed 30% of the original principal balance of such Additional Collateral Pledged Asset Mortgage Loan. The requirement to maintain Additional Collateral terminates when the principal balance of an Additional Collateral Pledged Asset Mortgage Loan is paid down to a predetermined amount. The pledge agreement and the security interest in such Additional Collateral will be assigned to the Trustee. It is anticipated that, in the event of a loss upon the liquidation of an Additional Collateral Pledged Asset Mortgage Loan, Merrill Lynch Credit Corporation, which will administer the Additional Collateral, will attempt to realize on the related security interest. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. In no event will the Trust Estate be permitted to acquire ownership of the Additional Collateral. Ambac Assurance Corporation (the “Surety Bond Provider”) has previously issued a limited purpose surety bond (the “Limited Purpose Surety Bond”), to cover the Additional Collateral Pledged Asset Mortgage Loans, which is intended to guarantee payment to the Trust Estate of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of an Additional Collateral Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on an Additional Collateral Pledged Asset Mortgage Loan upon liquidation. The Limited Purpose Surety Bond will not cover any payments on the Certificates of the related Servicer that are recoverable or sought to be recovered as voidable preferences under applicable law. Although the Limited Purpose Surety Bond is limited in amount (the “Maximum Amount”), the Seller has been advised by the Surety Bond Provider that the Maximum Amount is, and will be, sufficient to cover all potential claims on behalf of the Trust Estate with respect to the Additional Collateral securing an Additional Collateral Pledged Asset Mortgage Loan and on behalf of other assignees of additional collateral securing similar mortgage loans covered by such Limited Purpose Surety Bond.

In connection with each LOC Pledged Asset Mortgage Loan, the borrower pledged securities it owns to UBS Financial Services Inc. as security for an LOC issued by UBS Financial Services Inc. in favor of Wells Fargo Bank, as originator of such Mortgage Loan. The amount of pledged securities which can be drawn under each LOC (the “Pledged Value”) is generally equal to at least 20% of the purchase price or appraised value of the Mortgaged Property (whichever is less). The Pledged Value may be reduced by the amount of the borrower’s equity in the property or any down payment made by such borrower. Pursuant to an agreement between the borrower and Wells Fargo Bank, in the event that the borrower becomes ninety days or more delinquent on an LOC Pledged Asset Mortgage Loan, Wells Fargo Bank will have the right, at its option, to draw on all or a portion of the LOC for an amount up to the LOC’s Pledged Value. Wells Fargo Bank, as Servicer, may then, at its discretion, either (i) immediately apply the proceeds from drawing on the LOC as a curtailment or partial prepayment of the unpaid principal balance of the LOC Pledged Asset Mortgage Loan or (ii) apply the proceeds from drawing on the LOC at a later date in accordance with Wells Fargo Bank’s default and servicing procedures. With respect to some of the LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells Fargo Bank will assign its right to receive the proceeds of the LOCs to the Seller, which in turn, will assign such right to the Trust. However, Wells Fargo Bank will remain the beneficiary of the LOCs. Wells Fargo Bank will agree in the Underlying Servicing Agreement to make all draws on the LOCs in accordance with their terms on behalf of the Trust. This obligation will continue even if Wells Fargo Bank is no longer the Servicer of the LOC Pledged Asset Mortgage Loans. With respect to the remaining LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells Fargo Bank will assign the LOCs to the Seller, which, in turn, will assign the LOCs to the Trust which will become the beneficiary thereunder. For these LOC Pledged Asset Mortgage Loans, Wells Fargo Bank (and any successor Servicer) will agree in the Underlying Servicing Agreement to make claims on the LOCs in accordance with their terms on behalf of the Trust. No assurance can be given as to the amount of proceeds, if any, that might be realized from an LOC related to an LOC Pledged Asset Mortgage Loan. The Trust will not have any interest in the securities which a borrower has pledged to UBS Financial Services Inc. in connection with any LOC Pledged Asset Mortgage Loan.

A Trust Estate may also include other types of first lien, residential Mortgage Loans to the extent set forth in the applicable prospectus supplement.

Cash Flow Agreements

If specified in the prospectus supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series of Certificates. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

THE SELLER

Wells Fargo Asset Securities Corporation (the “Seller”) is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Seller was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Seller, was merged into and with the Seller. On April 17, 2000, the Seller changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and mortgage asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

The Seller maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from Wells Fargo Bank, N.A. Except to the extent otherwise specified in the applicable prospectus supplement, the Seller’s only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.”

WELLS FARGO BANK

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as a Servicer and the Master Servicer with respect to each Series. Wells Fargo Bank is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities of a national bank. Prior to February 20, 2004, Wells Fargo Bank Minnesota, National Association acted as Master Servicer with respect to each Series. On February 20, 2004, Wells Fargo Bank Minnesota, National Association was merged into Wells Fargo Bank. Wells Fargo Bank Minnesota, National Association was formerly called Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association changed its name to Wells Fargo Bank Minnesota, National Association on July 8, 2000.

On May 8, 2004, Wells Fargo Home Mortgage, Inc., a wholly-owned subsidiary of Wells Fargo Bank, was merged into Wells Fargo Bank. Wells Fargo Home Mortgage, Inc. was originally incorporated on July 1, 1983 under the name Norwest Mortgage, Inc. On April 14, 2000, Norwest Mortgage, Inc. changed its name to Wells Fargo Home Mortgage, Inc. Wells Fargo Home Mortgage, Inc. was engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through certain of its affiliates (the “Wells Fargo Affiliates”) and (ii) servicing residential mortgage loans for its own account or for the account of others. The origination and servicing activities formerly carried on by Wells Fargo Home Mortgage, Inc. are now performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank. Wells Fargo Bank is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association.

Wells Fargo Bank’s principal office is located in Sioux Falls, South Dakota. Wells Fargo Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its telephone number is (410) 884-2000.

THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the “Loan Stores”) located throughout all 50 states. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or the Wells Fargo Affiliates.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank’s targeted solicitations may be based on characteristics such as the borrower’s mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See “Prepayment and Yield Considerations.”

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire portfolios of loans in negotiated transactions.

Mortgage Loan Underwriting

Wells Fargo Bank Underwriting

The following is a summary of Wells Fargo Bank’s “general” underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo Bank’s “retention program.”

General Standards.    Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo Bank and an unaffiliated third party, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See “The Trust Estates—Mortgage Loans.” In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. However, if so specified in the applicable prospectus supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 95% may be included in the related Trust Estate. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo Bank and an unaffiliated third party.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Wells Fargo Bank’s servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See “Prepayment and Yield Considerations—Weighted Average Life of

Certificates.” To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained. The prospectus supplement will specify the number and percentage of Mortgage Loans contained in the Trust Estate for a particular Series of Certificates with Loan-to-Value Ratios at origination in excess of 80% which are not covered by primary mortgage insurance.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under “—Representations and Warranties.”

Retention Program Standards.    A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate. Mortgage Loans initially included in the Trust Estate for a particular Series of Certificates may have been the subject of a refinancing under the retention program and, to the extent that borrowers become eligible for the retention program after their Mortgage Loans have been included in a particular Trust Estate, such Mortgage Loans may be refinanced under such program. See “Prepayment and Yield Considerations” in this prospectus and in the prospectus supplement for a description of the potential effects on Certificateholders resulting from such refinancings.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Underwriter Discretion.    During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Representations and Warranties

In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain representations and warranties regarding the Mortgage Loans. In certain cases where Wells Fargo Bank acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable prospectus supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to Wells Fargo Bank or the Wells Fargo Affiliates to be assigned to the Trust Estate. In such cases, the Correspondent’s representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable prospectus supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

(i)	the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

(ii)	immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)	no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense;

(iv)	the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received);

(v)	the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the first lien of the Mortgage except for those liens set forth in the Pooling and Servicing Agreement;

(vi)	the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(vii)	all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

(viii)	each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws; and

(ix)	no Mortgage Loan is a “high cost” loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

No representations or warranties are made by the Seller or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” below.

In addition, no representations or warranties are made by the Seller or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Certificateholders.

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller (or other party making such representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

DELINQUENCY AND FORECLOSURE EXPERIENCE

The following tables set forth certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable Servicers of such mortgage loans on (i) the conventional fixed-rate mortgage loans included in various mortgage pools underlying all Series of the Seller’s Mortgage Pass-Through Certificates (the “Fixed-Rate Loans”), (ii) the Fixed-Rate Loans having original terms to maturity of approximately 20 years to approximately 30 years (the “30-Year Fixed-Rate Loans”), including, in clauses (i) and (ii) mortgage loans originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Relocation Mortgage Loans”), (iii) the Fixed-Rate Loans which are not Relocation Mortgage Loans (“Fixed-Rate Non-Relocation Loans”), (iv) the Fixed-Rate Non-Relocation Loans having original terms to maturity of approximately 20 years to approximately 30 years (the “30-Year Fixed-Rate Non-Relocation Loans”), (v) the Fixed-Rate Loans having original terms to maturity of approximately 10 years to approximately 15 years (the “15-Year Fixed-Rate Loans”) and (vi) the conventional adjustable-rate mortgage loans included in various mortgage pools underlying all Series of the Seller’s Mortgage Pass-Through Certificates (the “Adjustable-Rate Loans”). The mortgage loans represented in the following tables have various terms to stated maturity, may or may not include Relocation Mortgage Loans, and include loans having a variety of payment characteristics such as Subsidy Loans and Buy-Down Loans. In addition, the Adjustable-Rate Loans include mortgage loans with various periods until the first interest rate adjustment date and different indices upon which the adjusted interest rate is based. Certain of the Adjustable-Rate Loans also provide for the payment of only interest until the first Due Date following the related first adjustment date. There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series.

Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the Seller’s Mortgage Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, a substantial number of the Adjustable-Rate Loans have not reached their first adjustment date. The effect of the interest rate adjustment on the level of delinquencies and foreclosures is generally expected to depend on whether the interest rate increases and by how much. Those Adjustable-Rate Loans only paying interest until the first Due Date following the related first adjustment date may be subject to an increased risk of default once the payments are recalculated to fully amortize the unpaid principal balance of such loans and the mortgagors are required to make payments of both principal and interest which may increase their burden. Furthermore, there has been a significant decrease in the number of 30-Year Fixed-Rate Loans included in the mortgage pools underlying the Seller’s Mortgage Pass-Through Certificates as evidenced by the following tables. Factors contributing to this decrease include, but are not limited to, the optional purchase of Mortgage Loans in connection with the termination of the related Trust Estate and non-securitization of mortgage loans. As a result of this decrease, the levels of delinquencies and foreclosures as percentages of the various categories of mortgage loans (which include 30-Year Fixed-Rate Loans) covered by the following tables may have fallen or risen significantly. A change in the number of mortgage loans of any category underlying the Seller’s Mortgage Pass-Through Certificates may cause the delinquency and foreclosure percentage levels to decline significantly below or rise significantly above the rates indicated in the related tables.

FIXED-RATE LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
Fixed-Rate Loans	27,529	$12,685,318	27,069	$12,321,323	30,024	$13,701,902

Period of Delinquency(1)
30 to 59 days	55	$25,106	37	$14,212	51	$19,698
60 to 89 days	14	5,033	10	3,882	15	5,691
90 days or more	9	3,523	8	2,348	13	4,203

Total Delinquent Loans	78	$33,662	55	$20,442	79	$29,592

Percent of Fixed-Rate Loans	0.28%	0.27%	0.20%	0.17%	0.26%	0.22%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	28	$11,328	10	$4,366	5	$2,456
Foreclosure Ratio(3)	0.10%	0.09%	0.04%	0.04%	0.02%	0.02%

30-YEAR FIXED-RATE LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
30-Year Fixed-Rate Loans	12,254	$5,519,300	11,459	$5,270,703	13,552	$6,340,726

Period of Delinquency(1)
30 to 59 days	40	$18,727	27	$10,777	34	$13,097
60 to 89 days	10	3,371	7	2,893	10	4,350
90 days or more	8	3,388	6	1,839	7	2,818

Total Delinquent Loans	58	$25,485	40	$15,509	51	$20,266

Percent of 30-Year Fixed-Rate Loans	0.47%	0.46%	0.35%	0.29%	0.38%	0.32%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	27	$11,093	8	$3,677	5	$2,456
Foreclosure Ratio(3)	0.22%	0.20%	0.07%	0.07%	0.04%	0.04%

FIXED-RATE NON-RELOCATION LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
Fixed-Rate Non-Relocation Loans	25,617	$11,933,553	26,294	$11,998,002	29,138	$13,308,262

Period of Delinquency(1)
30 to 59 days	50	$23,299	34	$13,074	50	$19,393
60 to 89 days	12	4,369	9	3,559	14	5,370
90 days or more	8	3,242	8	2,348	13	4,203

Total Delinquent Loans	70	$30,910	51	$18,981	77	$28,966

Percent of Fixed-Rate Non-Relocation Loans	0.27%	0.26%	0.19%	0.16%	0.26%	0.22%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	23	$9,732	9	$4,023	5	$2,456
Foreclosure Ratio(3)	0.09%	0.08%	0.03%	0.03%	0.02%	0.02%

(1)	The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2)	Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3)	Foreclosure as a percentage of total loans or balance in the applicable portfolio at the end of each period.

30-YEAR FIXED-RATE NON-RELOCATION LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
30-Year Fixed-Rate Non-Relocation Loans	10,509	$4,842,969	10,881	$5,036,206	12,890	$6,046,941

Period of Delinquency(1)
30 to 59 days	35	$16,919	24	$9,639	33	$12,792
60 to 89 days	8	2,707	6	2,570	9	4,030
90 days or more	7	3,107	6	1,839	7	2,818

Total Delinquent Loans	50	$22,734	36	$14,048	49	$19,640

Percent of 30-Year Fixed-Rate Non-Relocation Loans	0.48%	0.47%	0.33%	0.28%	0.38%	0.32%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	22	$9,497	7	$3,334	5	$2,456
Foreclosure Ratio(3)	0.21%	0.20%	0.06%	0.07%	0.04%	0.04%

15-YEAR FIXED-RATE LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
15-Year Fixed-Rate Loans	15,275	$7,166,018	15,610	$7,050,621	16,472	$7,361,176

Period of Delinquency(1)
30 to 59 days	15	$6,380	10	$3,435	17	$6,601
60 to 89 days	4	1,662	3	989	5	1,340
90 days or more	1	135	2	509	6	1,385

Total Delinquent Loans	20	$8,177	15	$4,933	28	$9,326

Percent of 15-Year Fixed-Rate Loans	0.13%	0.11%	0.10%	0.07%	0.17%	0.13%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	1	$235	2	$689	0	$0
Foreclosure Ratio(3)	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%

ADJUSTABLE-RATE LOANS

	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans	By No. of Loans	By Dollar Amount of Loans
	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	(Dollar Amounts in Thousands)
Adjustable-Rate Loans	17,353	$8,733,883	60,470	$27,907,056	95,424	$43,285,720

Period of Delinquency(1)
30 to 59 days	19	$10,283	81	$31,289	85	$40,242
60 to 89 days	4	2,159	7	3,847	10	4,492
90 days or more	3	1,751	5	2,089	8	2,695

Total Delinquent Loans	26	$14,193	93	$37,224	103	$47,430

Percent of Adjustable-Rate Loans	0.15%	0.16%	0.15%	0.13%	0.11%	0.11%

	As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
Foreclosures(2)	5	$2,267	4	$1,600	13	$5,003
Foreclosure Ratio(3)	0.03%	0.03%	0.01%	0.01%	0.01%	0.01%

(1)	The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2)	Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3)	Foreclosure as a percentage of total loans or balance in the applicable portfolio at the end of each period.

The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure and experience on the mortgage loans underlying the Seller’s Mortgage Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans underlying the Seller’s Mortgage Pass-Through Certificates may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See “Description of the Mortgage Loans” and “Prepayment and Yield Considerations” in the applicable prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

A separate trust (a “Trust”) will issue each series (each, a “Series”) of certificates (the “Certificates”). Each Series of Certificates will include one or more classes (each, a “Class”). In addition, any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable prospectus supplement.

Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among the Seller, Wells Fargo Bank, as the Master Servicer, and the Trustee named in the applicable prospectus supplement. An illustrative form of a Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable prospectus supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

Unless otherwise specified in the applicable prospectus supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable prospectus supplement, distributions will be made by wire transfer in immediately available funds, provided that the Paying Agent shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent “regular interests” within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the “Regular Certificates”) and one Class of Certificates with respect to each REMIC that will be designated as the “residual interest” within the meaning of Code Section 860G(a)(2) (the “Residual Certificates”) representing the right to receive distributions as specified in the prospectus supplement for such Series. See “Certain Federal Income Tax Consequences.”

Definitive Form

Certificates of a Series that are issued in fully registered, certificated form are referred to herein as “Definitive Certificates.” Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the “residual interest” thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any “residual interest” may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates.”

Book-Entry Form

Each Class of Certificates of a Series issued in book-entry form (“Book-Entry Certificates”) initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”), which will be the “holder” or “Certificateholder” of such Certificates, as such terms are used herein. Any person acquiring an interest in a Book-Entry Certificate (a “Beneficial Owner”) will hold such Certificates through DTC in the United States, or, if specified in the related prospectus supplement, Clearstream or Euroclear in Europe, if they are participants of such systems (the “Participants”), or indirectly through organizations which are Participants in such systems (the “Indirect Participants”). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). No Beneficial Owner will be entitled to receive a Definitive Certificate representing such person’s interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to Indirect Participants, including banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

The brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains a Beneficial Owner’s account will record the Beneficial Owner’s ownership of a Book-Entry Certificate in its records for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a DTC Participant, and, if applicable, on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Paying Agent through DTC and DTC Participants. While the Book-Entry Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any Paying Agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

If specified in the related prospectus supplement, the Book-Entry Certificates will be offered globally and may be held by investors through any of DTC, Clearstream or Euroclear. These Book-Entry Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Non-U.S. holders (as described below) of Book-Entry Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Investors electing to hold their Book-Entry Certificates through DTC with respect to such global offering will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Book-Entry Certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Book-Entry Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Clearstream International (“Clearstream”), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on it books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Master Servicer to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Certain Federal Income Tax Consequences — Taxation of Certain Foreign Investors” and “ — Backup Withholding” herein.

DTC has advised the Seller that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor or (ii) after the occurrence of any other event specified in the related prospectus supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re- registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.    When Book-Entry Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing line of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream

Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

(a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Book-Entry Certificates in the U.S. from a Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements of Book-Entry Certificates

A Beneficial Owner of Book-Entry Certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption from non-U.S. Persons (Form W-8BEN)    Beneficial Owners of Book-Entry Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption from non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The Beneficial Owner of a Book-Entry Certificate or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

See “Certain Federal Income Tax Consequences — Taxation of Certain Foreign Investors” and “ — Taxation of Certain Foreign Investors” in this prospectus. Neither this discussion nor the discussion under “Certain Federal Income Tax Consequences” referenced above covers all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders in Book-Entry Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their purchase, holding and disposing of the Book-Entry Certificates.

Distributions to Certificateholders

General

Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month specified in the applicable prospectus supplement (each, a “Distribution Date”). The “Determination Date” with respect to each Distribution Date will be the 17th day of each month or if such day is not a business day, the preceding business day. The “Cut-Off Date” for each Series will be the date specified in the applicable prospectus supplement. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate’s Percentage Interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. Generally, the undivided percentage interest (the “Percentage Interest”) represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the “Pool Distribution Amount”) will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

(a)  amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

(b)  those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee Fee, if any, and (v) any other amounts described in the applicable prospectus supplement;

(c)  all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(d)  all principal prepayments in full, all partial principal prepayments, the principal portion of all proceeds of any Mortgage Loans or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, net of related expenses, including Net Partial Liquidation Proceeds and Recoveries, and other unscheduled receipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Seller or amounts deposited by the Seller in the Certificate Account in connection with the substitution of a Mortgage Loan (collectively, “Unscheduled Principal Receipts”) that were received by the Servicers after the Unscheduled Principal Receipts Period (as described under “—Unscheduled Principal Receipts” below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

(e) all repurchase proceeds with respect to the Mortgage Loans repurchased by the Seller on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

(f)  that portion of Liquidation Proceeds or insurance proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled, any unpaid Fixed Retained Yield and any unreimbursed Periodic Advances;

(g)  if an election has been made to treat the applicable Trust Estate as a REMIC, any Liquidation Profits with respect to such Distribution Date;

(h)  all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

(i)  all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

(j)  reinvestment earnings on payments received in respect of the Mortgage Loans; and

(k)  any amounts reimbursable to the related Servicer to cover PMI Advances.

The applicable prospectus supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

A “Recovery” is an amount received in respect of principal which has previously been allocated as a Realized Loss to a Class of Certificates.

“Liquidation Profits” with respect to a Distribution Date and a liquidated Mortgage Loan will be the amount, if any, by which net Liquidation Proceeds on such liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

“Liquidation Proceeds” are all amounts received by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law. “Partial Liquidation Proceeds” are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and “Net Partial Liquidation Proceeds” are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

Unscheduled Principal Receipts

The Pooling and Servicing Agreement for each Series will specify, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the “Unscheduled Principal Receipt Period”) during which all Unscheduled Principal Receipts of such type received by the Servicer will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a “Prior Month Receipt Period”) or (ii) the one month period ending on the day preceding the Determination Date preceding the applicable Remittance Date (such period a “Mid-Month Receipt Period”).

With respect to certain of the Mortgage Loans serviced by Wells Fargo Bank (“Type 1 Loans”), the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Mid-Month Receipt Period. With respect to certain other Mortgage Loans serviced by Wells Fargo Bank (“Type 2 Loans”), the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Prior Month Receipt Period. With respect to other Servicers, the Unscheduled Principal Receipt Period with respect to partial Unscheduled Principal Receipts is a Prior Month Receipt Period and with respect to Unscheduled Principal Receipts in full is either a Prior Month Receipt Period or a Mid-Month Receipt Period.

Distributions of Interest

With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The “Net Mortgage Interest Rate” for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related mortgage note (the “Mortgage Interest Rate”), less the portion thereof, if any, not contained in the Trust Estate (the “Fixed Retained Yield”), and less amounts payable to the applicable Servicer for servicing the Mortgage Loan (the “Servicing Fee”), the fee payable to the Master Servicer (the “Master Servicing Fee”), the fee payable to the Trustee (the “Trustee Fee”), if any, and any related expenses specified in the applicable prospectus supplement.

Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the pass-through rate (the “Pass-Through Rate”) for such Class indicated in the applicable prospectus supplement (which may be a fixed rate or an adjustable rate) from the date and for the accrual periods (each, an “Interest Accrual Period”) specified in such prospectus supplement. To the extent the Pool Distribution Amount is available therefore, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as “Accrual Certificates”) will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such prospectus supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month’s interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from principal prepayments in full made by mortgagors (“Prepayments in Full”) are referred to herein as “Prepayment Interest Shortfalls.” The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trustee for the benefit of Certificateholders, from the Master Servicer’s own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing Fees) an amount (such amount, “Compensating Interest”) equal to the lesser of (i) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and (Y) the Available Master Servicing Compensation for such Distribution Date.

The “Available Master Servicing Compensation” for any Distribution Date will be equal to the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and deposited in the Certificate Account (which amount of interest with respect to Prepayments in Full on the Mortgage Loans serviced by Wells Fargo Bank is expected to be zero unless the Remittance Date for such Mortgage Loans changes as described below under “Servicing of the Mortgage Loans — Changes in Servicing”) and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements.

The actual amount of the Available Master Servicing Compensation is subject to a number of variables and depends, in part, on the provisions of the Underlying Servicing Agreements of the Servicers of the Mortgage Loans. For example, Wells Fargo Bank is not currently required to remit funds to the Master Servicer until the business day preceding the applicable Distribution Date. Therefore with respect to any loans serviced by Wells Fargo Bank the amount of Available Master Servicing Compensation determined under clause (b) would be zero.

The calculation of Month End Interest also varies depending on the provisions of the Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by Wells Fargo Bank, “Month End Interest” for each Distribution Date will be equal to the lesser of (i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by Wells Fargo Bank and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans serviced by Wells Fargo Bank. With respect to the Mortgage Loans serviced by each Other Servicer, Month End Interest for each Distribution Date depends in part on whether such Other Servicer has agreed to remit Prepayments in Full to the Master Servicer daily on a specified business day following receipt rather than waiting until the Remittance Date. Although an Underlying Servicing agreement may provide an exception, “Month End Interest” for Other Servicers will generally equal the lesser of (a) (i) with respect to Other Servicers remitting Prepayments in Full on a daily basis, the aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other

Servicer or (ii) with respect to Other Servicers not remitting Prepayments in Full on a daily basis, the sum of the aggregate Prepayment Interest Shortfalls and aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer and (b) the sum of (X) for each Mortgage Loan serviced by such Other Servicer, the product of 1/12th of the applicable Servicing Fee Rate and the scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of such Mortgage Loan serviced by such Other Servicer and (Y) with certain exceptions, reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date. As described herein under “Servicing of the Mortgage Loans — Changes in Servicing,” a Servicer not currently remitting Prepayments in Full on a daily basis may agree to begin to do so at some time in the future. In conjunction therewith, the amount of Month End Interest such Servicer is required to remit may be decreased or such Servicer may be relieved of its obligation to remit any Month End Interest. If an Other Servicer that is not currently remitting Prepayments in Full on a daily basis begins to do so, any such change may have an impact on the amount of Compensating Interest by increasing the amount described in clause (b) of the definition of Available Master Servicing Compensation and decreasing the amount described in clause (c) of the definition thereof. No assurance can be given as to the timing of any such changes or that any such changes will occur.

Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments (“Curtailments”) by mortgagors (“Curtailment Interest Shortfalls”) or of other partial Unscheduled Principal Receipts with respect to the Mortgage Loans will not be offset by Compensating Interest.

Distributions of Principal

The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such prospectus supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

If so provided in the applicable prospectus supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

If specified in the applicable prospectus supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

Realized Losses on Liquidated Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificates.

A “Realized Loss” is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A “Liquidated Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. However, a loan will be considered a Liquidated Loan if a PMI Advance has been made. See “Servicing of the Mortgage Loans—PMI Advances.” A “Liquidated Loan Loss” on a Liquidated Loan for any Distribution Date is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A “Special Hazard Loss” is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described under “Servicing of the Mortgage Loans—Insurance Policies” and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Master Servicer or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or related to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A “Fraud Loss” is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A “Bankruptcy Loss” is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A “Debt Service Reduction” means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A “Deficient Valuation” with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Special Hazard Losses in excess of the amount, if any, specified in the applicable prospectus supplement (the “Special Hazard Loss Amount”) are “Excess Special Hazard Losses.” Fraud Losses in excess of the amount, if any, specified in the applicable prospectus supplement (the “Fraud Loss Amount”) are “Excess Fraud Losses.” Bankruptcy losses in excess of the amount, if any, specified in the applicable prospectus supplement (the “Bankruptcy Loss Amount”) are “Excess Bankruptcy Losses.” To the extent specified in the related prospectus supplement, Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a “pro rata basis” among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

For any Series of Certificates where the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on Liquidated Loans.

Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. Certain of the more typical categories are defined below. The prospectus supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Principal Types

“Accretion Directed Certificates” are Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

“Companion Certificates” (also sometimes referred to as a “Support Certificates”) are Certificates that are entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted Amortization Certificates and/or Scheduled Amortization Certificates.

“Component Certificates” are Certificates consisting of two or more specified components (each, a “Component”) as described in the applicable prospectus supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories described herein.

“Lockout Certificates” are Senior Certificates that are designed not to participate in, or to participate to a limited extent in (i.e., to be “locked out” of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Certificates of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the Senior Certificates as a group. A Class of Lockout Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the Principal Balances of other Senior Certificates. Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

“Notional Amount Certificates” are Certificates having no principal balance and bearing interest on the related notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.

“Pass-Through Certificates” are Senior Certificates that are entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates.

“Planned Amortization Certificates” (also sometimes referred to as “PAC Certificates”) are Certificates that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the “structuring range” for a Class of Planned Amortization Certificates. The Planned Amortization Certificates in any Series may be subdivided into different categories (e.g., Planned Amortization Certificates I (“PAC I”) Planned Amortization Certificates II (“PAC II”) and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

“Ratio Strip Certificates” are Certificates that are entitled to receive a constant proportion, or “ratio strip,” of the principal payments on the underlying Mortgage Loans.

“Scheduled Amortization Certificates” (also sometimes referred to as “Scheduled Certificates”) are Certificates that are designed to receive principal payments using a predetermined principal balance schedule but are not designated as Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the “structuring range” for the Scheduled Amortization Certificates and such range generally is narrower than that for a Class of Planned Amortization Certificates. Typically, the Support Certificates for the applicable Series of Certificates generally will represent a smaller percentage of the Class of Scheduled Amortization Certificates than Support Certificates generally would represent in relation to a Class of Planned Amortization Certificates or Targeted Amortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to weighted average life volatility as a result of prepayments than a Class of Support Certificates but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

“Senior Certificates” are Certificates that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

“Sequential Pay Certificates” are Certificates that are entitled to receive principal payments in a prescribed sequence, that do not have a predetermined principal balance schedule and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until they are retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay Classes. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Certificates may be identified as a Class of Sequential Pay Certificates.

“Subordinated Certificates” are Certificates that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and Classes of Subordinated Certificates with higher priority of distributions, if any, have received their full principal and interest entitlements.

“Super Senior Certificates” are Senior Certificates that will not bear their share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more other specified Classes of Senior Certificates are outstanding.

“Super Senior Support Certificates” are Senior Certificates that bear certain losses allocated to one or more Classes of Super Senior Certificates after the Classes of Subordinated Certificates are no longer outstanding.

“Targeted Amortization Certificates” (also sometimes referred to as “TAC Certificates”) are Certificates that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of Certificates.

Interest Types

“Accrual Certificates” are Certificates that accrete the amount of accrued interest otherwise distributable on such Certificates, which amount will be added as principal to the principal balance of such Certificates on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Certificates are retired.

“Fixed Rate Certificates” are Certificates with an interest rate that is fixed throughout the life of the Class.

“Floating Rate Certificates” are Certificates with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

“Interest Only Certificates” are Certificates that are entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Certificates. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

“Inverse Floating Rate Certificates” are Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

“Principal Only Certificates” are Certificates that do not bear interest and are entitled to receive only distributions in respect of principal.

“Step Coupon Certificates” are Certificates with a fixed interest rate that is reduced or increased to a different fixed rate after a specified period of time. The difference between the initial interest rate and the subsequent interest rate may be supported by a reserve fund established on the Closing Date.

“Variable Rate Certificates” are Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Pass-Through Rates Based on LIBOR

General

The index used to determine the Pass-Through Rates for Floating Rate and Inverse Floating-Rate Certificates will be set forth in the related prospectus supplement. The index used may be the London interbank offered rate quotation for one-month U.S. dollar deposits (“LIBOR”).

The Pass-Through Rates based on LIBOR for an Interest Accrual Period for Floating Rate and Inverse Floating Rate Certificates after the initial Interest Accrual Period will be determined on the second LIBOR Business Day preceding the commencement of each Interest Accrual Period (each, a “Rate Determination Date”). A “LIBOR Business Day” is a day on which banks are open for dealing in foreign currency and exchange in London, New York and the city in which the corporate trust office of the Trustee is located.

Determination of LIBOR

On each Rate Determination Date, the Trustee will determine LIBOR for the succeeding Interest Accrual Period for the Floating Rate and Inverse Floating Rate Certificates of a Series on the basis of the British Banker’s Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lower rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used therein, “Telerate page 3750” means the display designated as page 3750 on the Moneyline Telerate Service.

If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph. LIBOR for the next Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of  1/16%) of the one-month U.S. dollar lending rate that the banks set forth in the Pooling and Servicing Agreement are quoting on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. lending rate that the banks set forth in the Pooling and Servicing Agreement are quoting on such Rate Determination Date to leading European banks.

If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or in the case of the first Rate Determination Date, the rate specified in the Pooling and Servicing Agreement.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rates applicable to the Floating Rate and Inverse Floating Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable prospectus supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

Limited Guarantee

If so specified in the prospectus supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond

If so specified in the prospectus supplement with respect to a Series of Certificates credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit

Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the prospectus supplement relating to such Series.

Pool Insurance Policies

If so specified in the prospectus supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Reserve Fund

If so specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a “Reserve Fund”) for such Series.

The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable prospectus supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable prospectus supplement.

Cross Support

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable prospectus supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

The prospectus supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See “The Trust Estates.” The prospectus supplement for a Series will also specify the initial Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable prospectus supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut- Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield with respect to Prepayments in Full, the Master Servicer will be obligated, on or before each Distribution Date, to pay Compensating Interest. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered as provided in the related prospectus supplement. See “Description of the Certificates — Distributions to Certificateholders — Distributions of Interest.”

A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors’ housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors’ net equity in the properties securing the mortgage loans, including the use of second or “home equity” mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See “Servicing of the Mortgage Loans—Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

Prepayments on the Mortgage Loans are also affected by the obligation or right of the Seller, Servicer or other party specified in the applicable prospectus supplement to repurchase or purchase certain or all of the Mortgage Loans under certain circumstances. The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” and “—Optional Purchases.” In addition, if so specified in the applicable prospectus supplement, the Seller or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such prospectus supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a “qualified liquidation,” as defined in Code Section 860F(a)(4)(A). See “The Pooling and Servicing Agreement—Termination; Optional Purchase of Mortgage Loans.”

Refinancings

At the request of the mortgagor, a Servicer, including Wells Fargo Bank, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also modify the payment terms of a defaulted Mortgage Loan or encourage selling a Mortgaged Property securing a defaulted Mortgage Loan for less than the unpaid principal balance of such Mortgage Loan.

Wells Fargo Bank has a retention program applicable to its servicing portfolio. Provided the borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may agree to refinance the mortgage loan in order to reduce the borrower’s mortgage interest rate, through the extension of a replacement loan or the execution of a modification agreement, without the application of any significant new borrower credit or property underwriting standards. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting; Retention Program Standards.” The streamlined procedures, minimal borrower cost and the absence of significant underwriting standards associated with this retention program may result in an increase in the number of Mortgage Loans eligible for refinancing and a narrowing of the interest rate differential that may otherwise need to exist before a refinancing is practical and economic for the borrower. These factors, together with increased borrower sophistication in general regarding the benefits of refinancing may also result in a significant increase in the rate of prepayments on the Mortgage Loans. In addition, the success of Wells Fargo Bank over time in attracting borrowers to its retention program who are current in their mortgage payment obligations may result in a higher proportion of Mortgage Loans not eligible for such program remaining in the Trust Estate, thereby increasing the relative percentage of delinquent Mortgage Loans in such Trust Estate.

SERVICING OF THE MORTGAGE LOANS

The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the registration statement of which this prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable prospectus supplement.

The Master Servicer

The master servicer (the “Master Servicer”) with respect to each Series of Certificates will be Wells Fargo Bank. See “Wells Fargo Bank.” The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under “—The Servicers”; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading “Servicing of Mortgage Loans—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer (other than Wells Fargo Bank). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer will be entitled to retain Liquidation Profits as additional master servicing compensation to the extent a Servicer is not entitled to retain such amounts as additional servicing compensation under the applicable Underlying Servicing Agreement. The Master Servicer may subcontract with any entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor’s performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See “Certain Matters Regarding the Master Servicer.”

The Master Servicer will be required to pay certain expenses incurred in connection with the administration of the Trust Estate, which will generally include, except as otherwise set forth in the related prospectus supplement, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of any custodian, the fees of the Trustee, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

The Servicers

For each Series, Wells Fargo Bank and, if specified in the applicable prospectus supplement, one or more other servicers (each, a “Servicer”) will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements with the Seller or an affiliate thereof (each, an “Underlying Servicing Agreement”). The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will perform a review of the Servicer that includes minimum net worth requirements, servicing experience, errors and omissions and fidelity bond coverage and other standards to be set forth in the applicable Underlying Servicing Agreement. In addition, the Master Servicer’s mortgage servicing personnel will review the Servicer’s servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor the compliance of the Servicer according to the Underlying Servicing Agreement on an annual basis.

The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer (other than Wells Fargo Bank), the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be Wells Fargo Bank) to assume the servicing obligations of the terminated Servicer. The Master Servicer’s obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan. Upon the termination of Wells Fargo Bank as Servicer, the Trustee will appoint a successor. See “—Servicer Defaults” below.

Payments on Mortgage Loans

The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the “Certificate Account”). Such account may be established at Wells Fargo Bank or an affiliate thereof. Each such account must be maintained with a depository institution (“Depository”) either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the “FDIC”), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer may be required to establish and maintain one or more accounts (collectively, the “Servicer Custodial Account”) into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each required Servicer Custodial Account must generally be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such eligible account, an “Eligible Custodial Account”) and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates for which Wells Fargo Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series. Notwithstanding the foregoing, Wells Fargo Bank will be permitted to commingle funds in its Servicer Custodial Account with its general assets until such time as such funds are required to be remitted to the Certificate Account for so long as (i) a master guarantee of Wells Fargo Bank’s remittance obligation has been issued by its parent, Wells Fargo & Company (“Wells Fargo”) for the benefit of the Certificateholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any Class of Certificates by the Rating Agencies or result in any rated Class of Certificates being placed on credit review status by the Rating Agencies.

The “Remittance Date” with respect to any Distribution Date generally will be (i) for any Mortgage Loan serviced by a Servicer other than Wells Fargo Bank, the 18th day of each month, or if any such day is not a business day, the preceding business day and (ii) for any Mortgage Loan serviced by Wells Fargo Bank, the 24th day of each month, or if any such day is not a business day, the preceding business day.

Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the first Remittance Date any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Servicer Custodial Account on receipt and on the Remittance Date will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (a) payments due on or before the Cut-Off Date, (b) amounts held for future distribution, (c) amounts representing certain expenses reimbursable to the Servicer, (d) amounts representing reimbursements for Periodic Advances made by the Servicer, (e) amounts representing additional servicing compensation and (f) any other amounts permitted to be retained by the Servicer pursuant to the applicable Underlying Servicing Agreement):

(i)  all payments on account of principal, including prepayments, and interest;

(ii)  all Liquidation Proceeds less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

(iii)  all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

(iv)  all Periodic Advances made by the Servicer;

(v)  all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

(vi)  all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

(vii)  all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account.

Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default or as otherwise required by the Pooling and Servicing Agreement not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Master Servicer. Prior to each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Paying Agent for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies (“Eligible Investments”) maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Servicer Custodial Account are not sufficient therefor):

(i)  to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

(ii)  to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

(iii)  to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable prospectus supplement; and to pay to the owner thereof any Fixed Retained Yield;

(iv)  to reimburse itself or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

(v)  to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

(vi)  to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

(vii)  to pay to itself, the Servicer and the Trustee from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

(viii) to remit funds to the Paying Agent;

(ix)  to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

(x)  to clear and terminate the Certificate Account.

A paying agent (the “Paying Agent”), which may be the Trustee, may be appointed pursuant to the Pooling and Servicing Agreement to make distributions on behalf of the Trustee to Certificateholders of a Series. The Master Servicer may remove or replace the Paying Agent. The Master Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

The Trustee will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

(1)  hold all amounts deposited with it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

(2)  give the Trustee notice of any default by the Master Servicer in the making of such deposit; and

(3)  at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Periodic Advances and Limitations Thereon

Generally each Servicer will be required to make (i) advances to cover delinquent payments of principal and interest (a “Periodic Advance”) on such Mortgage Loan and (ii) other advances of cash (“Other Advances” and, collectively with Periodic Advances, “Advances”) to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, other than Wells Fargo Bank, the Master Servicer may, and upon default by Wells Fargo Bank the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it. In addition, if under the terms of an Underlying Servicing Agreement, the applicable Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, may be required to make the Periodic Advances during the period the Servicer is not required to do so. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable prospectus supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

PMI Advances

If a Servicer has recovered all Liquidation Proceeds with respect to a Mortgage Loan other than amounts it expects to receive from a primary mortgage insurer, the Servicer may, if the applicable Underlying Servicing Agreement so provides, advance the amount expected to be received from the primary mortgage insurer (a “PMI Advance”). If a PMI Advance is made, the Mortgage Loan will be considered a Liquidated Loan and the PMI Advance will be considered a part of the Liquidation Proceeds. The Servicer will be entitled to reimbursement for the PMI Advance from the amounts received from the primary mortgage insurer. In the event that the amount received from the primary mortgage insurer is less than the related PMI Advance, the Servicer will be entitled to recover the amount of the unreimbursed PMI Advance from any other funds on deposit in the applicable Servicer Custodial Account.

Collection and Other Servicing Procedures

Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for a period conforming to acceptable servicing practices (or such shorter period provided by the Underlying Servicing Agreement) provided that such period will not result in a “significant modification” of the Mortgage Loan under the REMIC provisions.

Under each Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a “Servicing Account”) in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

With respect to each Mortgage Loan, the applicable Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, if any, unless (i) such exercise is not permissible under applicable law; (ii) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer’s judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer’s consent to such exercise; or (iii) in the case of a Mortgage Loan having an adjustable interest rate, (a) the mortgagor causes to be submitted to the Servicer information required by the Servicer to evaluate the intended transferee as if a new loan were being made to the transferee; and (b) the Servicer reasonably determines that the Servicer’s security will not be impaired by the loan assumption and that the risk of a breach of any covenant or agreement in the Mortgage Note or the Mortgage is acceptable to the Servicer. In any case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

Each Servicer is obligated under the applicable Underlying Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. In addition, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets Wells Fargo Bank’s applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. A Servicer may permit the capitalization of the interest portion of unreimbursed Periodic Advances and the amount of any unreimbursed Other Advances previously made by the Servicer in connection with the modification of a delinquent Mortgage Loan. The Servicer will be entitled to retain the portions of any modified monthly payment subsequently made by the borrower which represent (i) the amount so capitalized together with interest thereon and (ii) the principal portion of Periodic Advances unreimbursed to the Servicer as of the date of the modification, together with interest thereon. In the event of a subsequent uncured default by the borrower under the related modification agreement, the Servicer will be entitled to recover, from Liquidation Proceeds on the related Mortgage Loan, the amount of all its Periodic Advances and/or Other Advances, including those that were capitalized at the time of the modification, without interest on such advances except to the extent previously paid by the borrower. See also “The Pooling and Servicing Agreement—Optional Purchases,” above, with respect to the Seller’s right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage selling a Mortgaged Property securing a defaulted Mortgage Loan for less than the unpaid principal balance of such Mortgage Loan. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the Underlying Servicing Agreement to take into account the interests of the borrower.

In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

Wells Fargo Bank will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.” If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See “Certain Federal Income Tax Consequences.”

Modification of Mortgage Loans

The Servicer may modify a Mortgage Loan which is in default or as to which default is reasonably foreseeable, as provided under “—Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans.” The Servicer

may also make other modifications with the consent of the Master Servicer if an opinion of counsel is delivered to the Trustee to the effect that such modification will not give rise to a new debt instrument for federal income tax purposes. However, no opinion is required to be delivered in connection with the reamortization of a Mortgage Loan over the remaining original term after the outstanding principal balance of the Mortgage Loan has been reduced by a Curtailment.

Insurance Policies

Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a “Standard Hazard Insurance Policy”). The Underlying Servicing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Wells Fargo Bank does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The prospectus supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Wells Fargo Bank as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than Wells Fargo Bank, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to Wells Fargo Bank as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by Wells Fargo Bank as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or Liquidation Profits or otherwise will be retained by the Servicers, to the extent specified in the Underlying Servicing Agreement.

Generally, each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property, for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) or for certain property inspection expenses for defaulted Mortgage Loans or Mortgaged Properties owned by the Trust and of certain losses against which it is indemnified by the Trust Estate.

As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Underlying Servicing Agreement, an Officer’s Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer’s Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer’s Certificate stating that such officer has received, with respect to each Servicer, the Officer’s Certificate and accountant’s statement described in the preceding paragraph, and, that on the basis of such officer’s review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Changes in Servicing

Changes in Timing of Remittances of Unscheduled Principal Receipts in Full and Elimination of Month End Interest.    The Pooling and Servicing Agreement for each Series will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder or the Trustee, require Wells Fargo Bank as Servicer under the related Underlying Servicing Agreement to, or enter into an amendment to any applicable Underlying Servicing Agreement to require any other Servicer to, remit Unscheduled Principal Receipts in full to the Master Servicer for deposit into the Certificate Account daily on a specified business day following receipt thereof (to the extent such other Servicer is not currently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the following Remittance Date. Further, the Pooling and Servicing Agreement for each Series will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder or the Trustee, require Wells Fargo Bank or any successor thereto under the applicable Underlying Servicing Agreement to make remittances to the Certificate Account (other than any remittances which are required to be made daily) on the 18th day of each month, or if such 18th day is not a business day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

Changes in Unscheduled Principal Receipt Period.    The Pooling and Servicing Agreement for each Series will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder or the Trustee, (i) direct Wells Fargo Bank, as Servicer under the related Underlying Servicing Agreement to change the Unscheduled Principal Receipt Period for the Type 2 Loans (to achieve consistency with the Type 1 Loans) to a Mid-Month Receipt Period and (ii) make any conforming changes incident thereto.

Changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. However, no assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

Servicer Defaults

The Master Servicer, or if Wells Fargo Bank is the Servicer or the Underlying Servicing Agreement so provides, the Trustee will have the right pursuant to the Underlying Servicing Agreements to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) in the case of a Servicer other than Wells Fargo Bank, the Master Servicer shall assume certain of the Servicer’s servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon”), until such time as a successor servicer is appointed. In the event of the transfer of servicing to the Master Servicer, the Master Servicer will be entitled to reimbursement for the costs and expenses associated with the transfer. To the extent the terminated Servicer does not reimburse the Master Servicer, the Master Servicer is entitled to reimbursement out of the Certificate Account which may result in a loss to the Certificates of the related Series. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses”.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series, except (i) upon the appointment of a successor and the receipt by the Trustee of a letter from each Rating Agency rating the affected Series of Certificates that its resignation and the appointment of a successor will not result in a downgrade of such Certificates or (ii) upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default.”

The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency’s rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

The Seller will have acquired the Mortgage Loans included in each Trust Estate from Wells Fargo Bank pursuant to an agreement (the “Wells Fargo Bank Sale Agreement”). In connection with the conveyance of the Mortgage Loans to the Seller, Wells Fargo Bank will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller’s representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to Wells Fargo Bank; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty Wells Fargo Bank has made to the Seller, if Wells Fargo Bank cannot deliver such document or cure such defect or breach within 60 days after notice thereof. In the event of a breach of a representation or warranty, generally there is no obligation to repurchase the affected Mortgage Loan or substitute a new Mortgage Loan therefor unless the breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller’s performance of its limited obligation to repurchase or substitute for Mortgage Loans. See “The Mortgage Loan Programs—Representations and Warranties.”

At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.” The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, consolidation, modification or conversion to fixed interest rate agreement and, a mortgage assignment in recordable form (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable prospectus supplement, to a custodian. Unless otherwise required by the Rating Agencies, assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded in any jurisdiction, but will be delivered to the Trustee (or a custodian indicated in the related prospectus supplement) in recordable form, so that they can be recorded in the event recordation is necessary in connection with the servicing of a Mortgage Loan.

Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee or custodian will hold all Mortgage Loan documents delivered to it in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach (other than certain breaches with respect to the principal balance of a Mortgage Loan) materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury (“Treasury Regulations”) shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Net Mortgage Interest Rate different than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Net Mortgage Interest Rate equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller’s representations and warranties.

The “Scheduled Principal Balance” of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts (net of unreimbursed Periodic Advances, if applicable) received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs or any Deficient Valuations occurring during the period corresponding to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such preceding Distribution Date.

If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee’s agent under a custodial agreement.

Optional Substitutions

To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller may, for any reason and at its option, during the three month period beginning with the date of initial issuance of the Certificates of a Series, substitute new Mortgage Loans for any Mortgage Loans originally included in the related Trust Estate. Any such substitution will be made in accordance with the criteria set forth above under “—Assignment of Mortgage Loans to the Trustee.”

Optional Purchases

To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party’s option, repurchase (i) any Mortgage Loan which is in default during the one or more thirty-day periods specified in the Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to Wells Fargo Bank regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon.

Reports to Certificateholders

Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee or other Paying Agent will make available via the internet to Certificateholders of record of such Series a Monthly Report setting forth the following information, if applicable:

(i)  the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

(ii)  the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

(iii)  the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

(iv)  the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

(v)  to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

(a)  the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

(b)  the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(vi)  in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

(vii)  the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if any, as of the close of business on such Distribution Date;

(viii)  the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

(ix)  the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

(x)  the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Administrative Matters.”

List of Certificateholders

The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates (“Voting Interests”) aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests and (iii) the Master Servicer becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

Rights Upon Event of Default

So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 66 2/3% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer’s right to recovery of the aggregate Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder of a Series, solely by virtue of such holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the related prospectus supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates,” (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. Notwithstanding the foregoing, such action described in clause (iv) or (vii) will not be considered to adversely affect in any material respect the interest of Certificateholders and no opinion of counsel to that effect will be required if each Rating Agency rating the Certificates states in writing that such action would not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

If so provided in the applicable prospectus supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Seller, Wells Fargo Bank or such other party as is specified in the applicable prospectus supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price generally equal to the sum of (a) the unpaid principal balance of each Mortgage Loan plus (b) the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate (“REO Property”)) in the Trust Estate plus accrued and unpaid interest. However, for so long as the purchasing party is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the purchasing party may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a “qualified liquidation” as defined in Code Section 860F(a)(4)(A) and, if the Trust Estate is liquidated other than in the manner specified in the Pooling and Servicing Agreement, the receipt by the Trustee of an opinion of counsel or other evidence that such other liquidation method will not (i) result in the imposition of a tax on “prohibited transactions” under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable prospectus supplement.

The Trustee

The trustee under each Pooling and Servicing Agreement (the “Trustee”) will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates. With respect to certain Series of Certificates, a trust administrator will perform certain duties and functions normally performed by the Trustee. Any trust administrator will be a party to the Pooling and Servicing Agreement and will be named in the applicable prospectus supplement. Any trust administrator will have obligations and rights similar to the Trustee as described herein.

The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee’s and any such successor trustee’s separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

The Pooling and Servicing Agreement will provide that the Trustee will be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made by it in accordance with the provisions of the Pooling and Servicing Agreement except (i) for any such expense, disbursement or advance arising from the Trustee’s gross negligence, bad faith or willful misconduct and (ii) for any expenses incurred by the Trustee in the ordinary course of its duties. Any loss to the Trust Estate as a result of such reimbursement will be allocated first to the Subordinated Certificates of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

Special Servicing Agreements

The Pooling and Servicing Agreement for a Series may permit the Master Servicer at the direction of the Seller to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in one or more Classes of Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder’s direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Foreclosure on Shares of Cooperatives

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.” A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI”). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a Mortgage Loan upon application of the Mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a Mortgage Loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has enacted legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator,” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA, rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified certain activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, Wells Fargo Bank nor the Wells Fargo Affiliates have made such evaluations prior to the origination of the Mortgage Loans, nor does Wells Fargo Bank or the Wells Fargo Affiliates require that such evaluations be made by originators who have sold the Mortgage Loans to Wells Fargo Bank. Neither the Seller nor Wells Fargo Bank is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See “The Mortgage Loan Programs—Representations and Warranties” and “Servicing of the Mortgage Loans—Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans” above.

“Due-on-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) which purports to preempt state laws which prohibit the enforcement of “due-on-sale” clauses by providing among other matters, that “due-on-sale” clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. “Due-on-sale” clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (“OTS”), as successor to the Federal Home Loan Bank Board (“FHLBB”), which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn Act created a limited exemption from its general rule of enforceability for “due-on-sale” clauses in certain mortgage loans (“Window Period Loans”) which were originated by non-federal lenders and made or assumed in certain states (“Window Period States”) during the period, prior to October 15, 1982, in which that state prohibited the enforcement of “due-on-sale” clauses by constitutional provision, statute or statewide court decision (the “Window Period”). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of “due-on-sale” clauses in Window Period Loans, “due-on-sale” clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of “due-on-sale” clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a “due-on-sale” clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See “Prepayment and Yield Considerations.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.”

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN REGULATORY MATTERS

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank or its operating subsidiaries constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank and its subsidiaries. If the OCC, which has primary regulatory authority over Wells Fargo Bank and any other Servicer which is a bank or a bank’s operating subsidiary, or any other federal bank regulatory authority, which has primary regulatory authority over any other Servicer, were to find that any obligation of Wells Fargo Bank as Master Servicer or Servicer or such other Servicer under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other agreement or any activity of the Wells Fargo Bank as Master Servicer or Servicer or such other Servicer constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to such entities, the OCC or other applicable federal regulatory authority could order Wells Fargo Bank as Master Servicer or Servicer or such other Servicer, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the Seller does not believe that the OCC would consider, with respect to any Series, (i) provisions relating to the Master Servicer acting as master servicer under the related Pooling and Servicing Agreement or an Underlying Servicing Agreement, (ii) provisions relating to Wells Fargo Bank or such other Servicer acting as a servicer under the applicable Underlying Servicing Agreement, (iii) the payment or amount of the Master Servicing Fee payable to the Master Servicer or the Servicing Fee payable to Wells Fargo Bank as Servicer or such other Servicer or (iv) any other obligation of Wells Fargo Bank as Master Servicer or Servicer or such other Servicer under the related Pooling and Servicing Agreement or Underlying Servicing Agreement, to be unsafe or unsound or violative of any law, rule or regulation applicable to such entities, there can be no assurance that the OCC or any other applicable federal regulatory authority in the future would not conclude otherwise. If the OCC or any other applicable federal regulatory authority did reach such a conclusion, and ordered Wells Fargo Bank as Master Servicer or Servicer or such other Servicer to rescind or amend any such agreements, distributions on Certificates of the related Series could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more Classes of “Regular Certificates” and one Class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Seller, has advised the Seller that in the firm’s opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is .. . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by a regulated investment company will not constitute “Government securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Cadwalader, Wickersham & Taft LLP, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a “Non-Pro Rata Certificate”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

The Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the related capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its Residual Holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Market Discount.    The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certificates—Market Discount.”

Premium.    Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates— Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors —Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b) (1)	the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(2)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and

(3)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under “—Disqualified Organizations.” Unless otherwise indicated in the applicable prospectus supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

A Residual Certificate may not be purchased by or transferred to any person that is not a “U.S. Person,” unless (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder’s Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Internal Revenue Service has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below) will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10-percent shareholder” (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation, is not provided, 30% withholding will apply. The term “Non-U.S. Person” means any person who is not a U.S. Person. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates

as to Which No REMIC Election Is Made

General

In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as “Stripped Certificates,” the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Characterization of Servicing Fees.” Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder’s method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, except as described below with respect to Stripped Certificates:

1.  A Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans. . .secured by an interest in real property which is. . .residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

2.  A Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.  A Certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder’s investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Certificates” below regarding original issue discount on Stripped Certificates.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

Market Discount

Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the Internal Revenue Service’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder’s cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as “Stripped Certificates.” The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Recharacterization of Servicing Fees” above), and (iii) a Class of Certificates are issued in two or more Classes representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See “—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount.    Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Reportable Transactions

Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.” Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the Certificates.

Taxation of Certain Foreign Investors

To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on those employee benefit plans to which it applies (“Plans”) and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an “IRA”) is regarded as a fiduciary and the IRA as a Plan.

Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction exemption such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

General

In accordance with ERISA’s general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in “Prepayment and Yield Considerations” herein.

Parties in Interest/Disqualified Persons

Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). The Seller, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master Servicer, any Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

Delegation of Fiduciary Duty

Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan’s investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term “plan assets.”

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a Certificate) in such an entity.

Certain exceptions are provided in the Regulations whereby an investing Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of any class of equity interests is held by “benefit plan investors,” which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), and any entity whose assets include “plan assets” by reason of benefit plan investment in such entity; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

Administrative Exemptions

Individual Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an “Underwriter Exemption”) which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter Exemption might be applicable to a Series of Certificates, the applicable prospectus supplement will refer to such possibility.

Among the conditions that must be satisfied for an Underwriter Exemption to apply are the following:

(1)  The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)  The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”);

(3)  The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than any underwriter;

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5)  The Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Trust Estate must also meet the following requirements:

(i)  the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

(ii)  certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Certificates; and

(iii)  certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Certificates.

If the conditions to an Underwriter Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

Moreover, an Underwriter Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate containing Mortgage Loans on which the fiduciary (or its affiliate) is an obligor provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

An Underwriter Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, the Servicer, any insurer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the “Restricted Group”).

It should be noted that in promulgating the Underwriter Exemptions, the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Certificates in the applicable Series.

PTE 83-1

Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts (“PTE 83-1”) permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan’s assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

The term “mortgage pool pass-through certificate” is defined in PTE 83-1 as “a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.” It appears that, for purposes of PTE 83-1, the term “mortgage pool pass-through certificate” would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

PTE 83-1 sets forth “general conditions” and “specific conditions” to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Certificates in the applicable Series.

Exempt Plans

Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the provisions of ERISA or the Code discussed above.

Unrelated Business Taxable Income—Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under the caption “Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

The sale of Certificates to a Plan is in no respect a representation by the Seller or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the applicable prospectus supplement, certain Classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only Classes of Certificates which will qualify as “mortgage related securities” will be those that (i) are rated in one of the two highest rating categories by at least one Rating Agency, and (ii) are part of a Series evidencing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those Classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivative Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the

Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable prospectus supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of the Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

1.  By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

2.  By placements by the Seller or its affiliates with investors through dealers; and

3.  By direct placements by the Seller or its affiliates with investors.

If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefore. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the prospectus supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller, and, if specified in the applicable prospectus supplement, Wells Fargo Bank, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

The prospectus supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller or its affiliates and dealers and/or the Seller or its affiliates and purchasers of Certificates of such Series.

Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Seller (in the case of affiliates) or underwriter or underwriters at a price specified or described in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser’s offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from Wells Fargo Bank. It is expected that Wells Fargo Bank will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP, New York.

RATING

It is a condition to the issuance of the Certificates of any Series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (a “Rating Agency”).

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

REPORTS TO CERTIFICATEHOLDERS

The Master Servicer will prepare, and the Trustee or other Paying Agent appointed for each Series will make available via the internet to the Certificateholders of each Series, statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable prospectus supplement for such Series (the “Monthly Reports”). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. See “The Pooling and Servicing Agreement—Reports to Certificateholders.”

The Seller intends to make the information contained in the Monthly Reports available via the internet, facsimile and CD-ROM through SecuritiesLink® Investor Information Services (“SecuritiesLink®”). On occasion, information may be available to any interested investor through SecuritiesLink® up to two business days prior to the related Distribution Date, and in that event prior to the delivery of the Monthly Reports by the Trustee or other Paying Agent to Certificateholders. The Seller also intends to make available to any interested investor through SecuritiesLink® certain additional information not contained in the Monthly Reports, including loss severity data with respect to the Mortgage Loans underlying the Certificates. For further information, please contact SecuritiesLink® at 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See “Servicing of the Mortgage Loans—Evidence as to Compliance.” Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or the Master Servicer c/o Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Securities Administration Services Manager.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement and Other Materials Filed With the Securities and Exchange Commission

The Seller filed a registration statement relating to the Certificates with the Securities and Exchange Commission (“SEC” or the “Commission”). This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any other materials the Seller files with the Commission may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Commission’s Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

Detailed Information Relating to the Mortgage Loans of a Series

The Seller intends to offer by subscription through SecuritiesLink® detailed mortgage loan information in machine readable format updated on a monthly basis (the “Detailed Information”) with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the “The Bloomberg®” service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact SecuritiesLink® at 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Seller to “incorporate by reference” information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby.

As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Master Servicer at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number (410) 884-2000.

INDEX OF SIGNIFICANT DEFINITIONS

Term	Page
15-Year Fixed-Rate Loans	24
30-Year Fixed-Rate Loans	24
30-Year Fixed-Rate Non-Relocation Loans	24
1986 Act	73
1998 Policy Statement	98
Accretion Directed Certificates	39
Accrual Certificates	36
Additional Collateral	15
Additional Collateral Pledged Asset Mortgage Loans	15
Adjustable Rate Loans	24
Advances	49
ALTA	22
Asset Conservation Act	68
Available Master Servicing Compensation	36
Balloon Loans	15
Balloon Period	15
Bankruptcy Code	65
Bankruptcy Loss	38
Bankruptcy Loss Amount	38
BBA	41
Beneficial Owner	29
Book-Entry Certificates	29
Buy-Down Fund	15
Buy-Down Loans	15
Cash Flow Agreement	17
Cede	29
CERCLA	67
Certificate Account	47
Certificateholder	29
Certificates	28
Class	28
Cleanup Costs	67
Clearstream	30
Clearstream Participants	30
Code	71
Commission	101
Companion Certificates	39
Compensating Interest	36
Component	39
Component Certificates	39
contract underwriters	19
cooperatives	12
Correspondents	18
Curtailment Interest Shortfalls	37
Curtailments	37
Cut-Off Date	34
Debt Service Reduction	38
Deferred Interest	14
Deficient Valuation	38
Definitive Certificates	28
Delegated Underwriting	19
Department	95
Depository	47

Term	Page
Detailed Information	101
Determination Date	34
Disqualified Organization	83
Distribution Date	34
DTC	29
DTC Participants	29
Due Date	13
EDGAR	101
electing large partnership	83
Eligible Custodial Account	47
Eligible Investments	48
ERISA	94
Euroclear	30
Euroclear Operator	31
Euroclear Participants	30
European Depositaries	29
Excess Bankruptcy Losses	38
Excess Fraud Losses	38
Excess Special Hazard Losses	38
FDIC	47
FFIEC	99
FHLBB	69
FICO Score	19
Financial Intermediary	29
Fitch	96
Fixed Rate Certificates	40
Fixed-Rate Loans	24
Fixed-Rate Non-Relocation Loans	24
Fixed Retained Yield	35
Floating Rate Certificates	40
Fraud Loss	38
Fraud Loss Amount	38
Garn Act	69
Government securities	72
Graduated Pay Mortgage Loans	14
Growing Equity Mortgage Loans	14
holder	29
Home Asset ManagementSM Account Loan	21
HOPA	66
Indirect Participants	29
Interest Accrual Period	36
Interest Only Certificates	40
Interest Settlement Rate	41
intermediary	87
Inverse Floating Rate Certificates	40
IRA	94
Joint Ventures	18
LIBOR	41
LIBOR Business Day	41
Limited Purpose Surety Bond	16
Liquidated Loan	38
Liquidated Loan Loss	38
Liquidation Proceeds	35
Liquidation Profits	35

Term	Page
Loan Stores	18
Loan-to-Value Ratio	21
LOC	15
LOC Pledged Asset Mortgage Loans	16
Lockout Certificates	39
Mark to Market Regulations	85
Master Servicer	46
Master Servicing Fee	35
Maximum Amount	16
MERS	57
Mid-Month Receipt Period	35
Month End Interest	36
Monthly Reports	100
Moody’s	96
Mortgage Interest Rate	35
Mortgage Loans	12
Mortgage Notes	12
Mortgage Score	19
Mortgaged Properties	12
Mortgages	12
NCUA	98
Net Mortgage Interest Rate	35
Net Partial Liquidation Proceeds	35
noneconomic residual interest	83
Non-Pro Rata Certificate	74
Non-SMMEA Certificates	98
Non-U.S. Person	87
Notional Amount Certificates	39
OCC	98
OID Regulations	74
Other Advances	49
OTS	69
PAC I	39
PAC II	39
PAC Certificates	39
Partial Liquidation Proceeds	35
Participants	29
Pass-Through Certificates	39
Pass-Through Entity	83
Pass-Through Rate	36
Paying Agent	49
PCBs	67
Percentage Interest	34
Periodic Advance	49
Planned Amortization Certificates	39
Plans	94
Pledged Asset Mortgage Loans	16
Pledged Value	16
PMI	66
PMI Advance	50
Pool Distribution Amount	34
Pooling and Servicing Agreement	28
Prepayment Assumption	75
Prepayment Interest Shortfalls	36
Prepayments in Full	36
Principal Only Certificates	40

Term	Page
Prior Month Receipt Period	35
PTE 83-1	97
qualified intermediary	87
Rate Determination Date	41
Rating Agency	100
Ratio Strip Certificates	39
RCRA	68
Realized Loss	38
Recovery	35
Regular Certificateholder	74
Regular Certificates	28
Regulations	95
Relevant Depositary	29
Relief Act	67
Relocation Mortgage Loans	24
REMIC	71
REMIC Certificates	71
REMIC Pool	71
REMIC Regulations	71
Remittance Date	48
REO Property	61
Reserve Fund	42
Reserve Interest Rate	41
Residual Certificates	28
Residual Holders	79
Restricted Group	96
retention program	19
Rules	29
S&P	96
Scheduled Amortization Certificates	39
Scheduled Certificates	39
Scheduled Principal Balance	58
SEC	101
Securities Act	96
SecuritiesLink®	100
Seller	17
Senior Certificates	40
Sequential Pay Certificates	40
Series	28
Servicer	46
Servicer Custodial Account	47
Servicing Account	50
Servicing Fee	35
SMMEA	98
Special Hazard Loss	38
Special Hazard Loss Amount	38
Standard Hazard Insurance Policy	53
Startup Day	72
Step Coupon Certificates	41
Stripped Certificateholder	93
Stripped Certificates	91
Subordinated Certificates	40
Subsidy Account	14
Subsidy Loans	14
Subsidy Payments	14

Term	Page
Super Senior Certificates	40
Super Senior Support Certificates	40
Superliens	67
Support Certificates	39
Surety Bond Provider	16
TAC Certificates	40
Targeted Amortization Certificates	40
Telerate page 3750	41
Terms and Conditions	31
Texas Home Equity Laws	67
Tiered Payment Mortgage Loans	14
Title V	70
Treasury Regulations	57
Trust	28
Trust Estate	12
Trustee	61
Trustee Fee	35
Type 1 Loans	35

Term	Page
Type 2 Loans	35
U.S. Person	85
UCC	64
Underlying Servicing Agreement	46
Underwriter Exemption	96
Unscheduled Principal Receipt Period	35
Unscheduled Principal Receipts	34
UST	68
Variable Rate Certificates	41
Voting Interests	59
Wells Fargo	47
Wells Fargo Affiliates	17
Wells Fargo Bank	17
Wells Fargo Bank Sale Agreement	56
Window Period	69
Window Period Loans	69
Window Period States	69

Wells Fargo Mortgage Backed Securities 2005-AR16 Trust

Issuer

Seller

$3,720,418,100

(Approximate)

Mortgage Pass-Through

Certificates, Series 2005-AR16

PROSPECTUS SUPPLEMENT

UBS Investment Bank

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Seller does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

September 16, 2005